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                          STOCK PURCHASE AGREEMENT AND
                          AGREEMENT AND PLAN OF MERGER

                                      among

                          SARATOGA BEVERAGE GROUP, INC.

                         NCP-SBG RECAPITALIZATION CORP.


                                       and

                                  NCP-SBG, L.P.





                           Dated as of January 5, 2000







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                                TABLE OF CONTENTS

Section                                                                                               Page
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
                                   ARTICLE I

                         MERGER; PURCHASE OF SHARES

1.1  Merger; Purchase of Shares..........................................................................2
1.2  Issuance of Purchased Shares and Cash Payment.......................................................2
1.3  Conversion or Cancellation of Shares................................................................3
1.4  Exchange of Certificates............................................................................4
1.5  Options; Warrants; 2000 Note........................................................................6
1.6  Dissenting Shares...................................................................................7
1.7  Certificate of Incorporation; By-Laws...............................................................7
1.8  Directors and Officers of the Surviving Corporation.................................................7
1.9  Effective Time......................................................................................8
1.10  Closing............................................................................................8

                                 ARTICLE II

                    REPRESENTATIONS AND WARRANTIES
                             OF THE COMPANY

2.1  Corporate Status, etc...............................................................................8
2.2  Authorization, etc..................................................................................9
2.3  No Conflicts; Consents..............................................................................9
2.4  Capitalization.....................................................................................10
2.5  Investments........................................................................................11
2.6  Undisclosed Liabilities, etc.......................................................................11
2.7  Absence of Changes.................................................................................12
2.8  Tax Matters........................................................................................12
2.9  Assets.............................................................................................14
2.10  Real Property.....................................................................................15
2.11  Material Contracts................................................................................15
2.12  Intellectual Property.............................................................................15
2.13  Insurance.........................................................................................17
2.14  Litigation........................................................................................17
2.15  Compliance with Laws and Instruments..............................................................17
2.16  Environmental Matters.............................................................................18
2.17  Employees, Labor Matters, etc.....................................................................19

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
2.18  Employee Benefit Plans and Related Matters; ERISA.................................................19
2.19  Product Liability.................................................................................21
2.20  Brokers, Finders, etc.............................................................................21
2.21  SEC Reports and Financial Statements..............................................................21
2.22  Proxy Statement; Exchange Act Schedules...........................................................22
2.23  Required Vote by Company Stockholders.............................................................23
2.24  Fairness Opinion..................................................................................23
2.25  Takeover Statutes.................................................................................23
2.26  Substantial Suppliers and Customers...............................................................23

                                      ARTICLE III

                           REPRESENTATIONS AND WARRANTIES
                              OF MERGERCO AND PURCHASER

3.1  Status; Authorization, etc.........................................................................24
3.2  No Conflicts, etc..................................................................................24
3.3  Litigation.........................................................................................25
3.4  Brokers, Finders, etc..............................................................................25
3.5  No Prior Business..................................................................................25
3.6  Financing..........................................................................................25
3.7  Proxy Statement; Exchange Act Schedules............................................................26
3.8  Beneficial Ownership of Shares.....................................................................26

                                    ARTICLE IV

                             COVENANTS OF THE COMPANY

4.1  Conduct of the Business............................................................................26
4.2  No Solicitation....................................................................................27
4.3  Access and Information.............................................................................29
4.4  Further Assurances.................................................................................29

                                   ARTICLE V

                         COVENANTS OF MERGERCO, PURCHASER
                                AND THE COMPANY

5.1  Public Announcements...............................................................................29
5.2  Further Actions....................................................................................29

5.3  Company Stockholder Approval; Proxy Statement......................................................30
5.4  Directors' and Officers' Insurance and Indemnification.............................................32
5.5  Stockholder Litigation.............................................................................33
5.6  Recapitalization...................................................................................33
5.7  Certain Employee Matters...........................................................................33

                                        ARTICLE VI

                                   CONDITIONS PRECEDENT

6.1  Conditions to Obligations of Each Party............................................................34
6.2  Conditions to Obligations of MergerCo and Purchaser................................................35
6.3  Conditions to Obligations of the Company...........................................................37

                                       ARTICLE VII

                                       TERMINATION

7.1  Termination........................................................................................38
7.2  Effect of Termination..............................................................................40

                                       ARTICLE VIII

                                        DEFINITIONS

8.1  Definition of Certain Terms........................................................................40

                                       ARTICLE IX

                                      MISCELLANEOUS

9.2  Expenses...........................................................................................52
9.3  Severability.......................................................................................53
9.4  Notices............................................................................................53
9.5  Entire Agreement...................................................................................54
9.6  Counterparts; Headings.............................................................................55
9.7  Governing Law, etc.................................................................................55
9.8  Binding Effect; No Third Party Beneficiaries.......................................................56
9.9  Assignment.........................................................................................56
9.10  Amendment; Waivers, etc...........................................................................56

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
9.11  Attorneys' Fees...................................................................................57



                                  EXHIBIT INDEX

Exhibit A Form of Amended and Restated Certificate of Incorporation of the
Company

Exhibit B Form of Amended and Restated By-laws of the Company

Exhibit C Form of Stockholders Agreement

Exhibit D Form of Registration Rights Agreement

Exhibit E Form of Employment Agreement

Exhibit F Form of Consulting Agreement

Exhibit G Form of Voting Agreement


                                      ANNEX

Annex A List of Continuing Stockholders; Cashed Out Shares & Rollover Shares

     STOCK PURCHASE AGREEMENT AND AGREEMENT AND PLAN OF MERGER, dated as of January 5, 2000, among NCP-SBG, L.P., a Delaware limited partnership (the "Purchaser"), NCP-SBG Recapitalization Corp., a Delaware corporation ("MergerCo"), and Saratoga Beverage Group, Inc., a Delaware corporation (the "Company"). Capitalized terms used herein have the meanings ascribed in Section 8.1.

                                   WITNESSETH:

     WHEREAS, the Board of Directors of MergerCo has approved, and deems it advisable and in the best interests of the stockholders of MergerCo to participate in the recapitalization (the "Recapitalization") of the Company, upon the terms and subject to the conditions set forth herein;

     WHEREAS, the Board of Directors of the Company, based upon the unanimous recommendation of a special committee of independent directors of the Company (the "Special Committee"), has approved, and deems it advisable and in the best interests of the stockholders of the Company to consummate, the Recapitalization of the Company, upon the terms and subject to the conditions set forth herein;

     WHEREAS, in furtherance of such Recapitalization, the Board of Directors of the Company, based upon the unanimous recommendation of the Special Committee, and the Board of Directors of MergerCo have each approved this Agreement and the merger of MergerCo with and into the Company in accordance with the terms of this Agreement and the Delaware General Corporation Law (the "DGCL");

     WHEREAS, in connection with the Recapitalization, Purchaser desires to purchase and the Company desires to issue and sell to Purchaser shares of common stock of the Company on the terms and conditions set forth in this Agreement; and

     WHEREAS, MergerCo has entered into voting agreements, dated as of the date hereof (the "Voting Agreements"), with each of the Continuing Stockholders (as defined herein), pursuant to which the Continuing Stockholders agree to vote their shares of common stock of the Company in favor of the Merger (as defined herein);

     NOW, THEREFORE, in consideration of the foregoing premises and respective covenants, representations, warranties and agreements made herein and of the mutual benefits to be derived therefrom, and for other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I

                           MERGER; PURCHASE OF SHARES

     1.1 Merger; Purchase of Shares. (a) On the terms and subject to the conditions of this Agreement and in accordance with the applicable provisions of the DGCL, at the Effective Time, MergerCo shall be merged (the "Merger") with and into the Company and the separate corporate existence of MergerCo shall cease. After the Merger, the Company shall continue as the surviving corporation (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Delaware. The Merger shall have the effect as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, upon the Merger, all the rights, privileges, immunities, powers and franchises of the Company and MergerCo shall vest in the Surviving Corporation and all restrictions, obligations, duties, debts and liabilities of the Company and MergerCo shall be the restrictions, obligations, duties, debts and liabilities of the Surviving Corporation.

     (b) On the terms and subject to the conditions of this Agreement, immediately after the Effective Time, the Surviving Corporation shall, in consideration for the payment of the Purchase Price, issue, transfer, deliver and sell to Purchaser and Purchaser shall purchase and accept from the Surviving Corporation (the "Stock Purchase") the Purchased Shares. The "Purchase Price" shall mean $28,660,000, provided that if the full amount (the "Debt Commitment Amount") of the debt financing contemplated by the letters referred to in Section 3.6(ii) and (iii) is unavailable at the Effective Time from the financial institutions party to such letters or from other financing sources on terms substantially similar to the terms contained in such letters or on less favorable terms that are acceptable to Purchaser, then the "Purchase Price" shall equal the sum of (x) $28,660,000 and (y) 90% of the positive difference between (A) the Debt Commitment Amount and (B) the amount of debt financing actually obtained at the Effective Time, provided, further, that the "Purchase Price" shall not exceed $38,660,000 under any circumstance. Purchaser shall provide written notice to the Company two Business Days prior to the Effective Time of the Purchase Price.

     1.2 Issuance of Purchased Shares and Cash Payment. At the Closing (i) the Surviving Corporation shall deliver to Purchaser certificates representing the Purchased Shares, duly authorized and issued in blank, free and clear of all Liens and (ii) Purchaser shall deliver or cause to be delivered to the Surviving Corporation the Purchase Price by wire transfer of immediately available funds, to an account or accounts designated at least three Business Days prior to the Closing by the Company in a written notice to Purchaser.

     1.3 Conversion or Cancellation of Shares. The manner of converting or canceling shares of Company Common Stock and shares of common stock of MergerCo in the Merger shall be as follows:

     (a) At the Effective Time, each share of Class A Common Stock of the Company, par value $.01 per share (the "Class A Common Stock") and Class B Common Stock of the Company, par value $.01 per share (the "Class B Common Stock", and together with the Class A Common Stock, the "Company Common Stock") that is issued and outstanding immediately prior to the Effective Time (other than shares that are held by Stockholders (the "Dissenting Stockholders") exercising appraisal rights with respect to such shares pursuant to Section 262 of the DGCL) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive, without interest:

     (i) with respect to each such share held by any Non-Continuing Stockholder, cash in an amount equal to the Per Share Merger Consideration;

    (ii) with respect to each Cashed Out Share held by any Continuing Stockholder, cash in an amount equal to the Per Share Merger Consideration; and

    (iii) with respect to each Rollover Share held by any Continuing Stockholder, a number of shares of Surviving Corporation Common Stock equal to the quotient of (x) the Per Share Merger Consideration divided by (y) the Per Share Amount.

     (b) Notwithstanding the foregoing, no fractions of a share of Surviving Corporation Common Stock shall be issued in the Merger, but in lieu thereof each holder of Company Common Stock otherwise entitled to a fraction of a share of Surviving Corporation Common Stock shall, upon surrender of his or her certificate or certificates, be entitled to receive an amount of cash (without interest) determined by multiplying the Per Share Amount by the fractional share interest to which such holder would otherwise be entitled.

     (c) At the Effective Time, each share of Company Common Stock issued and held in the Company's treasury immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

     (d) At the Effective Time, each share of common stock, par value $.01 per share, of MergerCo issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of MergerCo or the holders thereof, cease to be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

     (e) At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no transfers on the stock transfer books of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time.

     1.4 Exchange of Certificates. (a) Prior to the Effective Time, MergerCo shall designate the Company's registrar and transfer agent or such other bank or trust company as may be approved in writing by the Company (which approval shall not be unreasonably withheld), to act as exchange agent for the holders of shares of Company Common Stock in connection with the Merger (the "Exchange Agent"), to receive the certificates representing the shares of Surviving Corporation Common Stock and the funds to which holders of shares of Company Common Stock shall become entitled pursuant to this Article I. On or prior to the Effective Time, the Company will deposit in trust with the Exchange Agent, for the benefit of holders of Company Common Stock, (i) the funds necessary to complete the payments contemplated by this Article I and (ii) the certificates representing the shares of Surviving Corporation Common Stock to be issued hereunder.

     (b) At the Effective Time, the Surviving Corporation will instruct the Exchange Agent to promptly, and in any event not later than three Business Days following the Effective Time, mail (and to make available for collection by hand) to each holder of record of a certificate or certificates, which immediately prior to the Effective Time represented outstanding shares of Company Common Stock, whose shares were converted pursuant to Section 1.3 into the right to receive the Merger Consideration (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such certificates shall pass, only upon delivery of such certificates to the Exchange Agent and shall be in such form and have such other provisions as MergerCo and the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of such certificates in exchange for the Merger Consideration (which shall provide that, at the election of the surrendering holder, such certificates may be surrendered, and payment therefor collected, by hand delivery). Upon surrender of such certificates for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by the Company, together with such letter of transmittal, duly executed, the holder of such certificates shall be entitled to receive in exchange therefor the Merger Consideration specified in Section 1.3 for each share of Company Common Stock formerly represented by such certificate, to be mailed (or made available for collection by hand if so elected by the surrendering holder) within three Business Days of receipt thereof, and the certificate so surrendered shall forthwith be cancelled. If payment of the Merger Consideration is to be made to a person other than the person in whose name the surrendered certificate is registered, it shall be a condition of payment that the certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 1.4, each certificate (other than certificates representing Dissenting Shares) shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration as contemplated by this Section 1.4.

     (c) In the event any certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed, the Exchange Agent will issue in exchange for such lost, stolen or destroyed certificate the Merger Consideration deliverable in respect thereof as determined in accordance with this Article I, provided that the Person to whom the Merger Consideration is paid shall, as a condition precedent to the payment thereof, give the Surviving Corporation a bond in such sum as it may direct or otherwise indemnify the Surviving Corporation in a manner satisfactory to it against any claim that may be made against the Surviving Corporation with respect to the certificate claimed to have been lost, stolen or destroyed.

     (d) Any portion of the funds deposited with the Exchange Agent (and the proceeds of any interest and other income received by the Exchange Agent in respect of all such funds) and any certificates representing shares of Surviving Corporation Common Stock that remain unclaimed by the former stockholders of the Company one year after the Effective Time shall be delivered to the Surviving Corporation. Any former stockholders of the Company who have not theretofore complied with this Article I shall thereafter look only to the Surviving Corporation for payment of any Merger Consideration that may be payable upon surrender of any certificates such stockholder holds, as determined pursuant to this Agreement, without any interest thereon.

     (e) None of MergerCo, the Company, the Surviving Corporation, the Exchange Agent or any other Person shall be liable to any former holder of shares of Company Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (f) Any payment or issuance made pursuant to this Section 1.4 shall be subject to and made net of applicable withholding Taxes.

     1.5 Options; Warrants; 2000 Note. (a) At or immediately prior to the Effective Time, all options to purchase shares of Company Common Stock (each such option, a "Company Stock Option") outstanding under the Company's 1993 Stock Option Plan, as amended, the Company's 1998 Stock Option Plan and any other stock option (or other equity-related award) or compensation plan or arrangement of the Company (collectively, the "Company Stock Option Plans"), and any other outstanding Company Stock Options, whether or not exercisable or vested, shall be repurchased or canceled, and the Surviving Corporation shall pay each such holder at or promptly after the Effective Time for each such option an amount in cash determined by multiplying (i) the excess, if any, of the Per Share Merger Consideration over the per share exercise price of such option by (ii) the number of shares of Company Common Stock such holder could have purchased (assuming full vesting of all options) had such holder exercised such options in full immediately prior to the Effective Time, such amount subject to any required withholding. The Company shall use its best efforts to obtain all necessary consents of the holders of Company Stock Options to the cancellation or repurchase of such options.

     (b) At or immediately prior to the Effective Time, all warrants to purchase shares of Company Common Stock (each such warrant, a "Company Stock Warrant") outstanding under the Warrant issued to Global Financial Group and any other outstanding Company Stock Warrant, whether or not exercisable or vested, shall be repurchased or canceled, and the Surviving Corporation shall pay each such holder at or promptly after the Effective Time for each such warrant an amount in cash determined by multiplying (i) the excess, if any, of the Per Share Merger Consideration over the per share exercise price of such warrant by (ii) the number of shares of Company Common Stock such holder could have purchased (assuming full vesting of all warrants) had such holder exercised such warrants in full immediately prior to the Effective Time, such amount subject to any required withholding. The Company shall use its best efforts to obtain all necessary consents of the holders of Company Stock Warrants to the cancellation or repurchase of such warrants on the terms provided in the preceding sentence.

     (c) At or immediately prior to the Effective Time, the 2000 Note shall be repurchased or canceled, and the Surviving Corporation shall pay the holder thereof at or promptly after the Effective Time an amount in cash equal to (x) the quotient of (I) 1.5 million plus a number equal to the amount of accrued but unpaid interest on the 2000 Note through the Effective Time divided by (ii) 3.5, multiplied by (y) the Per Share Merger Consideration, such amount subject to any required withholding. The Company shall use its best efforts to obtain all necessary consents of the holder of the 2000 Note to the cancellation or repurchase of the 2000 Note on the terms provided in the preceding sentence.

     1.6 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by stockholders who have perfected any dissenters' rights provided under the DGCL, if applicable (the "Dissenting Shares"), shall not be converted into or be exchangeable for the right to receive the Merger Consideration unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost such holder's right to appraisal and payment under the DGCL. If such holder shall have so failed to perfect or shall have effectively withdrawn or lost such right, such holder's shares shall thereupon be deemed to have been converted into and to have become exchangeable for, at the Effective Time, the right to receive the Merger Consideration, without any interest thereon.

     1.7 Certificate of Incorporation; By-Laws. (a) The certificate of incorporation of the Company as in effect immediately prior to the Effective Time shall, in accordance with the terms thereof and the DGCL, be amended and restated as set forth in Exhibit A and, as so amended, shall be the certificate of incorporation of the Surviving Corporation until duly amended in accordance with the terms thereof and the DGCL.

     (b) By-laws. The by-laws of the Company, as in effect immediately prior to the Effective Time shall, in accordance with the terms thereof, the certificate of incorporation and applicable law, be amended and restated as set forth in Exhibit B and, as so amended, shall be the by-laws of the Surviving Corporation until thereafter amended as provided by applicable law, the certificate of incorporation of the Surviving Corporation and such by-laws.

     1.8 Directors and Officers of the Surviving Corporation. (a) The directors of MergerCo immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's certificate of incorporation and by-laws.

     (b) The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

     1.9 Effective Time. On the Closing Date, MergerCo and the Company will cause the appropriate certificate of merger (the "Certificate of Merger") to be executed and filed with the Secretary of State of the State of Delaware (the "Delaware Secretary of State") in such form and executed as provided in Section 251(c) of the DGCL. The Merger shall become effective on the date on which the Certificate of Merger has been duly filed with the Delaware Secretary of State (the "Effective Time").

     1.10 Closing. The closing of the Merger and the Stock Purchase (the "Closing") shall take place at the offices of Debevoise & Plimpton, 875 Third Avenue, New York, New York, at 10:00 a.m., New York time, on a date to be specified by the parties, which shall be no later than the second Business Day after satisfaction or waiver of all of the conditions set forth in Article VI hereof. The "Closing Date" shall be the date the Closing actually occurs.


                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

     As of the date hereof and as of the Closing Date, the Company represents and warrants to MergerCo and Purchaser as follows:

     2.1 Corporate Status, etc. (a) Organization. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to conduct the Business and to own or lease and to operate its properties as and in the places where the Business is conducted and such properties are owned, leased or operated.

     (b) Qualification. Each of the Company and its Subsidiaries is duly qualified to do business and in good standing as a foreign corporation in all jurisdictions in which the nature of its business or the properties owned or leased by it makes such qualification necessary, except for such failures to be so qualified and in good standing as would not have, individually or in the aggregate, a Material Adverse Effect. Schedule 2.1(b) of the disclosure letter delivered by the Company to the Purchaser concurrently with the execution and delivery of this Agreement (the "Company Disclosure Letter") lists all jurisdictions in which such qualification is necessary.

     (c) Organizational Documents. Purchaser has been furnished complete and correct copies of the certificate of incorporation and by-laws or other organizational documents of the Company and each of its Subsidiaries, as amended, modified or waived through and in effect on the date hereof (the "Organizational Documents"). Each of the Organizational Documents is in full force and effect. Neither the Company nor any of its Subsidiaries is in violation of any of the provisions of its Organizational Documents. The minute books of the Company and each of its Subsidiaries, which have heretofore been made available to Purchaser, correctly reflect in all material respects for each (i) all corporate actions taken by the stockholders that such stockholders were required by applicable Law to take, (ii) all corporate actions taken by the directors that such board of directors was required by applicable Law to take and (iii) all other corporate actions taken by the stockholders and directors (including by any committee of the board of directors).

     2.2 Authorization, etc. The Company has full corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party, and, subject to the approval of its stockholders as contemplated by
Section 5.3 hereof, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements to which the Company is a party, the performance by the Company of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, have been duly recommended by the Special Committee and duly authorized by the Board of Directors of the Company and, other than adoption and approval of this Agreement by the holders of a majority, by vote, of the outstanding shares of the Class A Common Stock and Class B Common Stock voting as a single class (the "Company Stockholder Approval"), no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement and the Ancillary Agreements by the Company and the consummation of the transactions contemplated hereby and thereby other than the filing of the Certificate of Merger with the Delaware Secretary of State. The Company has duly executed and delivered this Agreement and the Ancillary Agreements to which it shall be a party. This Agreement and each such Ancillary Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     2.3 No Conflicts; Consents. (a) Except as set forth on Schedule 2.3(a) of the Company Disclosure Letter, neither the execution, delivery and performance of this Agreement and the Ancillary Agreements by the Company, nor the consummation of the transactions contemplated hereby and thereby, will conflict with, contravene, result in a violation or breach of or default under (with or without the giving of notice or the lapse of time or both), give rise to a right or claim of termination, amendment, modification, vesting, acceleration or cancellation of any right or obligation or loss of any material benefit under, result in the creation of any Lien (or any obligation to create any Lien) upon, or give rise to the creation of a right or claim by any Person other than the Company to, any of the Assets under, (i) any Law applicable to the Company or its Subsidiaries, or any of their respective properties or assets, (ii) any provision of any of the Organizational Documents or (iii) any Material Contract, or any other material agreement or instrument to which the Company or its Subsidiaries is a party or by which any of their respective properties or assets may be bound, except, in the case of clause (i) or (iii) above, for such violations or defaults as would not have, individually or in the aggregate, a Material Adverse Effect.

     (b) Consents. Except as set forth on Schedule 2.3(b) of the Company Disclosure Letter, no Consent of or with any court, arbitral tribunal, administrative agency or commission or other governmental or regulatory authority or administrative agency or commission, whether domestic or foreign, (a "Governmental Authority") or other Person is required to be obtained by the Company or any of its Subsidiaries in connection with the execution, delivery and performance by the Company of this Agreement and the Ancillary Agreements to which it shall be a party or the consummation of the transactions contemplated hereby and thereby, except for (i) applicable requirements under the Exchange Act, (ii) applicable requirements under the Securities Act, (iii) the filing by the Company under the HSR Act described in Section 5.2(c), (iv) the filing of the Certificate of Merger with the Delaware Secretary of State,
(v) with respect to Consents of or with any Person other than a Governmental Authority, Consents which individually or in the aggregate are not material to the Company and its Subsidiaries taken as a whole, and (vi) applicable requirements under securities or "blue sky" laws of various states.

     2.4 Capitalization. (a) Authorized Capital Stock of the Company. The authorized capital stock of the Company consists of 50,000,000 shares of Class A Common Stock, 2,000,000 shares of Class B Common Stock, and 5,000,000 shares of Preferred Stock, par value $.01 per share, of which 4,985,393, 522,955 and 0 shares, respectively, were issued and outstanding as of the close of business on January 4, 2000. The Class A Common Stock and Class B Common Stock are identical in their powers, rights and preferences, except that each share of Class A Common Stock carries one vote and each share of Class B Common Stock carries five votes. As of the close of business on January 5, 2000 there were outstanding under the Company's Stock Option Plans, options to acquire an aggregate of 1,126,600 shares of Class A Common Stock and 0 shares of Class B Common Stock. Set forth on Schedule 2.4(a) of the Company Disclosure Letter is a list of all such outstanding options, their respective exercise prices, and scheduled vesting and expiration dates. All issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. As of the date hereof, the Company has outstanding (i) a $1,500,000 5% Subordinated Convertible Note Due 2000, convertible at the option of the holder at any time prior to maturity into shares of Class A Common Stock at a conversion price of $3.50 per share (the "2000 Note"), and (ii) a warrant to acquire 30,000 shares of Class A Common Stock for an exercise price of $3.50 per share (the "GFG Warrant").

     (b) Ownership of Capital Stock of the Company and Subsidiaries; No Equity Rights. Schedule 2.4(b) of the Company Disclosure Letter contains a complete and correct description of the shares of stock or other equity interests that are authorized, or issued and outstanding, of each of the Subsidiaries of the Company. The Company is the record and beneficial owner of all of the outstanding capital stock of each of its Subsidiaries, free and clear of any Lien. There are no preemptive or similar rights on the part of any holders of any class of securities of the Company or its Subsidiaries. Except for the 2000 Note and the GFG Warrant and except as set forth on Schedule 2.4(b), (i) there are no outstanding shares of capital stock or other securities of either the Company or its Subsidiaries, and (ii) no subscriptions, options, warrants, instruments, conversion or other rights, agreements, commitments, arrangements or understandings of any kind obligating the Company or its Subsidiaries, contingently or otherwise, to issue or sell, or cause to be issued or sold, any shares of capital stock of the Company or its Subsidiaries, or any securities convertible into or exchangeable for any such shares, are outstanding, and no authorization therefore has been given. Except as set forth on Schedule 2.4(b), there are no outstanding contractual or other rights or obligations to or of the Company or its Subsidiaries to (x) repurchase, redeem or otherwise acquire any outstanding shares or other equity interests of the Company or its Subsidiaries or (y) make any payment based upon the value or earnings of the Company or its Subsidiaries. Each of the 2000 Note and the GFG Warrant permits, by its terms, and without the consent of the holders thereof, the transactions, contemplated by Section 1.5(b).

     2.5 Investments. Except as set forth on Schedule 2.5 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries owns any shares of capital stock or other securities, including, without limitation, any options, warrants, conversion or other rights, of, or interest in, any other Person (other than, as to the Company, its Subsidiaries).

     2.6 Undisclosed Liabilities, etc. Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature, whether known, unknown, absolute, accrued, contingent or otherwise and whether due or to become due, except (a) as set forth on Schedule 2.6 of the Company Disclosure Letter,
(b) as and to the extent disclosed on and adequately reserved against in the Balance Sheet, or (c) for liabilities and obligations that (i) were incurred after December 31, 1998 in the ordinary course of business and (ii) individually and in the aggregate have not had a Material Adverse Effect. Since December 31, 1998, there has not occurred or come to exist any Material Adverse

Effect or any event, occurrence, fact, condition, change, development or effect that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Except as disclosed on Schedule 2.6 of the Company Disclosure Letter, there are no liabilities or obligations of the Company or its Subsidiaries, contingent or otherwise, to any Person with respect to the value of the Company Common Stock.

     2.7 Absence of Changes. Since December 31, 1998, except (a) as set forth on Schedule 2.7 of the Company Disclosure Letter, (b) as disclosed in the Company SEC documents filed and publicly available prior to the date hereof, or
(c) as specifically permitted after the date hereof pursuant to Section 4.1, the Company and its Subsidiaries have conducted the Business in the ordinary course consistent with past practice and there have not been any events, changes or developments which, individually or in the aggregate, would have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole; it being understood that the enactment of any regulation by the Food and Drug Administration mandating pasteurization of fresh juice products shall not constitute a Material Adverse Effect unless the Company would be unable to comply with such new regulation without the occurrence of a Material Adverse Effect.

     2.8 Tax Matters. (a) Except as set forth on Schedule 2.8(a) of the Company Disclosure Letter and for such failures as would not have, individually or in the aggregate, a Material Adverse Effect, (i) all income and other material Returns required to be filed by the Company or its Subsidiaries with respect to Taxes have been filed, (ii) all such Returns are complete and accurate in all material respects, (iii) all Taxes due by the Company or its Subsidiaries (whether or not shown on any Return), chargeable as a Lien upon the assets of the Company or its Subsidiaries, claimed to be due by any Governmental Authority, or that may become due by the Company or its Subsidiaries with respect to any period (or portion thereof) ending on or before the Closing Date have been paid or have been adequately reserved for in the books and records of the Company or its Subsidiaries in accordance with GAAP and will be paid when due if due on or before the Closing, (iv) each of the Company and its Subsidiaries has duly and timely withheld all Taxes required to be withheld and such withheld Taxes have been either duly and timely paid to the proper Governmental Authority or properly set aside in accounts for such purpose and will be duly and timely paid to the proper Governmental Authority if such payment is due before the Closing.

     (b) Except as set forth on Schedule 2.8(b) of the Company Disclosure Letter, (i) no agreement or other document waiving, extending, or having the effect of waiving or extending, the statute of limitations, the period of assessment or collection of any Taxes on or in respect of the Company or its Subsidiaries, and no power of attorney with respect to any such Taxes has been filed with any Governmental Authority which waiver, extension or power of attorney is currently in effect and (ii) neither the Company nor its Subsidiaries has requested or been granted an extension of time for filing any Return to a date later than the date of this Agreement.

     (c) Except as set forth on Schedule 2.8(c) of the Company Disclosure Letter, no Returns of or in respect of the Company or its Subsidiaries are currently under audit, examination or investigation by any Governmental Authority. Except as set forth on Schedule 2.8(c) of the Company Disclosure Letter, no Governmental Authority is now asserting or, to the knowledge of the Company or any of its Subsidiaries threatening to assert against the Company or its Subsidiaries any deficiency or claim for Taxes or any adjustment to Taxes, and, to the knowledge of the Company or any of its Subsidiaries, no circumstances exist to form the basis for asserting such a claim or deficiency.

     (d) No amount will be required to be withheld under section 1445 of the Code in connection with any of the transactions contemplated by this Agreement.

     (e) Neither the Company nor its Subsidiaries, will, as a result of the transactions contemplated by this Agreement, make or become obligated to make any "parachute payment" as defined in Section 280G of the Code.

     (f) Except as set forth on Schedule 2.8(f) of the Company Disclosure Letter, no written claim against or in respect of the Company or any of its Subsidiaries (other than a claim that has been finally settled) has ever been made by any Governmental Authority in a jurisdiction where the Company or any of its Subsidiaries, as the case may be, does not file Returns or pay or collect Taxes in respect of a particular type of Tax imposed by that jurisdiction, that the Company or any of its Subsidiaries is or may be subject to an obligation to file Returns or pay or collect Taxes in respect of such Tax in that jurisdiction.

     (g) Except as set forth on Schedule 2.8(g) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is liable for the Taxes of any other Person (other than the Company and its Subsidiaries), whether pursuant to United States Treasury Regulation section 1.1502-6 (or comparable provision of state or local law), as a transferee or successor, by contract (including, without limitation, any Tax allocation, sharing, indemnity or similar agreement or arrangement) or otherwise.

     (h) Except as set forth on Schedule 2.8(h) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has received or applied for a Tax ruling, the receipt or failure of which to receive would have, individually or in the aggregate, a Material Adverse Effect, or has entered into a closing agreement pursuant to

Section 7121 of the Code, or any predecessor provision or similar provision of state or local law which closing agreement currently is in effect.

     (i) Except as set forth on Schedule 2.8(i) of the Company Disclosure Letter, there are no outstanding adjustments for Tax purposes applicable to the Company or any of its Subsidiaries as a result of changes in methods of accounting, and no material elections for Tax purposes have been made except as reflected in the Returns (i) with respect to the Company or any of its Subsidiaries that are currently in force or (ii) by which the Company or any of its Subsidiaries is bound.

     (j) True, correct and complete copies of all income, and all material franchise, sales, use, property and payroll Returns filed by or with respect to the Company or any of its Subsidiaries for the past three years have been provided to the Purchaser.

     (k) The Company has elected for the 1998 taxable year to file Returns on a consolidated basis with its Subsidiaries for U.S. federal income Tax purposes.

     2.9 Assets. The Company and its Subsidiaries own, or otherwise have full, exclusive, sufficient and legally enforceable rights to use, all of the properties and assets (real, personal or mixed, tangible or intangible), used or held for use in connection with, necessary for the conduct of, or otherwise material to, the Business (the "Assets"), except for such failures to own or have such rights to use the Assets as would not, individually or in the aggregate, result in a Material Adverse Effect. The Company and its Subsidiaries have good, valid and marketable title to, or in the case of leased property have good and valid leasehold interests in, all Assets, including but not limited to all such Assets reflected on the Balance Sheet or acquired since the date thereof (except as disposed of in the ordinary course of business consistent with past practice after the date thereof and in accordance with this Agreement), in each case free and clear of any Lien, except Permitted Liens. There are no Assets used in the operation of the Business that will not, following the Closing, be owned by the Company or its Subsidiaries, or leased or licensed to the Company or its Subsidiaries under valid current leases or license arrangements. All tangible Assets currently being used in and material to the Business are in good working order, except for normal wear and tear.
Schedule 2.9 of the Company Disclosure Letter identifies the location of all tangible Assets that are owned by the Company or its Subsidiaries that are material to the Business, including but not limited to buildings, machinery, equipment, vehicles, inventory and real property.

     2.10 Real Property. Except as set forth on Schedule 2.10(i) of the Company Disclosure Letter, neither the Company nor its Subsidiaries owns any real property. Either the Company or one of its Subsidiaries has good, valid and marketable fee simple title to the Owned Real Property, free and clear of any Liens other than Permitted Liens. Schedule 2.10(ii) of the Company Disclosure Letter contains a complete and correct list of all Leases setting forth the location and landlord for each Lease. Copies of such Leases have been delivered to Purchaser. Either the Company or one of its Subsidiaries has valid or subsisting leasehold interests in the Leased Real Property, free and clear of any Liens other than Permitted Liens. No material damage or destruction has occurred since December 31, 1998 with respect to any of the Company Real Property.

     2.11 Material Contracts. (a) Disclosure. Schedule 2.11(a) of the Company Disclosure Letter contains a complete and correct list, as of the date hereof, of all Material Contracts. The Company and its Subsidiaries have delivered to Purchaser complete and correct copies of all written Material Contracts, and accurate descriptions of all material terms of all oral Material Contracts, set forth or required to be set forth on Schedule 2.11(a) of the Company Disclosure Letter.

     (b) Enforceability. All Material Contracts are legal, valid, binding, in full force and effect and enforceable against the Company or one of its Subsidiaries, as the case may be, and, to the knowledge of the Company, each other party thereto. Except as set forth on Schedule 2.11(b)(i) of the Company Disclosure Letter, there does not exist under any Material Contract any violation, breach or event of default, or event or condition that, after notice or lapse of time or both, would constitute a violation, breach or event of default thereunder, on the part of the Company, or its Subsidiaries or, to the knowledge of the Company, any other Person, other than such violations, breaches, events of default, or events or conditions that, individually and in the aggregate, could not reasonably be expected to have or result in a Material Adverse Effect. Except as set forth on Schedule 2.11(b)(ii) of the Company Disclosure Letter, the enforceability of all Material Contracts will not be affected in any manner by the execution, delivery or performance of this Agreement, and no Material Contract contains any change in control or other terms or conditions that will, with or without obtaining consent or waiver, become applicable or inapplicable as a result of the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements.

     2.12 Intellectual Property. (a) Disclosure. Schedule 2.12(a) of the Company Disclosure Letter sets forth a list of all issued patents, pending patent applications, issued trademark registrations, pending trademark applications, issued copyright registrations, and all material non-registered Intellectual Property owned, licensed, used or held for use by the Company or any Subsidiary ("Listed Intellectual Property"), specifying as to each, as applicable: (i) the nature of such Listed Intellectual Property; (ii) the owner of such Listed Intellectual Property; (iii) the jurisdictions in which such Listed Intellectual Property has been issued or registered or in which an application for such issuance or registration has been filed; (iv) the registration or application numbers; and (v) the current status of such registration or application. The Company or a Subsidiary holds good, valid and enforceable right, title and interest, free and clear of any Liens, or has valid and enforceable rights to use, all Listed Intellectual Property used in the conduct of its Business. The Listed Intellectual Property includes all of the Intellectual Property that is material to the Business.

     (b) Licenses. Schedule 2.12(b) of the Company Disclosure Letter sets forth a list of all licenses and other agreements, oral and written, as to which the Company or any Subsidiary is a party (i) pursuant to which any Person is authorized to use any Listed Intellectual Property, or (ii) pursuant to which the Company or a Subsidiary holds or uses or is authorized to use any Intellectual Property, except, in the case of this clause (ii), any "shrink-wrap" software. To the knowledge of the Company, there is no material pending or threatened bankruptcy, insolvency or similar proceeding with respect to any party to such licenses or agreements, and no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a material default by any party to such licenses or agreements.

     (c) No Infringement. Except as set forth on Schedule 2.12(c)(i) of the Company Disclosure Letter, to the knowledge of the Company, no Person has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Listed Intellectual Property. Except as set forth on Schedule 2.12(c) (ii) of the Company Disclosure Letter, to the knowledge of the Company the conduct of the Business does not infringe or otherwise conflict with any rights of any person in respect of any Intellectual Property.

     (d) Protection. Except as set forth on Schedule 2.12(d) of the Company Disclosure Letter, the Company and its Subsidiaries have taken all commercially reasonable actions to ensure full protection of the Listed Intellectual Property (including maintaining the secrecy of all confidential Intellectual Property) under any applicable law.

     (e) No Intellectual Property Litigation. No Listed Intellectual Property is subject to any outstanding judgment, injunction, order, decree or agreement restricting use thereof by the Company or any Subsidiary, except for such matters as, individually or in the aggregate, have not had and do not have a Material Adverse Effect. Except as set forth on schedule 2.12(e) of the Company Disclosure Letter, no Listed Intellectual Property is or since January 1, 1996 has been the subject of any pending or, to the knowledge of the Company, threatened Litigation.

     (f) Calendar Function. The disclosure as to Year 2000 Compatibility issues in the Company's Quarterly Report on Form 10-Q for the period ended September 30, 1999 is complete and correct in all material respects and does not omit to state a material fact necessary to make the statements contained therein not misleading.

     2.13 Insurance. (a) Schedule 2.13 of the Company Disclosure Letter contains a complete and correct list of all insurance policies maintained by or on behalf of the Company or its Subsidiaries (the "Policies"). Purchaser has been furnished with complete and correct copies of all Policies together with all riders and amendments thereto. The Policies are in full force and effect, and all premiums due thereon have been paid. The Company and its Subsidiaries have complied in all material respects with the terms and provisions of the Policies. The Company and its Subsidiaries have been and are adequately insured with respect to their respective property and the conduct of their respective business.

     2.14 Litigation. Except as set forth on Schedule 2.14 of the Company Disclosure Letter, there is no Litigation pending or, to the knowledge of the Company, threatened, against the Company or its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

     2.15 Compliance with Laws and Instruments. (a) Compliance. Except as set forth in the Company SEC Documents or on Schedule 2.15(a) of the Company Disclosure Letter, the Company and each of its Subsidiaries is in compliance with all Laws applicable to it, and neither the Company nor any of its Subsidiaries has received any notice alleging non-compliance with any Law except, with reference to all the foregoing, where the failure to be in compliance would not, individually or in the aggregate, have a Material Adverse Effect.

     (b) Governmental Approvals, etc. Schedule 2.15(b)(i) of the Company Disclosure Letter contains a complete and correct list of all Governmental Approvals and other Consents necessary for, or otherwise material to, the conduct of the Business. Except as set forth on Schedule 2.15(b)(ii) of the Company Disclosure Letter and such failures as would not have, individually or in the aggregate, a Material Adverse Effect, all such Governmental Approvals and other Consents have been duly obtained and are held by the Company and are in full force and effect. The execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby do not and will not violate any such Governmental Approval or Consent, or result in any revocation, cancellation, suspension, modification or nonrenewal thereof, except, with respect to Consents of or with any Person other than a Governmental Authority, for such violations, revocations, cancellations, suspensions, modifications or nonrenewals that individually or in the aggregate are not and will not be material to the Company and its Subsidiaries, taken as a whole.

     2.16 Environmental Matters. (a) Compliance with Environmental Law. Except as set forth on Schedule 2.16(a) of the Company Disclosure Letter and such failures as would not have, individually or in the aggregate, a Material Adverse Effect, the Company and each of its Subsidiaries have complied and are in compliance in all respects with all applicable Environmental Laws pertaining to their respective properties and Assets (including the Real Property) and the use and ownership thereof, and to the operation of the Business. No violation by the Company or its Subsidiaries of any applicable Environmental Law relating to any of the properties and assets of the Company or its Subsidiaries or the use or ownership thereof, or to the operation of the Business is being or has been alleged, except for such violations or failures as would not have, individually or in the aggregate, a Material Adverse Effect. Except as set forth on Schedule 2.16(a) of the Company Disclosure Letter and for such failures to be in possession and compliance as would not, individually or in the aggregate, result in a Material Adverse Effect, the Company and its Subsidiaries are in possession of, and in compliance with, all permits, authorizations and consents required under applicable Environmental Laws.

     (b) Other Environmental Matters. (i) None of the Company, its Subsidiaries or any other Person, has caused or taken any action that will result in, and neither the Company nor its Subsidiaries is subject to, any liability relating to (x) the environmental conditions on, under, or about the Real Property or other properties or assets currently or formerly owned, leased or operated by the Company, its Subsidiaries or any predecessor thereto, including without limitation, the air, soil and groundwater conditions at such properties or (y) the past or present use, management, handling, transport, treatment, generation, storage, disposal or Release of any Hazardous Materials.

     (ii) No Environmental Claims have been asserted against the Company, its Subsidiaries, or, to the knowledge of the Company, any predecessor in interest, nor does the Company have knowledge or written notice of any threatened or pending Environmental Claim against the Company, its Subsidiaries or any predecessor in interest.

     (iii) Purchaser has been furnished with all material information, including, without limitation, all studies, analyses, reports and investigations, in the possession, custody or control of the Company or its agents or otherwise known to the Company or its Subsidiaries relating to (x) the environmental conditions on, under or about the Real Property or other properties or assets currently or formerly owned, leased or operated by the Company, its Subsidiaries or any predecessor in interest thereto, and (y) any Hazardous Materials used, managed, handled, transported, treated, generated, stored or

Released by the Company, its Subsidiaries or any other Person on, under, about or from any of the Real Property, or otherwise in connection with the use or operation of any of the properties and assets of the Company or its Subsidiaries or the Business.

     2.17 Employees, Labor Matters, etc. Except as set forth on Schedule 2.17 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement, and there are no labor unions or other organizations representing, purporting to represent or attempting to represent any employees employed by the Company or its Subsidiaries. Since December 31, 1998, there has not occurred or, to the Company's knowledge, been threatened any strike, slowdown, picketing, work stoppage, concerted refusal to work overtime or other similar labor activity with respect to any employees of the Company or its Subsidiaries that would, individually or in the aggregate, have a Material Adverse Effect. Except as set forth on Schedule 2.17 of the Company Disclosure Letter, there are no material labor disputes currently subject to any grievance procedure, arbitration or litigation and there is no representation petition pending or, to the knowledge of the Company, threatened with respect to any employee of the Company or its Subsidiaries. Except as set forth on Schedule 2.17 of the Company Disclosure Letter, the Company and its Subsidiaries have complied with all applicable Laws pertaining to the employment or termination of employment of their respective employees, including, without limitation, all such Laws relating to labor relations, equal employment opportunities, fair employment practices, prohibited discrimination or distinction and other similar employment activities, except where the failure to so comply would not, individually or in the aggregate, result in a Material Adverse Effect.

     2.18 Employee Benefit Plans and Related Matters; ERISA. (a) Employee Benefit Plans. Schedule 2.18(a) of the Company Disclosure Letter sets forth a complete and correct list of each Plan. With respect to each such Plan, Purchaser has been furnished with complete and correct copies of: (i) such Plan, if written, or a description of such Plan if not written, and (ii) to the extent applicable to such Plan, all trust agreements, insurance contracts or other funding arrangements, the two most recent actuarial and trust reports, the two most recent Forms 5500 required to have been filed with the IRS and all schedules thereto, the most recent IRS determination letter, the current summary plan description, any communication received from or sent to the IRS, the Pension Benefit Guaranty Corporation or the Department of Labor indicating that the Company or any of its Subsidiaries has or may have a material liability (including, to the Company's knowledge, any existing written description of any oral communication), any actuarial study of any post-employment life or medical benefits provided under any such Plan, if any, statements or other communications regarding withdrawal or other multi employer plan liabilities, if any, and all material amendments and modifications to any such document. Neither the Company nor any of its Subsidiaries has communicated to any Employee any intention or commitment to modify any Plan or to establish or implement any other employee or retiree benefit or compensation plan or arrangement.

     (b) Qualification. Except as set forth on Schedule 2.18(b) of the Company Disclosure Letter, each Plan intended to be qualified under Section 401(a) of the Code, and the trust (if any) forming a part thereof, has received a favorable determination letter from the IRS as to its qualification under the Code and to the effect that each such trust is exempt from taxation under
Section 501(a) of the Code, and nothing has occurred since the date of such determination letter that could reasonably be expected to adversely affect such qualification or tax-exempt status.

     (c) Compliance; Liability. (i) Neither the Company nor any of its Subsidiaries has been involved in any transaction that could cause the Company or any of its Subsidiaries or, following the Closing, Purchaser, to be subject to material liability under Section 4069 or 4212 of ERISA. Neither the Company nor any of its Subsidiaries has incurred (either directly or indirectly, including as a result of an indemnification obligation) any material liability under or pursuant to Title I or IV of ERISA or the penalty, excise Tax or joint and several liability provisions of the Code relating to employee benefit plans and no event, transaction or condition has occurred or exists that could result in any such material liability to the Company or any of its Subsidiaries or, following the Closing, Purchaser or any of its Affiliates. All contributions and premiums required to have been paid by the Company or its Subsidiaries to any employee benefit plan (within the meaning of Section 3(3) of ERISA) under the terms of any such plan or its related trust, insurance contract or other funding arrangement, or pursuant to any applicable Law (including ERISA and the Code) or collective bargaining agreement have been paid within the time prescribed by any such plan, arrangement, applicable Law, or agreement.

     (ii) Except as set forth on Schedule 2.18(c)(ii) of the Company Disclosure Letter, each of the Plans has been operated and administered in all material respects in compliance with its terms, all applicable Laws and all applicable collective bargaining agreements. There are no material pending or, to the knowledge of the Company, material threatened claims by or on behalf of any of the Plans, by any Employee or otherwise involving any such Plan or the assets of any Plan (other than routine claims for benefits, all of which have been fully reserved for on the regularly prepared balance sheets of the Company or its Subsidiaries).

     (iii) No Plan is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA or a "multiple employer plan" within the meaning of Section 4063 or 4064 of ERISA.

     (iv) No Plan is subject to Section 412 of the Code or Section 302 or Title IV of ERISA.

     (v) No Employee is or will become entitled to post-employment benefits of any kind by reason of employment with the Company or its Subsidiaries, including, without limitation, death or medical benefits (whether or not insured), other than (x) coverage mandated by Section 4980B of the Code, or (y) retirement benefits payable under any Plan qualified under Section 401(a) of the Code. Except as set forth on Schedule 2.18(c) of the Company Disclosure Letter, the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements will not result in an increase in the amount of compensation or benefits or the acceleration of the vesting or timing of payment of any compensation or benefits payable to or in respect of any Employee.

     2.19 Product Liability. Except as set forth on Schedule 2.19 of the Company Disclosure Letter, neither the Company nor its Subsidiaries has any liability or obligation of any nature (whether known or unknown, accrued, absolute, contingent or otherwise, and whether due or to become due), whether based on strict liability, negligence, breach of warranty (express or implied), breach of contract or otherwise, in respect of any product, component or other item manufactured, sold, designed or produced prior to the Closing by or on behalf of the Company or its Subsidiaries or any predecessor thereto, that (i) is not fully and adequately covered by policies of insurance or by indemnity, contribution, cost sharing or similar agreements or arrangements by or with other Persons and (ii) is not otherwise fully and adequately reserved against as reflected in the Financial Statements.

     2.20 Brokers, Finders, etc. Except for Schroder & Co. Inc., whose fees shall be paid by the Company, neither the Company nor any of its Subsidiaries has retained any broker, finder or investment banker or other intermediary in connection with the transactions contemplated herein so as to give rise to any claim against Purchaser, the Company or its Subsidiaries for any brokerage, finder's or investment banker's commission, fee or similar compensation.

     2.21 SEC Reports and Financial Statements. The Company has timely filed with the SEC, any applicable state securities authorities and any other Governmental Authority all forms and documents required to be filed by it since January 1, 1996

(collectively, the "Company Reports") and has heretofore made available to Purchaser (i) its Annual Reports on Form 10-K or Form 10-KSB, as the case may be, for the last three fiscal years, (ii) its Quarterly Reports on Form 10-Q for the periods ended March 31, 1999, June 30, 1999, and September 30, 1999,
(iii) all proxy statements relating to meetings of Stockholders since January 1, 1996 (in the form mailed to Stockholders) and (iv) all other forms, reports and registration statements filed by the Company with the SEC since January 1, 1996 (other than registration statements on Form S-8 or Form 8-A, filings on Form T-1 or preliminary materials and registration statements in forms not declared effective). The documents described in clauses (i)-(iv) above (whether filed before, on or after the date hereof) are referred to in this Agreement collectively as the "Company SEC Documents". As of their respective dates, the Company Reports (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of Law, including in the case of SEC filings, the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. The consolidated financial statements included in the Company SEC Documents have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as otherwise noted therein and except that the quarterly financial statements are subject to year-end adjustment and do not contain all footnote disclosures required by GAAP) and fairly present in all material respects the consolidated financial position and the consolidated results of operations and cash flows of the Company and its consolidated Subsidiaries as at the dates thereof and for the periods presented therein.

     2.22 Proxy Statement; Exchange Act Schedules. (a) The Proxy Statement (and any amendment thereof or supplement thereto) at the date mailed to the Stockholders and at the time of the Special Meeting, (i) will not contain any untrue statement of a material fact - or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and (ii) will -- comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder; except that no representation is made by the Company with respect to statements made in the Proxy Statement based on information supplied by MergerCo or Purchaser specifically for inclusion in the Proxy Statement.

     (b) Any Schedule 14A or 13E-3 and any related schedules (and any amendment or supplement to any of the foregoing) filed with the SEC at the date so filed
(i) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and (ii) will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder; except that no representation is made by the Company with respect to statements made in any such document based on information supplied by MergerCo or Purchaser specifically for inclusion therein.

     2.23 Required Vote by Company Stockholders. The Company Stockholder Approval is the only vote of any class of capital stock of the Company that is, and no separate class vote by the holders of either the Class A Common Stock or the Class B Common Stock is, required by the DGCL or the Organizational Documents to adopt this Agreement and approve the transactions contemplated hereby.

     2.24 Fairness Opinion. The Company has received from Schroder & Co. Inc. (the "Financial Advisor") and provided to Purchaser on or prior to the date hereof, an executed copy of its opinion (the "Fairness Opinion") that the Merger Consideration to be received by the Stockholders in the Merger is fair, from a financial point of view, to such holders. The Company has been authorized by the Financial Advisor to include the Fairness Opinion in the Proxy Statement and has not been notified by the Financial Advisor that the Fairness Opinion has been withdrawn or modified.

     2.25 Takeover Statutes. No "Fair price," "Moratorium," "control share acquisition" or other similar anti-takeover statute or regulation enacted under state or federal laws in the United States, applicable to the Company or any of its Subsidiaries is applicable to the execution, delivery and performance of this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement.

     2.26 Substantial Suppliers and Customers. Except as set forth on Schedule
2.26 of the Company Disclosure Letter, since December 31, 1998 none of the top ten (10) suppliers (by dollar volume) or the top ten (10) customers (by dollar volume) of the Company and its Subsidiaries has substantially reduced the use or supply of the products or goods made available for purchase by the Company and its Subsidiaries in their business or has ceased, or, to the Company's knowledge, threatened to cease, to use or to supply such products or goods, nor does the Company have any reason to believe that any such supplier or customer will do so.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                            OF MERGERCO AND PURCHASER

     As of the date hereof and as of the Closing Date, MergerCo and Purchaser jointly and severally represent and warrant to the Company as follows:

     3.1 Status; Authorization, etc. MergerCo is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of MergerCo and Purchaser has all requisite power and authority to execute and deliver this Agreement and the Ancillary Agreements, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements to which MergerCo or Purchaser is a party, and the consummation of the transactions contemplated thereby, have been duly authorized by all requisite action of MergerCo and Purchaser. Each of MergerCo and Purchaser has duly executed and delivered this Agreement and the Ancillary Agreements to which it is a party. This Agreement and each of the Ancillary Agreements to which MergerCo and Purchaser are a party constitute the valid and legally binding obligations of MergerCo and Purchaser, enforceable against MergerCo and Purchaser in accordance with its terms.

     3.2 No Conflicts, etc. (a) The execution, delivery and performance by each of MergerCo and Purchaser of this Agreement and the Ancillary Agreements to which it will be a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not conflict with, contravene, result in a violation or breach of or default under (with or without the giving of notice or the lapse of time, or both), give rise to a right or claim of termination, amendment, modification, vesting, acceleration or cancellation of any right or obligation or loss of any material benefit under, result in the creation of any Lien (or any obligation to create any Lien) upon, or give rise to the creation or claim by any Person other than MergerCo or Purchaser to any of the properties or assets of MergerCo or Purchaser under, (i) any provision of any organizational document of MergerCo or Purchaser, (ii) any Law applicable to MergerCo or Purchaser, or any of their respective properties or assets or (iii) any contract, or any other agreement or instrument to which either MergerCo or Purchaser is a party or by which any of their respective properties or assets may be bound.

     (b) Consents. No Consent of or with any Governmental Authority or other Person is required or advisable to be obtained by MergerCo or Purchaser in connection with the execution, delivery and performance by MergerCo and Purchaser of this Agreement and the Ancillary Agreements or consummation of the transactions contemplated hereby and thereby, except for (i) the filing by the "ultimate parent entity" of Purchaser and MergerCo under the HSR Act described in Section 5.2(c), (ii) applicable requirements under the Exchange Act, (iii) applicable requirements under the Securities Act, (iv) the filing of the Certificate of Merger with the Delaware Secretary of State, (v) applicable requirements under securities or "blue sky" laws of various states, and (vi) such other consents, approvals, orders, authorizations, notifications, registrations, declarations and filings (x) required to be obtained or made by the Company or any of its Subsidiaries or (y) the failure of which to be obtained or made would not have a material adverse effect on the business, results of operations or financial condition of MergerCo, taken as a whole, or materially impair or delay the consummation of the transactions contemplated by this Agreement.

     3.3 Litigation. There is no litigation pending or, to the knowledge of MergerCo or Purchaser, threatened, against MergerCo or Purchaser that could reasonably be expected to have or result in a material adverse effect on the ability of MergerCo or Purchaser to consummate the transactions contemplated by this Agreement.

     3.4 Brokers, Finders, etc. Except for the transaction fee payable to North Castle Partners L.L.C. pursuant to the Consulting Agreement, neither MergerCo nor Purchaser has retained any broker, finder or investment banker or other intermediary in connection with the transactions contemplated herein so as to give rise to any claim against the Company or any of its Subsidiaries for any brokerage, finder's or investment banker's commission, fee or similar compensation.

     3.5 No Prior Business. MergerCo has not engaged in any business or activity of any kind, or entered into any agreement or arrangement with any person or any entity or incurred, directly or indirectly, any material liabilities or obligations, other than in connection with the transactions contemplated hereby, and was formed for the purpose of effecting the Recapitalization.

     3.6 Financing Purchaser has delivered to the Company (i) a complete and correct copy of a commitment letter from North Castle Partners II, L.P. (the "Fund"), whereby the Fund has committed, upon the terms and subject to the conditions set forth therein, to provide equity financing to Purchaser in respect of the transactions contemplated hereby up to $38,660,000, (ii) a complete and correct copy of a commitment letter from Bank of America, N.A. and Banc of America Securities, whereby such financial institution has committed, upon the terms and subject to the conditions set forth therein, to provide debt financing in the amount of $30 million and (iii) a complete and correct copy of a letter from Key Mezzanine Capital Fund I, L.P. expressing its intention upon the terms and subject to the conditions set forth therein, to provide debt financing in the amount of $10 million.

     3.7 Proxy Statement; Exchange Act Schedules. (a) None of the information supplied in writing by MergerCo or Purchaser specifically for inclusion in the Proxy Statement (including any amendments thereof or supplements thereto) will, at the date mailed to stockholders or at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     (b) None of the information supplied in writing by MergerCo or Purchaser specifically for inclusion in any Schedule 14A or 13E-3 and any related schedules (and any amendment or supplement to any of the foregoing) will, at the date such documents are filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     3.8 Beneficial Ownership of Shares. MergerCo does not "beneficially own" (as defined in Rule 13d-3 under the Exchange Act) more than l% of the outstanding shares of the Company Common Stock or any securities convertible into or exchangeable for the Company Common Stock.

     3.9 Liabilities. Except as set forth herein, MergerCo has no obligations of any nature, whether known, unknown, absolute, accrued, contingent or otherwise and whether due or to become due.

                                   ARTICLE IV

                            COVENANTS OF THE COMPANY

     4.1 Conduct of the Business. On and after the date hereof until the Closing Date, except as expressly required by this Agreement, as disclosed on
Schedule 4.1 of the Company Disclosure Letter or as otherwise expressly consented to by Purchaser in writing, the Company and its Subsidiaries shall:

     (i) carry on the Business in the ordinary course of business in substantially the same manner as heretofore conducted, and use commercially reasonable efforts to (x) preserve intact its present business organization,
  (y) keep available the
  services of its present officers, employees and consultants, and (z) preserve intact its relationships with customers, suppliers and others having business dealings with it, to the end that its goodwill and going business shall be in all material respects unimpaired following the Closing;

     (ii) promptly advise Purchaser in writing of any event, occurrence, fact, condition, change, development or effect that, individually or in the aggregate, could reasonably be expected to have or result in a Material Adverse Effect or a breach of this Section 4.1; it being understood that the enactment of any regulation by the Food and Drug Administration mandating pasteurization of fresh juice products shall not constitute a Material Adverse Effect unless the Company would be unable to comply with such new regulation without the occurrence of a Material Adverse Effect;

     (iii) not take any action or omit to take any action within its reasonable control, which action or omission would result in a breach of any of the representations and warranties set forth in Article II; it being agreed that the actions of (x) entering into contracts to purchase fruit in the ordinary course consistent with past practice and (y) making and committing to make capital expenditures not in excess of $1 million in the aggregate in accordance with the Company's budget for the fiscal year 2000, which has been provided to Purchaser, shall not be deemed breaches of this Section 4.1(iii).

     (iv) not agree or otherwise commit to take any of the actions proscribed by the foregoing paragraphs (i) through (iii); and

     (v) conduct all Tax affairs relating to it only in the ordinary course of business, and in good faith in substantially the same manner as such affairs would have been conducted if this Agreement had not been entered into.

     4.2 No Solicitation. (a) The Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its Subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes a Company Takeover Proposal or (ii) negotiate with respect to, agree to or endorse any Company Takeover Proposal; provided, however, that if and to the extent that the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to act in a manner consistent with its fiduciary duties to the Stockholders under applicable law, the Company may, in response to any Company Takeover Proposal which was not solicited by it and which did not otherwise result from a breach of this Section 4.2(a), and subject to providing prior written notice of its decision to take such action to Purchaser and compliance with Section 4.2(c),
(x) furnish information with respect to the Company and its Subsidiaries to any person making a Company Takeover Proposal pursuant to a customary confidentiality agreement (as determined by the Company based on the advice of its outside counsel) and (y) participate in discussions or negotiations regarding such Company Takeover Proposal.

     (b) Except as expressly permitted by this Section 4.2, neither the Board of Directors of the Company, the Special Committee nor any other committee shall (i) withdraw, modify or, following a request by Purchaser to do so, fail to reconfirm, or propose publicly to withdraw, modify or fail to reconfirm, in a manner adverse to MergerCo or Purchaser, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend any Company Takeover Proposal, or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "Company Acquisition Agreement") related to any Company Takeover Proposal. Notwithstanding the foregoing, the Board of Directors of the Company may take such actions if it determines in good faith, based upon the recommendation of the Special Committee and after consultation with outside counsel, that in light of a Company Superior Proposal it is necessary to do so in order to act in a manner consistent with its fiduciary duties to the Stockholders under applicable law; provided, that it may only take such actions at a time that is after the third Business Day following Purchaser's receipt of written notice advising Purchaser that the Board of Directors of the Company is prepared to accept a Company Superior Proposal, specifying the material terms and conditions of such Company Superior Proposal, all of which information will be kept confidential by Purchaser in accordance with the terms of the confidentiality agreement between the Company and North Castle.

     (c) In addition to the obligations of the Company set forth in paragraphs
(a) and (b) of this Section 4.2, the Company shall immediately advise Purchaser of any request for information or of any Company Takeover Proposal and the material terms and conditions of such request or Company Takeover Proposal. The Company will keep Purchaser reasonably informed of the status and details (including amendments or proposed amendments) of any such request or Company Takeover Proposal.

     (d) Nothing contained in this Section 4.2 shall prohibit the Company from taking and disclosing to its Stockholders a position contemplated by Rules 14d-9 and

14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's Stockholders if, in the good faith judgment of the Board of Directors of the Company, after consultation with outside counsel, failure to so disclose would be inconsistent with its obligations under applicable law; provided, however, that, neither the Company nor its Board of Directors nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement or the Merger or approve or recommend, or propose publicly to approve or recommend, a Company Takeover Proposal except to the extent permitted by Section 4.2(b).

     4.3 Access and Information. From the date hereof to the Closing, the Company and its Subsidiaries shall give Purchaser and its accountants, counsel, consultants, employees and agents, full, complete and timely access during normal business hours to, and furnish them with all documents, records, work papers, tax returns and information with respect to, all of the Company's and its Subsidiaries' properties, Assets, books, Material Contracts, reports, records and senior management personnel, as Purchaser shall from time to time reasonably request. The Company and its Subsidiaries shall keep Purchaser and its representatives informed as to the affairs of the Business.

     4.4 Further Assurances. Following the Closing, the Company and its Subsidiaries shall execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise reasonably requested by Purchaser, to confirm and assure the rights and obligations provided for in this Agreement and the Ancillary Agreements, and render effective the consummation of the transactions contemplated hereby and thereby.

                                    ARTICLE V

                        COVENANTS OF MERGERCO, PURCHASER
                                 AND THE COMPANY

     5.1 Public Announcements. Prior to the Closing, except as required by applicable Law, no party shall, nor shall permit its Affiliates to, make any public announcement in respect of this Agreement or the transactions contemplated hereby without the prior written consent of the other parties.

     5.2 Further Actions. (a) From the date hereof to the Closing, each party agrees to use commercially reasonable efforts to take all actions and to do all things necessary or appropriate to consummate the transactions contemplated hereby and by the Ancillary Agreements as promptly as possible, including, without limitation: (i) filing or supplying all applications, notifications and information required to be filed or supplied by it pursuant to applicable Law, (ii) obtaining all Consents and Governmental Approvals necessary or appropriate to be obtained by it in order to consummate transactions contemplated hereby and thereby, (iii) providing all information necessary or appropriate to the Company's obtaining new senior and mezzanine financing arrangements as contemplated hereby, and (iv) coordinating and cooperating with the other parties in exchanging such information and supplying such reasonable assistance as may be reasonably requested by the other parties.

     (b) At all times prior to the Closing, each party shall promptly notify the other parties in writing of any fact, condition, event or occurrence that will or is reasonably likely to result in the failure of any of the conditions contained in Article VI to be satisfied.

     (c) Purchaser and MergerCo on the one hand, and the Company on the other hand, shall use their respective reasonable efforts to resolve such objections, if any, as may be asserted with respect to the transactions contemplated hereby under the laws, rules, guidelines or regulations of any Governmental Authority. Without limiting the foregoing, each of the Company and MergerCo shall, as soon as practicable, file (or cause its respective "ultimate parent entity" within the meaning of the HSR Act to file) Notification and Report Forms under the HSR Act with the Federal Trade Commission (the "FTC") and Antitrust Division of the Department of Justice (the "Antitrust Division") and shall use reasonable efforts to respond as promptly as practicable to all inquiries received from the FTC or the Antitrust Division for additional information or documentation. Each party hereto shall use its reasonable efforts to take or cause to be taken all actions necessary, proper or advisable to obtain any consent, waiver, approval or authorization relating to any Competition Law that is required for the consummation of the transactions contemplated by this Agreement.

     (d) Each of the parties agrees to cooperate with each other in taking, or causing to be taken, all actions necessary to delist the shares of Company Common Stock from the NASDAQ SmallCap Market System, provided that such delisting shall not be effective until after the Effective Time. The parties also acknowledge that it is Purchaser's intent that the shares of Surviving Corporation Common Stock following the Merger will not be quoted on the NASDAQ SmallCap Market System or listed on any national securities exchange.

     5.3 Company Stockholder Approval; Proxy Statement. (a) As promptly as practicable after the date hereof, the Company will prepare and file with the SEC a proxy statement relating to the Special Meeting (as amended or supplemented and including documents incorporated by reference therein, the "Proxy Statement"), and shall use its commercially reasonable efforts to respond to any comments of the SEC or its staff and to cause the Proxy Statement to be cleared by the SEC. The Company shall notify Purchaser of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and shall supply Purchaser and its counsel with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement. After the Proxy Statement has been cleared by the SEC, the Company shall mail the Proxy
Statement to the Stockholders.   The Company shall include in the Proxy
Statement the recommendation of the Board of Directors of the Company and the Special Committee that the Stockholders approve and adopt this Agreement and the transactions contemplated hereby. If at any time prior to the Special Meeting (as defined herein) there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company will prepare and mail to the Stockholders such an amendment or supplement.

     (b) The Company shall, as soon as practicable, in accordance with applicable law and the Organizational Documents of the Company, duly call, set a record date for, give notice of, convene and hold a special meeting of the Stockholders (the "Special Meeting") for the purpose of considering and taking action upon this Agreement and such other matters as may be appropriate at the Special Meeting. Except as would constitute a breach of the fiduciary duties of the Board of Directors of the Company to the Stockholders under applicable law, the Company shall, through its Board of Directors, recommend that the Stockholders approve the Merger and shall use all reasonable efforts to solicit from the Stockholders proxies in favor of the approval and adoption of this Agreement and the transactions contemplated hereby.

     (c) The Company and MergerCo shall together prepare and file a Transaction Statement on Schedule 13E-3 (as amended or supplemented and including documents incorporated by reference therein, the "Schedule 13E-3") under the Exchange Act. Each of MergerCo and the Company shall furnish all information concerning it, its Affiliates and the holders of its capital stock required to be included in the Schedule 13E-3 and, after consultation with each other, shall respond promptly to any comments made by the SEC with respect to the Schedule 13E-3.

     (d) The information supplied by the Company for inclusion in the Proxy Statement or the Schedule 13E-3 shall not, at the time the Proxy Statement is mailed, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or, at the time of the Special Meeting, as then amended or supplemented, or at the Effective Time, omit to state any material fact necessary to correct any statement originally supplied by the Company for inclusion in the Proxy Statement or the Schedule 13E-3 which has become false or misleading. If at any time prior to the Effective Time any event relating to the Company or any of its Affiliates, or the Company's or its Affiliates' respective officers, directors or stockholders, should be discovered which should be set forth in an amendment of, or a supplement to such Proxy Statement or Schedule 13E-3, the Company shall promptly so inform MergerCo and will furnish all necessary information to MergerCo relating to such event and an appropriate amendment or supplement to such Proxy Statement or Schedule 13E-3 will thereafter be filed with the SEC by the Company. All documents that the Company is responsible for filing with the SEC in connection with the transactions contemplated by this Agreement shall comply in all material respects, both as to form and otherwise, with the Exchange Act and/or the Securities Act, as the case may be, and the rules and regulations thereunder. The Company shall also take any action required to be taken under any applicable state securities laws in connection with the registration and qualification in connection with the Merger of the Surviving Corporation Common Stock following the Merger.

     (e) All filings with the SEC and any amendments or supplements thereto, all responses to requests for additional information by, and replies to comments of, the SEC, and all mailings to the Stockholders, in each case in connection with the Merger, shall be subject to the prior review and comment of Purchaser.

     (f) The information supplied or to be supplied by MergerCo for inclusion in the Proxy Statement or the Schedule 13E-3 shall not, at the time the Proxy Statement is mailed, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or, at the time of the Special Meeting, as then amended or supplemented, or at the Effective Time, omit to state any material fact necessary to correct any statement originally supplied by MergerCo for inclusion in the Proxy Statement or the Schedule 13E-3 which has become false or misleading. If at any time prior to the Effective Time any event relating to MergerCo or any of its Affiliates, or its Affiliates' respective officers, directors or stockholders should be discovered which should be set forth in an amendment of, or a supplement to, such Proxy Statement or Schedule 13E-3, MergerCo shall promptly so inform the Company and will furnish all necessary information to the Company relating to such event. All documents that MergerCo is responsible for filing with the SEC in connection with the transactions contemplated by this Agreement shall comply in all material respects, both as to form and otherwise, with the Exchange Act and the rules and regulations thereunder.

     5.4 Directors' and Officers' Insurance and Indemnification. (a) For a period of six years after the Effective Time, the Surviving Corporation shall indemnify, defend and hold harmless the present and former officers, directors, employees and agents of the Company and its Subsidiaries in such capacities against all losses, claims, damages, expenses or liabilities arising out of actions or omissions or alleged actions or omissions occurring at or prior to the Effective Time to the same extent and on the same terms and conditions (including with respect to advancement of expenses) provided for in the Company's Organizational Documents in effect at the date hereof (to the extent consistent with applicable Law).

     (b) For a period of six years after the Effective Time, the Surviving Corporation shall maintain in effect directors' and officers' liability insurance covering the persons who are currently covered by the Company's existing directors' and officers' liability insurance with respect to claims arising from facts or events which occurred before the Effective Time, on terms and conditions no less favorable to such directors and officers than those in effect on the date hereof; provided that in no event shall the Surviving Corporation be required to make annual premium payments for such insurance in excess of 200% of the premiums paid by the Company for such insurance as of the date hereof.

     5.5 Stockholder Litigation. Each of the Company on the one hand and MergerCo and Purchaser, on the other hand, shall give the other the reasonable opportunity to participate in the defense of any stockholder litigation against the Company, MergerCo or Purchaser, as applicable, and its directors, relating to the transactions contemplated hereby.

     5.6 Recapitalization. Each of the Company, MergerCo and Purchaser shall use its best efforts to cause the transactions contemplated hereby, including the Merger, to be accounted for as a recapitalization and such accounting treatment to be accepted by their respective accountants and by the SEC, and each of the Company, MergerCo and Purchaser agrees that it shall take no action that, to their respective knowledge, would cause such accounting treatment not to be obtained.

     5.7 Certain Employee Matters. For a period of not less than one year following the Closing Date, the Surviving Corporation shall provide employees of the Company with compensation and benefits which are substantially comparable in the aggregate to the compensation and benefits provided to such employees as of the date of this Agreement (other than with respect to any equity based compensation).

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

     6.1 Conditions to Obligations of Each Party. The obligation of the parties to consummate the transactions contemplated hereby shall be subject to the fulfillment of the following conditions on or prior to the Closing Date:

     (a) No Injunction, etc. No statute, rule, order, decree or regulation shall have been enacted or promulgated by any Governmental Authority of competent jurisdiction (whether temporary, preliminary or permanent) that is in effect and has the effect of prohibiting the consummation of the Merger or making the Merger illegal. There shall be no order or injunction of a Governmental Authority of competent jurisdiction (whether temporary, preliminary or permanent) in effect precluding, restraining, enjoining or prohibiting consummation of the Merger; provided, however, that the parties shall use their reasonable commercial efforts to cause such order or injunction to be vacated or lifted.

     (b) Securities Law Matters. The Proxy Statement in form and substance consistent with the intent of the parties set forth in Section 5.6 shall have been cleared by the SEC, and any material "blue sky" and other state securities Laws applicable to the registration and qualification of the Surviving Corporation Common Stock following the Merger shall have been complied with; and

     (c) HSR and Other Approvals. The applicable waiting period (and any extension thereof) under the HSR Act with respect to the actions contemplated by this Agreement shall have expired or been terminated and all other material authorizations, consents, orders or approvals of, or regulations, declarations or filings with, or expirations of applicable waiting periods imposed by, any Governmental Authority (including, without limitation, any foreign antitrust filing) necessary for the consummation of the transactions contemplated hereby, shall have been obtained or filed or shall have occurred.

     (d) Financing. The Company shall have received at least $22.5 million of debt financing pursuant to definitive financing agreements on terms substantially similar to the terms set forth in the commitment letters described in Section 3.6(ii) and (iii) (including the market flex provisions thereof) or on less favorable terms that are acceptable to Purchaser.

     (e) Stockholder Approval. The Company Stockholder Approval shall have been obtained.

     (f) Ancillary Agreements. On or prior to the Closing Date, (i) the Company and Purchaser shall have entered into a Stockholders Agreement (the "Stockholders Agreement"), in the form of Exhibit C, dated as of the date hereof, to become effective as of the Effective Time; (ii) the Company and Purchaser shall have entered into a Registration Rights Agreement (the "Registration Rights Agreement") in the form of Exhibit D, dated as of the date hereof, to become effective as of the Effective Time; and (iii) the Purchaser and each of the Continuing Stockholders shall have entered into a Voting Agreement (each a "Voting Agreement") substantially in the form of Exhibit G, dated as of the date hereof, to become effective as of the date hereof; and all such agreements shall be in full force and effect.

     6.2 Conditions to Obligations of MergerCo and Purchaser. The obligation of MergerCo and Purchaser to consummate the transactions contemplated hereby shall be subject to the fulfillment on or prior to the Closing Date of the following conditions:

     (a) Representations, Performance, etc. The representations and warranties of the Company contained herein shall be true and correct in all respects (in the case of any representation or warranty qualified as to materiality) or in all material respects (in the case of any representation or warranty not so qualified) at and as of the date hereof and on and as of the Closing Date with the same effect as though made on and as of the Closing Date, and Purchaser shall have received a certificate signed by the chief executive officer and chief financial officer of the Company to such effect.

     (b) Performance of Obligations of the Company. The Company shall have performed or complied in all material respects with all conditions, agreements, obligations and covenants required to be performed or complied with prior to the Closing by the Company under this Agreement and Purchaser shall have received a certificate signed by the chief executive officer and chief financial officer of the Company to such effect.

     (c) Consents. The Company shall have obtained and shall have delivered to Purchaser on or prior to the Closing Date copies of all Governmental Approvals and all Consents required or appropriate to be obtained by the Company or its Subsidiaries in connection with the execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby, including without limitation, the Consents set forth on
  Schedule 6.2(c) of the Company Disclosure Letter.

     (d) No Material Adverse Effect. From the date hereof through and including the Effective Time, no event, occurrence, fact, condition, change, development or effect shall have occurred, exist or come to exist that, individually or in the aggregate, has constituted or resulted in, or could reasonably be expected to constitute or result in, a Material Adverse Effect; it being understood that the enactment of any regulation by the Food and Drug Administration mandating pasteurization of fresh juice products shall not constitute a Material Adverse Effect unless the Company would be unable to comply with such new regulation without the occurrence of a Material Adverse Effect.

     (e) Corporate Proceedings. As of the Closing Date, all corporate proceedings of the Company in connection with this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby, and all documents and instruments incident thereto, shall be reasonably satisfactory in substance and form to Purchaser and its counsel, and Purchaser and its counsel shall have received all such documents and instruments (including the resignations of any officers of the Company or of its Subsidiaries), or copies thereof, certified if requested, as may be reasonably requested.

     (f) Dissenting Shares. The number of Dissenting Shares shall not exceed 5% of the issued and outstanding shares of Company Common Stock.

     (g) FIRPTA Certificate. Purchaser shall have received a certificate of the Company, in accordance with Treasury Regulations Section 1.897-2(h), to the effect that Company is not, and has not during the five year period preceding the Effective Time been, a U.S. real property holding corporation within the meaning of Section 897 of the Code.

     (h) Employment Agreement. The Company and Robin Prever shall have entered into an employment agreement (the "Employment Agreement"), in the form of Exhibit E, dated as of the date hereof, to become effective as of the Effective Time, and such agreement shall be in full force and effect.

     (i) Consulting Agreement. The Company and North Castle Partners, L.L.C. shall have entered into a Consulting Agreement (the "Consulting Agreement"), in the form of Exhibit F, dated as of the date hereof, to become effective as of the Effective Time, and such agreement shall be in full force and effect.

     6.3 Conditions to Obligations of the Company. The obligation of the Company to consummate the transactions contemplated hereby shall be subject to the fulfillment, on or prior to the Closing Date, of the following conditions:

     (a) Representations, Performance, etc. The representations and warranties of MergerCo and Purchaser contained herein shall be true and correct in all respects (in the case of any representation or warranty qualified as to materiality) or in all material respects (in the case of any representation or warranty not so qualified) at and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of the Closing Date and the Company shall have received a certificate of an officer of each of MergerCo and Purchaser to such effect.

     (b) Performance of Obligations of MergerCo and Purchaser. MergerCo and Purchaser shall have performed or complied in all material respects with all conditions, agreements, obligations and covenants required to be performed or complied with prior to the Closing by MergerCo and Purchaser under this Agreement and the Company shall have received a certificate of an officer of each of MergerCo and Purchaser to such effect.

     (c) Consents. Purchaser and MergerCo shall have obtained and shall have delivered to the Company on or prior to the Closing Date copies of all Governmental Approvals and all Consents required or appropriate to be obtained by Purchaser and MergerCo in connection with the execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby.

     (d) Organizational Proceedings. As of the Closing Date, all organizational proceedings of Purchaser and MergerCo in connection with this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby, and all documents and instruments incident thereto, shall be reasonably satisfactory in substance and form to the Company and its counsel, and the Company and its counsel shall have received all such documents and instruments, or copies thereof, certified if requested, as may be reasonably requested.

                                   ARTICLE VII

                                   TERMINATION

     7.1 Termination. Notwithstanding anything herein to the contrary, this Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the Company Stockholder Approval has been given:

     (a) by the written agreement of the parties hereto;

     (b) by either the Purchaser or the Company if (i) the Merger has not been consummated on or prior to May 31, 2000 or such other date, if any, as Purchaser and the Company shall agree upon (provided that the right to terminate this Agreement under this Section 7.1(b)(i) shall not be available to a party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to be consummated on or before such date), or (ii) any Governmental Authority shall have issued a statute, order, decree or regulation or taken any other action (which statute, order, decree, regulation or other action the parties hereto shall use their best efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the Merger or making the Merger illegal and such statute, order, decree, regulation or other action shall have become final and non-appealable.

     (c) by the Company, upon 15 days' prior written notice, in the event of a material breach of any representation, warranty, covenant or agreement on the part of MergerCo or Purchaser such that the conditions set forth in Section 6.3(a) or 6.3(b) would not be satisfied as of the Effective Time, which breach is not cured prior to the expiration of such 15 day period (provided that if such breach is not curable, the Company may terminate this Agreement immediately under this Section 7.1(c)); except where the Company is in material breach of any representation, warranty, covenant or agreement.

     (d) By the Company, (i) if holders of at least a majority, by vote, of the outstanding Company Common Stock fail to approve and adopt this Agreement and the transactions contemplated hereby at the Special Meeting (including any postponement or adjournment thereof), or (ii) if prior to the Effective Time either the Board of Directors of the Company or the Special Committee withdraws, modifies or changes in a manner adverse to MergerCo its recommendation of this Agreement or the Merger pursuant to Section 4.2; provided in the case of clause (ii) that such termination shall not be effective until the Company has made payment to North Castle of the Termination Fee and the Expense Reimbursement Fee in accordance with Section 9.2 so long as MergerCo and Purchaser have not breached their obligations hereunder.

     (e) by Purchaser, if (i) holders of at least a majority, by vote, of the outstanding Company Common Stock fail to approve and adopt this Agreement and the transactions contemplated hereby at the Special Meeting (including any postponement or adjournment thereof); (ii) either the Board of Directors of the Company or the Special Committee withdraws, modifies or changes its recommendation of this Agreement or the Merger in a manner adverse to MergerCo or shall have resolved to do any of the foregoing or the Board of Directors of the Company shall have recommended to the Stockholders any Company Takeover Proposal or resolved to do so; (iii) a tender offer or exchange offer for outstanding shares of capital stock of the Company then representing 35% or more of the combined power to vote generally for the election of directors is commenced, and the Board of Directors of the Company does not recommend that Stockholders not tender their shares into such tender or exchange offer; or
  (iv) any Person shall have acquired beneficial ownership or right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder), shall have been formed that beneficially owns, or has the right to acquire beneficial ownership of, outstanding shares of capital stock of the Company then representing 35% or more of the combined power to vote generally for the election of directors.

     (f) by Purchaser, upon 15 days' prior written notice, in the event of a material breach of any representation, warranty, covenant or agreement on the part of the Company such that the conditions set forth in Section 6.2(a) or 6.2(b) would not be satisfied as of the Effective Time, which breach is not cured prior to the expiration of such 15 day period (provided that if such breach is not curable, Purchaser may terminate this Agreement immediately under this Section 7.1(f)); except where Purchaser or MergerCo is in material breach of any representation, warranty, covenant or agreement.

     (g) by Purchaser, on the one hand, or the Company, on the other hand, if any event shall occur or exist that otherwise shall have made it impossible to satisfy a condition precedent to the obligation of the terminating party or parties to consummate the transactions contemplated by this Agreement, unless the occurrence or existence of such event, fact or condition shall be due to the failure of the terminating party or parties to perform or comply with any of the agreements, covenants or conditions hereof to be performed or complied with by such party prior to the Closing Date.

     (h) by the Company, if the Board of Directors of the Company determines in good faith, based upon the opinion of its outside legal counsel, that the failure to terminate this Agreement would constitute a breach of the fiduciary duties of the Board of Directors of the Company to the Stockholders under applicable law.

     7.2 Effect of Termination. In the event of the termination of this Agreement pursuant to the provisions of Section 7.1, this Agreement shall become void and have no effect, without any liability to any Person in respect hereof or of the transactions contemplated hereby on the part of any party hereto, or any of its directors, officers, employees, agents, consultants, representatives, advisers, or Affiliates, except as specified in Section 9.2 and except for any liability resulting from such party's breach of this Agreement.

                                  ARTICLE VIII

                                   DEFINITIONS

     8.1 Definition of Certain Terms. The terms defined in this Section 8.1, whenever used in this Agreement (including in the Schedules), shall have the respective meanings indicated below for all purposes of this Agreement (each such meaning to be equally applicable to the singular and the plural forms of the respective terms so defined). All references herein to a Section, Article or Schedule are to a Section, Article or Schedule of or to this Agreement, unless otherwise indicated.

     2000 Note: as defined in Section 2.4(a).

     Affiliate: of a Person means a Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the first Person, and with respect to a natural person shall include any child, stepchild, grandchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and shall include adoptive relationships. "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

     Agreement: this Stock Purchase Agreement and Agreement and Plan of Merger, as the same may be amended from time to time.

     Ancillary Agreements: the Stockholders Agreement, Voting Agreements, Registration Rights Agreement, Employment Agreement and Consulting Agreement.

     Antitrust Division: as defined in Section 5.2(c).

     Assets: as defined in Section 2.9.

     Audited Financial Statements: the audited consolidated financial statements of the Company as at and for the years ended December 31, 1998, 1997 and 1996, including (i) balance sheets and statements of income, cash flows and stockholders equity, (ii) the notes thereto, and (iii) a report thereon from PricewaterhouseCoopers, LLP, the Company's independent auditors.

     Balance Sheet: the balance sheet of the Company as of December 31, 1998 included in the Audited Financial Statements.

     Business: any business in which the Company or its Subsidiaries is engaged as of the Effective Time.

     Business Day: shall mean a day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required to close.

     Cashed Out Shares: with respect to any Continuing Stockholder, a number of shares of Company Common Stock equal to the number listed under the column captioned "Cashed Out Shares" opposite such Continuing Stockholder's name on Annex A to this Agreement, subject to the adjustment provisions in Annex A.

     CERCLA: the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Section 9601 et seq.

     Certificate of Merger: as defined in Section 1.9.

     Class A Common Stock: as defined in Section 1.3(a).

     Class B Common Stock: as defined in Section 1.3(a).

     Closing: as defined in Section 1.10.

     Closing Date: as defined in Section 1.10.

     Code: the Internal Revenue Code of 1986, as amended.

     Company: as defined in the recitals to this Agreement.

     Company Acquisition Agreement: as defined in Section 4.2(b).

     Company Common Stock: as defined in Section 1.3(a).

     Company Disclosure Letter: as defined in Section 2.1(b).

     Company Reports: as defined in Section 2.21.

     Company SEC Documents: as defined in Section 2.21.

     Company Stock Option: as defined in Section 1.5(a).

     Company Stock Option Plans: as defined in Section 1.5(a).

     Company Stockholder Approval: as defined in Section 2.2.

     Company Superior Proposal: any proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 25% of the combined voting power of the shares of the Company's capital stock then outstanding or all or substantially all the assets of the Company and otherwise on terms which the Special Committee determines in its good faith judgment, based on the advice of the Financial Advisor or an investment banking firm of national reputation and after consultation with outside counsel, to be more favorable to the Stockholders than the Merger and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Special Committee, is reasonably capable of being obtained by such third party.

     Company Takeover Event: any direct or indirect acquisition or purchase of a business that constitutes 25% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, or 25% or more of any class of equity securities of the Company, any tender offer or exchange offer that if consummated would result in any person beneficially owning 25% or more of any class of any equity securities of the Company, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company (or any Subsidiary whose business constitutes 25% or more of the net revenues, net income or assets of the Company and its Subsidiaries taken as a whole), other than the transactions contemplated by this Agreement.

     Company Takeover Proposal: any inquiry, proposal or offer from any person relating to any Company Takeover Event.

     Competition Laws: statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization, lessening of competition or restraint of trade, including the HSR Act.

     Computer System: with respect to any Person, any and all Software, semiconductor chips, microprocessors, embedded microcontrollers and other hardware containing programming instructions of any kind, whether owned or licensed or otherwise held by such Person for use.

     Consent: any consent, approval, order, authorization, waiver, agreement, license, declaration, filing or report or notice to, any Person.

     Consulting Agreement: as defined in Section 6.2(i).

     Continuing Stockholders: the Stockholders listed on Annex A to this Agreement.

     Delaware Secretary of State: as defined in Section 1.9.

     DGCL: as defined in the recitals to this Agreement.

     Dissenting Shares: as defined in Section 1.6.

     Dissenting Stockholders: as defined in Section 1.3(a).

     Effective Time: as defined in Section 1.9.

     Employees: any employee or former employee of the Company or its Subsidiaries or the beneficiaries or dependants of any such employee or former employee.

     Employment Agreement: as defined in Section 6.2(h).

     Environmental Claims: any complaint, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or other communication from any governmental agency, office or other authority, or any third party, involving violations of Environmental Laws or Releases of Hazardous Materials (i) from any assets, properties or businesses of the Company or its Subsidiaries; (ii) from properties or businesses adjoining any of the Real Property; or (iii) from or onto any facilities which received Hazardous Materials generated by the Company or its Subsidiaries.

     Environmental Laws: all applicable Laws relating to the protection of the environment, to human health and safety, to natural resources or to any use, sale, manufacture, treatment, generation, processing, storage, disposal, abatement, existence, Release, threatened Release, transportation or handling of any Hazardous Materials, including, without limitation, (i) CERCLA, the Resource Conservation and Recovery Act, and the Occupational Safety and Health Act, and (ii) all other governmental requirements pertaining to reporting, licensing, permitting, investigation or remediation of Releases or threatened Releases of Hazardous Substances into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport or handling of Hazardous Substances.

     ERISA: the Employee Retirement Income Security Act of 1974, as amended.

     Exchange Act: the Securities Exchange Act of 1934, as amended.

     Exchange Agent: as defined in Section 1.4(a).

     Expense Reimbursement Fee: as defined in Section 9.2(b).

     Fairness Opinion: as defined in Section 2.24.

     Financial Advisor: as defined in Section 2.24.

     Financial Statements: the Audited Financial Statements and the Interim Financial Statements.

     FTC: as defined in Section 5.2(c).

     Fund: as defined in Section 3.6.

     GAAP: United States generally accepted accounting principles.

     GFG Warrant: as defined in Section 2.4(a).

     Governmental Approval: any written consent, approval, authorization, waiver, permit, concession, franchise, Agreement, license, exemption or order of, declaration or filing with, or report or notice to, any Governmental Authority.

     Governmental Authority: as defined in Section 2.3(b).

     Hazardous Materials: any substance that: (i) is or contains asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum or petroleum-derived substances or wastes, or radon gas, or (ii) requires investigation, removal or remediation under any applicable Environmental Law, or is defined, listed or identified as a "hazardous waste" or "hazardous substance" thereunder.

     HSR Act: the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     Intellectual Property: any and all United States and foreign: patents and applications, including all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof; trademarks, service marks, trade names, trade dress, domain names, logos, business and product names, slogans, and registrations and applications for registration or renewal thereof; copyrights and registrations or renewals thereof; copyrightable works; World Wide Web sites; Software; inventions, processes, designs, formulae, trade secrets, know-how, R&D, manufacturing and production processes and techniques; confidential business and technical information; all other intellectual property and proprietary rights similar to the foregoing; all rights to sue for and remedies against past, present and future infringements of any or all of the foregoing; rights of priority and protection of interests therein under the Laws of any jurisdiction, copies and tangible embodiments thereof (in whatever form or medium, including electronic media).

     Interim Financial Statements: the unaudited consolidated financial statements of the Company for the periods ended March 31, 1999, June 30, 1999, and September 30, 1999, including a balance sheet and statements of income, cash flows and stockholders equity.

     IRS: the Internal Revenue Service.

     Law: all applicable provisions of all (a) constitutions, treaties, statutes, laws (including the common law), codes, rules, regulations, ordinances or orders of any Governmental Authority, (b) Governmental Approvals and (c) orders, decisions, injunctions, judgments, awards and decrees of or agreements with any Governmental Authority.

     Leased Real Property: all interests leased pursuant to Leases.

     Leases: the real property leases, subleases, licenses and occupancy agreements pursuant to which the Company or its Subsidiaries is lessee, sublessee, licensee or occupant.

     Lien: any mortgage, pledge, hypothecation, right of others, claim, security interest, encumbrance, lease, sublease, license, occupancy agreement, adverse claim or interest, easement, covenant, encroachment, burden, title defect, title retention Agreement, voting trust Agreement, interest, equity, option, lien, right of first refusal, charge or other restrictions or limitations of any nature whatsoever, including but not limited to such as may arise under any Material Contracts.

     Listed Intellectual Property: as defined in Section 2.12(a).

     Litigation: any action, cause of action, claim, demand, suit, proceeding, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, pending or threatened, by or before any court, tribunal, arbitrator or other Governmental Authority, or by or on behalf of any third party.

     Material Adverse Effect: (i) any event, occurrence, fact, condition, change or effect that is, or would reasonably be expected to be, materially adverse to the Business, Assets, liabilities, prospects, results of operations or financial or other condition of the Company or its Subsidiaries, taken as a whole, or (ii) a material impairment of the ability of the Company to perform its obligations hereunder or to consummate the transactions contemplated hereby and thereby.

     Material Contracts: all loan agreements, indentures, letters of credit (including related letter of credit applications and reimbursement obligations), mortgages, security agreements, pledge agreements, deeds of trust, bonds, notes, guarantees, surety obligations, warranties, material licenses, material franchises, permits, powers of attorney, material leases, endorsement agreements, and other agreements, contracts, instruments, obligations, material arrangements and understandings, written or oral, to which the Company or any of its Subsidiaries is a party or by which any of their properties or assets may be bound or affected, in each case as amended, supplemented, waived or otherwise modified, that are of the types listed in clauses (i) through (xiv) below:

     (i) leases, subleases, licenses, occupancy agreements, material permits, insurance policies, material agreements, Governmental Approvals and other Material Contracts concerning or relating to the Real Property;

     (ii) material employment, consulting, severance, agency, bonus, compensation, or other trusts, funds and other Material Contracts (other than the Plans) relating to or for the benefit of current, future or former employees, officers, directors, sales representatives, distributors, dealers, agents, independent contractors or consultants (whether or not legally binding) of the Company or its Subsidiaries, requiring annual payments in excess of $100,000, including sales agency, copacking or distributorship agreements or arrangements for the sale of any of the products or services of the Company or its Subsidiaries;

     (iii) Intellectual Property licenses;

     (iv) broker's or finder's contracts;

     (v) joint venture, partnership and similar contracts, agreements, arrangements and understandings involving a sharing of profits or expenses;

     (vi) stock purchase agreements, asset purchase agreements and other acquisition or divestiture agreements, including but not limited to any agreements relating to the acquisition, lease or disposition of the Company or its Subsidiaries, any material assets or properties (other than sales of inventory made in the ordinary course of business), any business, or any capital stock of or other interest in any Person by the Company or its Subsidiaries, within the last three years, which involve continuing indemnity or other obligations;

     (vii) contracts prohibiting or restricting the ability of the Company, its Subsidiaries or the Business to engage in any business or operate in any geographical area or to compete with any Person;

     (viii) orders and other contracts for the purchase or sale of materials, supplies, products or services, involving aggregate payments in excess of $100,000 in each case or, other than with respect to such orders or contracts entered into in the ordinary course of business, $250,000 in the aggregate;

     (ix) contracts providing for future payments that are conditioned, in whole or in part, on a change in control of any of the Company or its Subsidiaries;

     (x) powers of attorney, except routine powers of attorney relating to representation before governmental agencies or given in connection with qualification to conduct business in another jurisdiction;

     (xi) contracts not entered into in the ordinary course of business;

     (xii) contract or series of related contracts with respect to which the aggregate amount that could reasonably be expected to be paid or received thereunder in the future exceeds $25,000 per annum or, other than with respect to such contracts entered into in the ordinary course of business, $100,000 in the aggregate;

     (xiii) contracts that are or will be material to the business, operations, results of operations, condition (financial or otherwise), assets or properties of the Company or its Subsidiaries; and

     (xiv) contracts providing for future payments that are conditioned, in whole or in part, on the future performance of the Company or its Subsidiaries.

     Merger: as defined in Section 1.1(a).

     MergerCo: as defined in the recitals to this Agreement.

     Merger Consideration: the cash and shares of Surviving Corporation Common Stock paid to Stockholders pursuant to Section 1.3.

     Non-Continuing Stockholder: any Stockholder not listed on Annex A to this Agreement.

     Organizational Documents: as defined in Section 2.1(c).

     Owned Intellectual Property: as defined in Section 2.12(a).

     Owned Real Property: the real property owned by the Company or its Subsidiaries, together with all structures, facilities, improvements, fixtures and systems attached or appurtenant thereto and all easements, licenses and rights relating to the foregoing.

     Permitted Liens: (i) Liens securing liabilities for which adequate reserves are included on the Balance Sheet, to the extent so reserved, that do not materially interfere with the use of the property subject thereto or extend to or cover any assets of any other Affiliate of Purchaser upon consummation of the transactions contemplated by this Agreement, (ii) Liens for Taxes not yet due and payable, or that are being contested in good faith by appropriate proceedings, (iii) mechanic's Liens, landlord's Liens and warehouseman's Liens securing obligations arising in the ordinary course of business that are not more than 30 days past due or are being contested in good faith by appropriate proceedings or (iv) Liens that, individually and in the aggregate, do not and would not materially detract from the value of any of the property or Assets or materially interfere with the use thereof as currently used or proposed to be used.

     Per Share Amount: an amount equal to the quotient obtained by dividing the Purchase Price by the number of Purchased Shares.

     Per Share Merger Consideration: $6.00.

     Person: any natural person, firm, partnership, association, corporation, company, trust, business trust, Governmental Authority or other entity.

     Plan: each "employee benefit plan", as such term is defined in Section 3(3) of ERISA, and each bonus, incentive or deferred compensation, severance, termination, retention, change of control, stock option, stock appreciation, stock purchase, phantom stock or other equity-based, performance or other employee or retiree benefit or compensation plan, program, arrangement, Agreement, policy or understanding, whether written or unwritten, that provides or may provide benefits or compensation in respect of any Employee, or under which any Employee is or may become eligible to participate or derive a benefit and that is or has been maintained or established by the Company or its Subsidiaries or to which the Company or its Subsidiaries contributes or is or has been obligated or required to contribute.

     Policies: as defined in Section 2.13.

     Proxy Statement: as defined in Section 5.3(a).

     Purchaser: as defined in the recitals to this Agreement.

     Purchase Price: as defined in Section 1.1(b).

     Purchased Shares: a number (rounded down to the nearest whole share) of newly issued shares of Surviving Corporation Common Stock equal to the Purchase Price divided by the Per Share Merger Consideration.

     Real Property: the Owned Real Property and the Leased Real Property.

     Registration Rights Agreement: as defined in Section 6.1(f).

     Release: any releasing, disposing, discharging, injecting, spilling, leaking, leaching, pumping, dumping, emitting, escaping, emptying, seeping, dispersal, migration, transporting, placing and the like, including without limitation, the moving of any materials through, into or upon, any land, soil, surface water, ground water or air, or otherwise entering into the environment.

     Return: any return, report, declaration, form, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     Rollover Shares: with respect to any Continuing Stockholder, a number of shares of Company Common Stock equal to the number listed under the column captioned "Rollover Shares" opposite a Continuing Stockholder's name on Annex A to this Agreement, subject to the adjustment provisions in Annex A.

     Schedule 13E-3: as defined in Section 5.3(c).

     SEC: the Securities and Exchange Commission.

     Securities Act: the Securities Act of 1933, as amended.

     Software: all computer software, including but not limited to application software and system software, including all source code and object code versions thereof, in any and all forms and media, whether recorded on paper, magnetic media or other electronic or non-electronic media (including data and related documentation, user manuals, training materials, flow charts, diagrams, descriptive tests and programs, computer print-outs, underlying tapes, computer databases and similar items), integrated circuits, embedded systems, and other electro-mechanical or processor based systems.

     Special Committee: as defined in the recitals hereto.

     Special Meeting: as defined in Section 5.3(b).

     Stock Purchase: as defined in Section 1.1(b).

     Stockholders: the holders of the Company Common Stock.

     Stockholders Agreement: as defined in Section 6.1(f).

     Subsidiaries: each corporation or other Person in which a Person owns or controls, directly or indirectly, capital stock or other equity interests representing at least 50% of the outstanding voting stock or other equity interests.

     Surviving Corporation: as defined in Section 1.1(a).

     Surviving Corporation Common Stock: common stock, par value $.01 per share, of the Surviving Corporation.

     Tax: any federal, state, provincial, local, foreign or other income, alternative, minimum, accumulated earnings, personal holding company, franchise, capital stock, net worth, capital, profits, windfall profits, gross receipts, value added, sales (including, without limitation, bulk sales), use, goods and services, excise, customs duties, transfer, conveyance, mortgage, registration, stamp, documentary, recording, premium, severance, environmental (including, without limitation, taxes under Section 59A of the Code), real property, personal property, ad valorem, intangibles, rent, occupancy, license, occupational, employment, unemployment insurance, social security, disability, workers' compensation, payroll, health care, withholding, estimated or other similar tax, levy, impost, fee, duty or other governmental charge or assessment or deficiencies thereof (including all interest and penalties thereon and additions thereto, whether disputed or not) imposed by any Governmental Authority or other taxing authority.

     Termination Fee: as defined in Section 9.2(b).

     Transaction Expenses: as defined in Section 9.2(a).

     Treasury Regulations: the regulations prescribed under the Code.

     Voting Agreements: as defined in the recitals to this Agreement.

     Year 2000 Compatibility: (and variations thereof) means, with respect to any Computer System, that such Computer System (i) records, stores, processes and provides true and accurate dates and calculations for dates and spans of dates, (ii) is and will be able to operate on a basis comparable to its current operation during and after calendar year 2000 A.D., including, but not limited to, leap years, and (iii) shall not end abnormally or provide invalid or incorrect results as a result of date data which represents or references (or fails to represent or reference) different centuries or more than one century.

     Any reference in this Agreement to a statute shall be to such statute, as amended from time to time, and to the rules and regulations promulgated thereunder. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation."

                                   ARTICLE IX

                                  MISCELLANEOUS

     9.1 Survival. No representations or warranties of the parties set forth in this Agreement shall survive beyond the Effective Time.

     9.2 Expenses. (a) Except as otherwise provided herein, if this Agreement is terminated prior to Closing, all costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby (the "Transaction Expenses") shall be paid by the party incurring such expenses. If the Closing does occur, the Company shall pay all Transaction Expenses of MergerCo, Purchaser and the Company.

     (b) The Company shall promptly pay North Castle a termination fee of $1.2 million (the "Termination Fee"), plus documented reasonable out of pocket costs and expenses incurred by MergerCo and Purchaser in connection with this Agreement and the consummation of the transactions contemplated hereby in an amount not to exceed $300,000 (the "Expense Reimbursement Fee") in the event that this Agreement is terminated pursuant to Sections 7.1(d)(ii) or 7.1(e)(ii)-(iv). Any such payment shall be made by wire transfer of immediately available funds.

     (c) The Company acknowledges that the agreements contained in this Section
9.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Purchaser and MergerCo would not enter into this Agreement; accordingly, if the Company fails promptly to pay the amount due pursuant to this Section 9.2, and, in order to obtain such payment, Purchaser and MergerCo commence a suit which results in a judgment against the Company for any or all of the Termination Fee or the Expense Reimbursement Fee set forth in this Section 9.2, the Company shall pay to Purchaser and MergerCo their costs and expenses (including attorneys' fees and expenses) in connection with such suit.

     (d) This Section 9.2 shall survive any termination of this Agreement.

     9.3 Severability. If any provision of this Agreement is inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever. The invalidity of any one or more phrases, sentences, clauses, sections or subsections of this Agreement shall not affect the remaining portions of this Agreement.

     9.4 Notices. All notices and other communications made in connection with this Agreement shall be in writing and shall be deemed to have been duly given if (a) mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, (b) transmitted by hand delivery, (c) sent by next-day or overnight mail or delivery or (d) sent by fax or telecopy, addressed as follows:

     (i) if to MergerCo, Purchaser or, from and after the Closing, the Company, to such person:

              c/o North Castle Partners, L.L.C.
              60 Arch Street
              Greenwich, CT 06830

              Telephone:  (203) 862-3200
              Telecopy:  (203) 618-1860
              Attention:  Peter J. Shabecoff

              with a copy to:

              Debevoise & Plimpton
              875 Third Avenue
              New York, New York  10022
              Telephone:  (212) 909-6000
              Telecopy:  (212) 909-6836
              Attention:  Franci J. Blassberg, Esq.

     (ii)     if to the Company prior to the Closing, to:

              Saratoga Beverage Group, Inc.
              11 Geyser Road
              Saratoga Springs, NY 12366
              Telephone: (518) 584-6363 x11
              Telecopy: (518) 584-0380
              Attention: Chief Financial Officer

              with a copy to:

              Swidler Berlin Shereff Friedman, LLP
              The Chrysler Building
              405 Lexington Avenue
              New York, New York 10174
              Telephone: (212) 891-9268
              Telecopy: (212) 891-9598
              Attention:  Charles I. Weissman, Esq.

or, in each case, at such other address as may be specified in writing to the other party hereto.

     All such notices, requests, demands, waivers and other communications shall be deemed to have been received (w) if by personal delivery on the day after such delivery, (x) if by certified or registered mail, on the seventh business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, (z) if by telecopy or telegram, on the next day following the day on which such telecopy or telegram was sent.

     9.5 Entire Agreement. This Agreement (including the schedules hereto), the Ancillary Agreements (when executed and delivered) and the Confidentiality Agreement constitute the entire Agreement, and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

     9.6 Counterparts; Headings. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

     9.7 Governing Law, etc. (a) EXCEPT TO THE EXTENT THE LAWS OF THE STATE OF DELAWARE MANDATORILY APPLY, THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING AS TO VALIDITY, INTERPRETATION AND EFFECT, BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS RULES THEREOF TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE COUNTY OF NEW YORK SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND OF THE DOCUMENTS REFERRED TO IN THIS AGREEMENT, AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY. EACH PARTY HEREBY WAIVES AND AGREES NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR THE INTERPRETATION AND ENFORCEMENT HEREOF, OR ANY SUCH DOCUMENT OR IN RESPECT OF ANY SUCH TRANSACTION, THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SUCH COURTS OR THAT THE VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS. EACH PARTY HEREBY CONSENTS TO AND GRANTS ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF ANY SUCH DISPUTE AND AGREE THAT THE MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING

IN THE MANNER PROVIDED IN SECTION 9.4 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

     (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OR ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS
SECTION 9.7(b).

     9.8 Binding Effect; No Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns, subject to Section 9.9. Nothing in this Agreement shall confer any rights upon any person or entity other than the parties hereto and their respective heirs, successors and permitted assigns.

     9.9 Assignment. This Agreement shall not be assignable by any of the parties hereto without the prior written consent of the other parties, provided, that, (a) the Company may assign this Agreement and the Ancillary Agreements to which it is a party to any lenders to the Company as security for obligations to such lenders, and (b) Purchaser may assign this Agreement to any of its Affiliates, or to any lender to Purchaser as security for obligations to such lender, and provided, further, that no assignment by Purchaser shall in any way affect Purchaser's obligations or liabilities under this Agreement.

     9.10 Amendment; Waivers, etc. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy or breach of any representation, warranty, covenant or agreement or failure to fulfill any condition shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement as to which there is no inaccuracy or breach. The representations and warranties of the Company shall not be affected or deemed waived by reason of any investigation made by or on behalf of MergerCo or Purchaser (including but not limited to by any of their advisors, consultants or representatives) or by reason of the fact that MergerCo, Purchaser or any of their advisors, consultants or representatives knew or should have known that any such representation or warranty is or might be inaccurate.

     9.11 Attorneys' Fees. As between the parties to this Agreement, in any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to its costs and expenses and any other available remedy.

     IN WITNESS WHEREOF, the parties have duly executed this Stock Purchase Agreement and Agreement and Plan of Merger as of the date first above written.


                                      SARATOGA BEVERAGE GROUP, INC.



                                      By:        /s/ Kim James
                                         -------------------------------------
                                         Name: Kim James
                                         Title: Chief Financial Officer


                                      NCP-SBG RECAPITALIZATION CORP.



                                      By:        /s/ Peter J. Shabecoff
                                         -------------------------------------
                                         Name:  Peter J. Shabecoff
                                         Title: Vice President


                                      NCP-SBG, L.P.


                                      By: NCP-SBG GP, L.L.C.
                                         its General Partner



                                      By:        /s/ Peter J. Shabecoff
                                         -------------------------------------
                                         Name:  Peter J. Shabecoff
                                         Title: Executive Vice President

                                                        Annex A to the Stock
                                                        Purchase Agreement and
                                                        Agreement and Plan of
                                                        Merger

CONTINUING STOCKHOLDER                       TOTAL               CASHED              ROLLOVER        INCREASE
----------------------                       -----               ------              --------        --------
                                            SHARES             OUT SHARES             SHARES         PERCENTAGE
                                            ------             ----------             ------         ----------
Robin Prever                                318,285              251,499               66,786        12.1429%

Anthony Malatino                            718,127              557,056              161,071        29.2857%

Steel Partners II, L.P.                     506,258              450,369               55,889        18.5714%

Warren G. Lichtenstein                       46,254                    0               46,254              0%

Steven Bogen                                386,793              304,293               82,500        15.0000%

Pershing                                    200,000              141,071               58,929        10.7143%
Securities  Limited

Jurg Walker                                 224,500              145,929               78,571        14.2857%
=================================================================================================================
                TOTAL                     2,400,217            1,850,217              550,000         100.00%




If the Purchase Price exceeds $28,660,000, then the aggregate number of Rollover Shares shall be increased such that the aggregate value of all of the Rollover Shares equals 11.11% of the Purchase Price, and the aggregate number of Cashed Out Shares shall be decreased in an amount equal to the increase in the aggregate number of Rollover Shares. Such increase and decrease in the number of Rollover Shares and Cashed Out Shares, respectively, shall be allocated among the Continuing Stockholders in accordance with the percentages set forth in the column captioned "Increase Percentage".

                                                                       Exhibit A


                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                          SARATOGA BEVERAGE GROUP, INC.

     Saratoga Beverage Group, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

     1. The name of the Corporation is Saratoga Beverage Group, Inc. The Corporation was initially incorporated in the State of Delaware under the name of Saratoga Spring Water Company on May 5, 1993.

     2. This Amended and Restated Certificate of Incorporation was proposed by the Board of Directors of the Corporation and adopted by the stockholders of the Corporation in the manner and by the vote prescribed by Sections 242 and 245 of the General Corporation Law of the State of Delaware, and is as follows:

     FIRST: The name of the Corporation is Saratoga Beverage Group, Inc.

     SECOND: The Corporation's registered office in the State of Delaware is at Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD: The nature of the business of the Corporation and its purpose is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The aggregate number of shares of capital stock which the Corporation shall have authority to issue is ____________ shares of common stock, par value $__ per share.

     FIFTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its directors and stockholders:

          (a) The number of directors of the Corporation shall be fixed and may be altered from time to time in the manner provided in the By-Laws, and vacancies in the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors may be filled, and directors may be removed, as provided in the By-Laws.

          (b) The election of directors may be conducted in any manner approved by the stockholders at the time when the election is held and need not be by written ballot.

          (c) All corporate powers and authority of the Corporation (except as at the time otherwise provided by law, by this Certificate of Incorporation or by the By-Laws) shall be vested in and exercised by the Board of Directors.

          (d) The Board of Directors shall have the power without the assent or vote of the stockholders to adopt, amend, alter or repeal the By-Laws of the Corporation, except to the extent that the By-Laws or this Certificate of Incorporation otherwise provide.

          (e) No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, provided that nothing contained in this Article shall eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit.

          SIXTH: The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights herein conferred upon stockholders or directors are granted subject to this reservation.

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by _____________, its Secretary, this ____ day of ____________, 2000.

                                     SARATOGA BEVERAGE GROUP, INC.

                                     By:
                                        -----------------------------------
                                        Name:
                                        Title:

                                                                       Exhibit B

================================================================================




                          SARATOGA BEVERAGE GROUP, INC.





                          AMENDED AND RESTATED BY-LAWS










                         As adopted on ___________, 2000





================================================================================

                          SARATOGA BEVERAGE GROUP, INC.

                          AMENDED AND RESTATED BY-LAWS

                                TABLE OF CONTENTS

SECTION                                                                                PAGE
-------                                                                                ----

ARTICLE I
       STOCKHOLDERS .............................................................        1
       Section 1.01.  Annual Meetings ...........................................        1
       Section 1.02.  Special Meetings ..........................................        1
       Section 1.03.  Notice of Meetings; Waiver ................................        1
       Section 1.04.  Quorum ....................................................        2
       Section 1.05.  Voting ....................................................        2
       Section 1.06.  Voting by Ballot ..........................................        2
       Section 1.07.  Adjournment ...............................................        3
       Section 1.08.  Proxies ...................................................        3
       Section 1.09.  Organization; Procedure ...................................        3
       Section 1.10.  Consent of Stockholders in Lieu of Meeting.................        4

ARTICLE II

       BOARD OF DIRECTORS .......................................................        4
       Section 2.01.  General Powers ............................................        4
       Section 2.02.  Number and Term of Office .................................        5
       Section 2.03.  Election of Directors .....................................        5
       Section 2.04.  Annual and Regular Meetings ...............................        5
       Section 2.05.  Special Meetings; Notice ..................................        5
       Section 2.07.  Adjournment ...............................................        6
       Section 2.06.  Quorum; Voting ............................................        6
       Section 2.08.  Action Without a Meeting ..................................        6
       Section 2.09.  Regulations; Manner of Acting .............................        6
       Section 2.10.  Action by Telephonic Communications .......................        6
       Section 2.11.  Resignations ..............................................        6

       Section 2.12.  Removal of Directors ......................................        7
       Section 2.13.  Vacancies and Newly Created Directorships .................        7
       Section 2.14.  Compensation ..............................................        7
       Section 2.15.  Reliance on Accounts and Reports, etc .....................        7

ARTICLE III

       EXECUTIVE COMMITTEE AND OTHER COMMITTEES .................................        7
       Section 3.01.  How Constituted ...........................................        7
       Section 3.02.  Powers ....................................................        8
       Section 3.03.  Proceedings ...............................................        8
       Section 3.04.  Quorum and Manner of Acting ...............................        8
       Section 3.05.  Action by Telephonic Communications .......................        9
       Section 3.06.  Absent or Disqualified Members ............................        9
       Section 3.07.  Resignations ..............................................        9
       Section 3.08.  Removal ...................................................        9
       Section 3.09.  Vacancies .................................................        9

ARTICLE IV

       OFFICERS .................................................................       10
       Section 4.01.  Number ....................................................       10
       Section 4.02.  Election ..................................................       10
       Section 4.03.  Salaries ..................................................       10
       Section 4.04.  Removal and Resignation; Vacancies ........................       10
       Section 4.05.  Authority and Duties of Officers ..........................       10
       Section 4.06.  The President .............................................       10
       Section 4.07.  The Vice Presidents .......................................       11
       Section 4.08.  The Secretary .............................................       11
       Section 4.09.  The Treasurer .............................................       12
       Section 4.10.  Additional Officers .......................................       13
       Section 4.11.  Security ..................................................       13

ARTICLE V

       CAPITAL STOCK ............................................................       13
       Section 5.01.  Certificates of Stock .....................................       13
       Section 5.02.  Signatures; Facsimile .....................................       14
       Section 5.03.  Lost, Stolen or Destroyed Certificates ....................       14
       Section 5.04.  Transfer of Stock .........................................       14
       Section 5.05.  Record Date ...............................................       14

       Section 5.06.  Registered Stockholders ...................................       15
       Section 5.07.  Transfer Agent and Registrar ..............................       16

ARTICLE VI

       INDEMNIFICATION ..........................................................       16
       Section 6.01.  Nature of Indemnity .......................................       16
       Section 6.02.  Successful Defense ........................................       17
       Section 6.03.  Determination That Indemnification Is Proper ..............       17
       Section 6.04.  Advance Payment of Expenses ...............................       17
       Section 6.05.  Procedure for Indemnification of Directors and Officers....       18
       Section 6.06.  Survival; Preservation of Other Rights ....................       18
       Section 6.07.  Insurance .................................................       19
       Section 6.08.  Severability ..............................................       19

ARTICLE VII

       OFFICES ..................................................................       19
       Section 7.01.  Registered Office .........................................       19
       Section 7.02.  Other Offices .............................................       19

ARTICLE VIII

       GENERAL PROVISIONS .......................................................       20
       Section 8.01.  Dividends .................................................       20
       Section 8.02.  Reserves ..................................................       20
       Section 8.03.  Execution of Instruments ..................................       20
       Section 8.04.  Corporate Indebtedness ....................................       20
       Section 8.05.  Deposits ..................................................       21
       Section 8.06.  Checks ....................................................       21
       Section 8.07.  Sale, Transfer, etc. of Securities ........................       21
       Section 8.08.  Voting as Stockholder .....................................       21
       Section 8.09.  Fiscal Year ...............................................       22
       Section 8.10.  Seal ......................................................       22
       Section 8.11.  Books and Records; Inspection .............................       22

ARTICLE IX

       AMENDMENT OF BY-LAWS .....................................................       23
       Section 9.01.  Amendment .................................................       23

                                      iii

ARTICLE X

       CONSTRUCTION .............................................................       23
       Section 10.01.  Construction .............................................       23


                          SARATOGA BEVERAGE GROUP, INC.

                          AMENDED AND RESTATED BY-LAWS

                         As adopted on ___________, 2000


                                    ARTICLE I

                                  STOCKHOLDERS

     Section 1.01. Annual Meetings. The annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as properly may come before such meeting shall be held at such place, either within or without the State of Delaware, and at 10:00 a.m. local time on the first Tuesday in July (or, if such day is a legal holiday, then on the next succeeding business day), or at such other date and hour, as may be fixed from time to time by resolution of the Board of Directors and set forth in the notice or waiver of notice of the meeting. [Sections 211(a), (b).]1

     Section 1.02. Special Meetings. Special meetings of the stockholders may be called at any time by the President (or, in the event of his absence or disability, by any Vice President), or by the Board of Directors. A special meeting shall be called by the President (or, in the event of his absence or disability, by any Vice President), or by the Secretary, immediately upon receipt of a written request therefor by stockholders holding in the aggregate not less than a majority of the outstanding shares of the Corporation at the time entitled to vote at any meeting of the stockholders. If such officers or the Board of Directors shall fail to call such meeting within 20 days after receipt of such request, any stockholder executing such request may call such meeting. Such special meetings of the stockholders shall be held at such places, within or without the State of Delaware, as shall be specified in the respective notices or waivers of notice thereof. [Section 211(d).]

     Section 1.03. Notice of Meetings; Waiver. The Secretary or any Assistant Secretary shall cause written notice of the place, date and hour of each meeting of the stockholders, and, in the case of a special meeting, the purpose or purposes for which such meeting is called, to be given personally or by mail, not less than ten nor more than sixty

--------

1. Citations are to the General Corporation Law of the State of Delaware as in effect on April 15, 1999 (the "GCL"), and are inserted for reference only, and do not constitute a part of the By-Laws.

days prior to the meeting, to each stockholder of record entitled to vote at such meeting. If such notice is mailed, it shall be deemed to have been given to a stockholder when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the record of stockholders of the Corporation, or, if he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, then directed to him at such other address. Such further notice shall be given as may be required by law.

     No notice of any meeting of stockholders need be given to any stockholder who submits a signed waiver of notice, whether before or after the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in a written waiver of notice. The attendance of any stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened. [Sections 222, 229.]

     Section 1.04. Quorum. Except as otherwise required by law or by the Certificate of Incorporation, the presence in person or by proxy of the holders of record of a majority of the shares entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business at such meeting. [Section 216.]

     Section 1.05. Voting. If, pursuant to Section 5.05 of these By-Laws, a record date has been fixed, every holder of record of shares entitled to vote at a meeting of stockholders shall be entitled to one vote for each share outstanding in his name on the books of the Corporation at the close of business on such record date. If no record date has been fixed, then every holder of record of shares entitled to vote at a meeting of stockholders shall be entitled to one vote for each share of stock standing in his name on the books of the Corporation at the close of business on the day next preceding the day on which notice of the meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. Except as otherwise required by law or by the Certificate of Incorporation, the vote of a majority of the shares represented in person or by proxy at any meeting at which a quorum is present shall be sufficient for the transaction of any business at such meeting. [Sections 212(a), 216.]

     Section 1.06. Voting by Ballot. No vote of the stockholders need be taken by written ballot or conducted by Inspectors of Elections unless otherwise required by law. Any vote which need not be taken by ballot may be conducted in any manner approved by the meeting.

     Section 1.07. Adjournment. If a quorum is not present at any meeting of the stockholders, the stockholders present in person or by proxy shall have the power to adjourn any such meeting from time to time until a quorum is present. Notice of any adjourned meeting of the stockholders of the Corporation need not be given if the place, date and hour thereof are announced at the meeting at which the adjournment is taken, provided, however, that if the adjournment is for more than thirty days, or if after the adjournment a new record date for the adjourned meeting is fixed pursuant to Section 5.05 of these By-Laws, a notice of the adjourned meeting, conforming to the requirements of Section 1.03 hereof, shall be given to each stockholder of record entitled to vote at such meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted on the original date of the meeting. [Section 222(c).]

     Section 1.08. Proxies. Any stockholder entitled to vote at any meeting of the stockholders or to express consent to or dissent from corporate action without a meeting may authorize another person or persons to vote at any such meeting and express such consent or dissent for him by proxy. A stockholder may authorize a valid proxy by executing a written instrument signed by such stockholder, or by causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature, or by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person designated as the holder of the proxy, a proxy solicitation firm or a like authorized agent. No such proxy shall be voted or acted upon after the expiration of three years from the date of such proxy, unless such proxy provides for a longer period. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where applicable law provides that a proxy shall be irrevocable. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the Secretary. Proxies by telegram, cablegram or other electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. Any copy, facsimile telecommunication or other reliable reproduction of a writing or transmission created pursuant to this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. [Sections 212(b), (c).]

     Section 1.09. Organization; Procedure. At every meeting of stockholders the presiding officer shall be the President or, in the event of his absence or disability, a presiding officer chosen by a majority of the stockholders present in person or by proxy.

The Secretary, or in the event of his absence or disability, the Assistant Secretary, if any, or if there be no Assistant Secretary, in the absence of the Secretary, an appointee of the presiding officer, shall act as Secretary of the meeting. The order of business and all other matters of procedure at every meeting of stockholders may be determined by such presiding officer.

     Section 1.10. Consent of Stockholders in Lieu of Meeting. To the fullest extent permitted by law, whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, such action may be taken without a meeting, without prior notice and without a vote of stockholders, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

     Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required by law to the Corporation, written consents signed by a sufficient number of holders or members to take action are delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. [Section 228.]

                                   ARTICLE II

                               BOARD OF DIRECTORS

     Section 2.01. General Powers. Except as may otherwise be provided by law, by the Certificate of Incorporation or by these By-Laws, the property, affairs and business of the Corporation shall be managed by or under the direction of the Board of Directors and the Board of Directors may exercise all the powers of the Corporation. [Section 141(a).]

     Section 2.02. Number and Term of Office. The number of Directors constituting the entire Board of Directors shall be seven (7), which number may be modified from time to time by resolution of the Board of Directors, but in no event shall the number of Directors be less than one. Each Director (whenever elected) shall hold office until his successor has been duly elected and qualified, or until his earlier death, resignation or removal. [Section 141(b).]

     Section 2.03. Election of Directors. Except as otherwise provided in Sections 2.12 and 2.13 of these By-Laws, the Directors shall be elected at each annual meeting of the stockholders. If the annual meeting for the election of Directors is not held on the date designated therefor, the Directors shall cause the meeting to be held as soon thereafter as convenient. At each meeting of the stockholders for the election of Directors, provided a quorum is present, the Directors shall be elected by a plurality of the votes validly cast in such election. [Sections 211(b), (c), 216.]

     Section 2.04. Annual and Regular Meetings. The annual meeting of the Board of Directors for the purpose of electing officers and for the transaction of such other business as may come before the meeting shall be held as soon as possible following adjournment of the annual meeting of the stockholders at the place of such annual meeting of the stockholders. Notice of such annual meeting of the Board of Directors need not be given. The Board of Directors from time to time may by resolution provide for the holding of regular meetings and fix the place (which may be within or without the State of Delaware) and the date and hour of such meetings. Notice of regular meetings need not be given, provided, however, that if the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be mailed promptly, or sent by telegram, radio or cable, to each Director who shall not have been present at the meeting at which such action was taken, addressed to him at his usual place of business, or shall be delivered to him personally. Notice of such action need not be given to any Director who attends the first regular meeting after such action is taken without protesting the lack of notice to him, prior to or at the commencement of such meeting, or to any Director who submits a signed waiver of notice, whether before or after such meeting. [Section 141(g).]

     Section 2.05. Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the President or, in the event of his absence or disability, by any Vice President, at such place (within or without the State of Delaware), date and hour as may be specified in the respective notices or waivers of notice of such meetings. Special meetings of the Board of Directors may be called on 24 hours' notice, if notice is given to each Director personally or by telephone or telegram, or on five days' notice, if notice is mailed to each Director, addressed to him at his usual place of business. Notice of any special meeting need not be given to any Director who attends such meeting without protesting the lack of notice to him, prior to or at the commencement of such meeting, or to any Director who submits a signed waiver of notice, whether before or after such meeting, and any business may be transacted thereat. [Sections 141(g), 229.]

     Section 2.06. Quorum; Voting. At all meetings of the Board of Directors, the presence of a majority of the total authorized number of Directors shall constitute a quorum for the transaction of business. Except as otherwise required by law, the vote of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. [Section 141(b).]

     Section 2.07. Adjournment. A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting of the Board of Directors to another time or place. No notice need be given of any adjourned meeting unless the time and place of the adjourned meeting are not announced at the time of adjournment, in which case notice conforming to the requirements of Section 2.05 shall be given to each Director.

     Section 2.08. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing, and such writing or writings are filed with the minutes of proceedings of the Board of Directors. [Section 141(f).]

     Section 2.09. Regulations; Manner of Acting. To the extent consistent with applicable law, the Certificate of Incorporation and these By-Laws, the Board of Directors may adopt such rules and regulations for the conduct of meetings of the Board of Directors and for the management of the property, affairs and business of the Corporation as the Board of Directors may deem appropriate. The Directors shall act only as a Board, and the individual Directors shall have no power as such.

     Section 2.10. Action by Telephonic Communications. Members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting. [Section 141(i).]

     Section 2.11. Resignations. Any Director may resign at any time by delivering a written notice of resignation, signed by such Director, to the President or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery. [Section 141(b).]

     Section 2.12. Removal of Directors. Any Director may be removed at any time, either for or without cause, upon the affirmative vote of the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote for the election of such Director, cast at a special meeting of stockholders called for the purpose. Any vacancy in the Board of Directors caused by any such removal may be filled at such meeting by the stockholders entitled to vote for the election of the Director so removed. If such stockholders do not fill such vacancy at such meeting (or in the written instrument effecting such removal, if such removal was effected by consent without a meeting), such vacancy may be filled in the manner provided in Section 2.13 of these By-Laws. [Section 141(b).]

     Section 2.13. Vacancies and Newly Created Directorships. If any vacancies shall occur in the Board of Directors, by reason of death, resignation, removal or otherwise, or if the authorized number of Directors shall be increased, the Directors then in office shall continue to act, and such vacancies and newly created directorships may be filled by a majority of the Directors then in office, although less than a quorum. A Director elected to fill a vacancy or a newly created directorship shall hold office until his successor has been elected and qualified or until his earlier death, resignation or removal. Any such vacancy or newly created directorship may also be filled at any time by vote of the stockholders. [Section 223.]

     Section 2.14. Compensation. The amount, if any, which each Director shall be entitled to receive as compensation for his services as such shall be fixed from time to time by resolution of the Board of Directors. [Section 141(h).]

     Section 2.15. Reliance on Accounts and Reports, etc. A Director, or a member of any Committee designated by the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the records of the Corporation and upon information, opinions, reports or statements presented to the Corporation by any of the Corporation's officers or employees, or Committees designated by the Board of Directors, or by any other person as to the matters the member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation. [Section 141(e).]

                                   ARTICLE III

                    EXECUTIVE COMMITTEE AND OTHER COMMITTEES

     Section 3.01. How Constituted. The Board of Directors may designate one or more Committees, including an Executive Committee, each such Committee to consist of such number of Directors as from time to time may be fixed by the Board of Directors. The Board of Directors may designate one or more Directors as alternate members of any such Committee, who may replace any absent or disqualified member or members at any meeting of such Committee. Thereafter, members (and alternate members, if any) of each such Committee may be designated at the annual meeting of the Board of Directors. Any such Committee may be abolished or re-designated from time to time by the Board of Directors. Each member (and each alternate member) of any such Committee (whether designated at an annual meeting of the Board of Directors or to fill a vacancy or otherwise) shall hold office until his successor shall have been designated or until he shall cease to be a Director, or until his earlier death, resignation or removal. [Section 141(c).]

     Section 3.02. Powers. During the intervals between the meetings of the Board of Directors, the Executive Committee, except as otherwise provided in this section, shall have and may exercise all the powers and authority of the Board of Directors in the management of the property, affairs and business of the Corporation. Each such other Committee, except as otherwise provided in this section, shall have and may exercise such powers of the Board of Directors as may be provided by resolution or resolutions of the Board of Directors. Neither the Executive Committee nor any such other Committee shall have the power or authority:

          (a) to approve or adopt, or to recommend to the stockholders, any action or matter expressly required by the General Corporation Law of the State of Delaware to be submitted to the stockholders for approval; or,

          (b) to adopt, amend or repeal any by-law of the Corporation.

The Executive Committee shall have, and any such other Committee may be granted by the Board of Directors, power to authorize the seal of the Corporation to be affixed to any or all papers which may require it. [Section 141(c).]

     Section 3.03. Proceedings. Each such Committee may fix its own rules of procedure and may meet at such place (within or without the State of Delaware), at such time and upon such notice, if any, as it shall determine from time to time. Each such Committee shall keep minutes of its proceedings and shall report such proceedings to the Board of Directors at the meeting of the Board of Directors next following any such proceedings.

     Section 3.04. Quorum and Manner of Acting. Except as may be otherwise provided in the resolution creating such Committee, at all meetings of any Committee the presence of members (or alternate members) constituting a majority of the total authorized membership of such Committee shall constitute a quorum for the transaction of business. The act of the majority of the members present at any meeting at which a quorum is present shall be the act of such Committee. Any action required or permitted to be taken at any meeting of any such Committee may be taken without a meeting, if all members of such Committee shall consent to such action in writing and such writing or writings are filed with the minutes of the proceedings of the Committee. The members of any such Committee shall act only as a Committee, and the individual members of such Committee shall have no power as such. [Section 141(c).]

     Section 3.05. Action by Telephonic Communications. Members of any Committee designated by the Board of Directors may participate in a meeting of such Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting. [Section 141(i).]

     Section 3.06. Absent or Disqualified Members. In the absence or disqualification of a member of any Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. [Section 141(c).]

     Section 3.07. Resignations. Any member (and any alternate member) of any Committee may resign at any time by delivering a written notice of resignation, signed by such member, to the Chairman or the President. Unless otherwise specified therein, such resignation shall take effect upon delivery.

     Section 3.08. Removal. Any member (and any alternate member) of any Committee may be removed at any time, either for or without cause, by resolution adopted by a majority of the whole Board of Directors.

     Section 3.09. Vacancies. If any vacancy shall occur in any Committee, by reason of disqualification, death, resignation, removal or otherwise, the remaining members (and any alternate members) shall continue to act, and any such vacancy may be filled by the Board of Directors.

                                   ARTICLE IV

                                    OFFICERS

     Section 4.01. Number. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, one or more Vice Presidents, a Secretary and a Treasurer. The Board of Directors also may elect one or more Assistant Secretaries and Assistant Treasurers in such numbers as the Board of Directors may determine, and such other officers as the Board of Directors deems desirable. Any number of offices may be held by the same person. No officer need be a Director of the Corporation. [Section 142(a), (b).]

     Section 4.02. Election. Unless otherwise determined by the Board of Directors, the officers of the Corporation shall be elected by the Board of Directors at the annual meeting of the Board of Directors, and shall be elected to hold office until the next succeeding annual meeting of the Board of Directors. In the event of the failure to elect officers at such annual meeting, officers may be elected at any regular or special meeting of the Board of Directors. Each officer shall hold office until his successor has been elected and qualified, or until his earlier death, resignation or removal. [Section 142(b).]

     Section 4.03. Salaries. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

     Section 4.04. Removal and Resignation; Vacancies. Any officer may be removed for or without cause at any time by the Board of Directors. Any officer may resign at any time by delivering a written notice of resignation, signed by such officer, to the Board of Directors or the President. Unless otherwise specified therein, such resignation shall take effect upon delivery. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, shall be filled by the Board of Directors. [Section 142(b), (e).]

     Section 4.05. Authority and Duties of Officers. The officers of the Corporation shall have such authority and shall exercise such powers and perform such duties as may be specified in these By-Laws, except that in any event each officer shall exercise such powers and perform such duties as may be required by law. [Section 142(a).]

     Section 4.06. The President. The President shall preside at all meetings of the stockholders and directors at which he is present, shall be the chief executive officer and the chief operating officer of the Corporation, shall have general control and supervision of the policies and operations of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall manage and administer the Corporation's business and affairs and shall also perform all duties and exercise all powers usually pertaining to the office of a chief executive officer and a chief operating officer of a corporation. He shall have the authority to sign, in the name and on behalf of the Corporation, checks, orders, contracts, leases, notes, drafts and other documents and instruments in connection with the business of the Corporation, and together with the Secretary or an Assistant Secretary, conveyances of real estate and other documents and instruments to which the seal of the Corporation is affixed. He shall have the authority to cause the employment or appointment of such employees and agents of the Corporation as the conduct of the business of the Corporation may require, to fix their compensation, and to remove or suspend any employee or agent elected or appointed by the President or the Board of Directors. The President shall perform such other duties and have such other powers as the Board of Directors or the Chairman may from time to time prescribe.

     Section 4.07. The Vice Presidents. Each Vice President shall perform such duties and exercise such powers as may be assigned to him from time to time by the President. In the absence of the President, the duties of the President shall be performed and his powers may be exercised by such Vice President as shall be designated by the President, or failing such designation, such duties shall be performed and such powers may be exercised by each Vice President in the order of their earliest election to that office; subject in any case to review and superseding action by the President.

     Section 4.08. The Secretary. The Secretary shall have the following powers and duties:

          (a) He shall keep or cause to be kept a record of all the proceedings of the meetings of the stockholders and of the Board of Directors in books provided for that purpose.

          (b) He shall cause all notices to be duly given in accordance with the provisions of these By-Laws and as required by law.

          (c) Whenever any Committee shall be appointed pursuant to a resolution of the Board of Directors, he shall furnish a copy of such resolution to the members of such Committee.

          (d) He shall be the custodian of the records and of the seal of the Corporation and cause such seal (or a facsimile thereof) to be affixed to all certificates representing shares of the Corporation prior to the issuance thereof and to all instruments the execution of which on behalf of the Corporation under its seal shall have been duly authorized in accordance with these By-Laws, and when so affixed he may attest the same.

          (e) He shall properly maintain and file all books, reports, statements, certificates and all other documents and records required by law, the Certificate of Incorporation or these By-Laws.

          (f) He shall have charge of the stock books and ledgers of the Corporation and shall cause the stock and transfer books to be kept in such manner as to show at any time the number of shares of stock of the Corporation of each class issued and outstanding, the names (alphabetically arranged) and the addresses of the holders of record of such shares, the number of shares held by each holder and the date as of which each became such holder of record.

          (g) He shall sign (unless the Treasurer, an Assistant Treasurer or Assistant Secretary shall have signed) certificates representing shares of the Corporation the issuance of which shall have been authorized by the Board of Directors.

          (h) He shall perform, in general, all duties incident to the office of secretary and such other duties as may be specified in these By-Laws or as may be assigned to him from time to time by the Board of Directors, or the President.

          Section 4.09. The Treasurer. The Treasurer shall be the chief financial officer of the Corporation and shall have the following powers and duties:

          (a) He shall have charge and supervision over and be responsible for the moneys, securities, receipts and disbursements of the Corporation, and shall keep or cause to be kept full and accurate records of all receipts of the Corporation.

          (b) He shall cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositaries as shall be selected in accordance with Section 8.05 of these By-Laws.

          (c) He shall cause the moneys of the Corporation to be disbursed by checks or drafts (signed as provided in Section 8.06 of these By-Laws) upon the authorized depositaries of the Corporation and cause to be taken and preserved proper vouchers for all moneys disbursed.

          (d) He shall render to the Board of Directors or the President, whenever requested, a statement of the financial condition of the Corporation and of all his transactions as Treasurer, and render a full financial report at the annual meeting of the stockholders, if called upon to do so.

          (e) He shall be empowered from time to time to require from all officers or agents of the Corporation reports or statements giving such information as he may desire with respect to any and all financial transactions of the Corporation.

          (f) He may sign (unless an Assistant Treasurer or the Secretary or an Assistant Secretary shall have signed) certificates representing stock of the Corporation the issuance of which shall have been authorized by the Board of Directors.

          (g) He shall perform, in general, all duties incident to the office of treasurer and such other duties as may be specified in these By-Laws or as may be assigned to him from time to time by the Board of Directors, or the President.

     Section 4.10. Additional Officers. The Board of Directors may appoint such other officers and agents as it may deem appropriate, and such other officers and agents shall hold their offices for such terms and shall exercise such powers and perform such duties as may be determined from time to time by the Board of Directors. The Board of Directors from time to time may delegate to any officer or agent the power to appoint subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties. Any such officer or agent may remove any such subordinate officer or agent appointed by him, for or without cause. [Section 142(a), (b).]

     Section 4.11. Security. The Board of Directors may require any officer, agent or employee of the Corporation to provide security for the faithful performance of his duties, in such amount and of such character as may be determined from time to time by the Board of Directors. [Section 142(c).]

                                    ARTICLE V

                                  CAPITAL STOCK

     Section 5.01. Certificates of Stock. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until each certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock in the Corporation represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation, by the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, representing the number of shares registered in certificate form. Such certificate shall be in such form as the Board of Directors may determine, to the extent consistent with applicable law, the Certificate of Incorporation and these By-Laws. [Section 158.]

     Section 5.02. Signatures; Facsimile. All of such signatures on the certificate may be a facsimile, engraved or printed, to the extent permitted by law. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. [Section 158.]

     Section 5.03. Lost, Stolen or Destroyed Certificates. The Board of Directors may direct that a new certificate be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon delivery to the Board of Directors of an affidavit of the owner or owners of such certificate, setting forth such allegation. The Board of Directors may require the owner of such lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate. [Section 167.]

     Section 5.04. Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Within a reasonable time after the transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the General Corporation Law of the State of Delaware. Subject to the provisions of the Certificate of Incorporation and these By-Laws, the Board of Directors may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of the Corporation. [Section 151.]

     Section 5.05. Record Date. In order to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which shall not be more than sixty nor less than ten days before the date of such meeting. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

     In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights of the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. [Section 213.]

     Section 5.06. Registered Stockholders. Prior to due surrender of a certificate for registration of transfer, the Corporation may treat the registered owner as the person exclusively entitled to receive dividends and other distributions, to vote, to receive notice and otherwise to exercise all the rights and powers of the owner of the shares represented by such certificate, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have notice of such claim or interests. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so ex pressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer or uncertificated shares are requested to be transferred, both the transferor and transferee request the Corporation to do so. [Section 159.]

     Section 5.07. Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents and one or more registrars, and may require all certificates representing shares to bear the signature of any such transfer agents or registrars.

                                   ARTICLE VI

                                 INDEMNIFICATION

     Section 6.01. Nature of Indemnity. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer, of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful; except that in the case of an action or suit by or in the right of the Corporation to procure a judgment in its favor (1) such indemnification shall be limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (2) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of

Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

     The termination of any action, suit or proceeding by judgment, order settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Section 6.02. Successful Defense. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section
6.01 hereof or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Section 6.03. Determination That Indemnification Is Proper. Any indemnification of a director or officer of the Corporation under Section 6.01 hereof (unless ordered by a court) shall be made by the Corporation unless a determination is made that indemnification of the director or officer is not proper in the circumstances because he has not met the applicable standard of conduct set forth in Section 6.01 hereof. Any indemnification of an employee or agent of the Corporation under Section 6.01 hereof (unless ordered by a court) may be made by the Corporation upon a determination that indemnification of the employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 6.01 hereof. Any such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

     Section 6.04. Advance Payment of Expenses. Expenses (including attorneys' fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate. The Board of Directors may authorize the Corporation's counsel to represent such director, officer, employee or agent in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

     Section 6.05. Procedure for Indemnification of Directors and Officers. Any indemnification of a director or officer of the Corporation under Sections 6.01 and 6.02, or advance of costs, charges and expenses to a director or officer under Section 6.04 of this Article, shall be made promptly, and in any event within 30 days, upon the written request of the director or officer. If a determination by the Corporation that the director or officer is entitled to indemnification pursuant to this Article is required, and the Corporation fails to respond within sixty days to a written request for indemnity, the Corporation shall be deemed to have approved such request. If the Corporation denies a written request for indemnity or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 30 days, the right to indemnification or advances as granted by this Article shall be enforceable by the director or officer in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 6.04 of this Article where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Section 6.01 of this Article, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 6.01 of this Article, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     Section 6.06. Survival; Preservation of Other Rights. The foregoing indemnification provisions shall be deemed to be a contract between the Corporation and each director, officer, employee and agent who serves in any such capacity at any time while these provisions as well as the relevant provisions of the Delaware Corporation Law are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a "contract right" may not be modified retroactively without the consent of such director, officer, employee or agent.

     The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 6.07. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him or on his behalf in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article, provided that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the entire Board of Directors.

     Section 6.08. Severability. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director or officer and may indemnify each employee or agent of the Corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

                                   ARTICLE VII

                                     OFFICES

     Section 7.01. Registered Office. The registered office of the Corporation in the State of Delaware shall be located at Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle.

     Section 7.02. Other Offices. The Corporation may maintain offices or places of business at such other locations within or without the State of Delaware as the Board of Directors may from time to time determine or as the business of the Corporation may require.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     Section 8.01. Dividends. Subject to any applicable provisions of law and the Certificate of Incorporation, dividends upon the shares of the Corporation may be declared by the Board of Directors at any regular or special meeting of the Board of Directors and any such dividend may be paid in cash, property, or shares of the Corporation's Capital Stock.

     A member of the Board of Directors, or a member of any Committee designated by the Board of Directors shall be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or Committees of the Board of Directors, or by any other person as to matters the Director reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid. [Sections 172, 173.]

     Section 8.02. Reserves. There may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may similarly modify or abolish any such reserve. [Section 171.]

     Section 8.03. Execution of Instruments. The President, any Vice President, the Secretary or the Treasurer may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. The Board of Directors or the President may authorize any other officer or agent to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. Any such authorization may be general or limited to specific contracts or instruments.

     Section 8.04. Corporate Indebtedness. No loan shall be contracted on behalf of the Corporation, and no evidence of indebtedness shall be issued in its name, unless authorized by the Board of Directors or the President. Such authorization may be general or confined to specific instances. Loans so authorized may be effected at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual. All bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation issued for such loans shall be made, executed and delivered as the Board of Directors or the President shall authorize. When so authorized by the Board of Directors or the President, any part of or all the properties, including contract rights, assets, business or good will of the Corporation, whether then owned or thereafter acquired, may be mortgaged, pledged, hypothecated or conveyed or assigned in trust as security for the payment of such bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation, and of the interest thereon, by instruments executed and delivered in the name of the Corporation.

     Section 8.05. Deposits. Any funds of the Corporation may be deposited from time to time in such banks, trust companies or other depositaries as may be determined by the Board of Directors or the President, or by such officers or agents as may be authorized by the Board of Directors or the President to make such determination.

     Section 8.06. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such agent or agents of the Corporation, and in such manner, as the Board of Directors or the President from time to time may determine.

     Section 8.07. Sale, Transfer, etc. of Securities. To the extent authorized by the Board of Directors or by the President, any Vice President, the Secretary or the Treasurer or any other officers designated by the Board of Directors or the President may sell, transfer, endorse, and assign any shares of stock, bonds or other securities owned by or held in the name of the Corporation, and may make, execute and deliver in the name of the Corporation, under its corporate seal, any instruments that may be appropriate to effect any such sale, transfer, endorsement or assignment.

     Section 8.08. Voting as Stockholder. Unless otherwise determined by resolution of the Board of Directors, the President or any Vice President shall have full power and authority on behalf of the Corporation to attend any meeting of stockholders of any corporation in which the Corporation may hold stock, and to act, vote (or execute proxies to vote) and exercise in person or by proxy all other rights, powers and privileges incident to the ownership of such stock. Such officers acting on behalf of the Corporation shall have full power and authority to execute any instrument expressing consent to or dissent from any action of any such corporation without a meeting. The Board of Directors may by resolution from time to time confer such power and authority upon any other person or persons.

     Section 8.09. Fiscal Year. The fiscal year of the Corporation shall commence on the first day of January of each year (except for the Corporation's first fiscal year which shall commence on the date of incorporation) and shall terminate in each case on the last day of December.

     Section 8.10. Seal. The seal of the Corporation shall be circular in form and shall contain the name of the Corporation, the year of its incorporation and the words "Corporate Seal" and "Delaware". The form of such seal shall be subject to alteration by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced, or may be used in any other lawful manner.

     Section 8.11. Books and Records; Inspection. Except to the extent otherwise required by law, the books and records of the Corporation shall be kept at such place or places within or without the State of Delaware as may be determined from time to time by the Board of Directors.

                                   ARTICLE IX

                              AMENDMENT OF BY-LAWS

     Section 9.01. Amendment. These By-Laws may be amended, altered or repealed

          (a) by resolution adopted by a majority of the Board of Directors at any special or regular meeting of the Board if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting; or

          (b) at any regular or special meeting of the stockholders if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting. [Section 109(a).]

                                    ARTICLE X

                                  CONSTRUCTION

     Section 10.01. Construction. In the event of any conflict between the provisions of these By-Laws as in effect from time to time and the provisions of the certificate of incorporation of the Corporation as in effect from time to time, the provisions of such certificate of incorporation shall be controlling.

                                                                      Exhibit C

================================================================================









                          SARATOGA BEVERAGE GROUP, INC.




                             STOCKHOLDERS AGREEMENT






                           Dated as of January 5, 2000





================================================================================

                        TABLE OF CONTENTS

                                                                                                     Page

                                                             ARTICLE I
                                             GOVERNANCE AND MANAGEMENT OF THE COMPANY

Section 1.1.          Board of Directors.................................................................1
Section 1.2.          Governance.........................................................................2
Section 1.3.          Indemnification of Directors and Officers..........................................3

                                                            ARTICLE II

                                                     RESTRICTIONS ON TRANSFER

Section 2.1.          Restrictions on Transfer...........................................................3
Section 2.2.          Transfers After Second Anniversary of Closing Public Offering, Change
                      of Control or Exit Event...........................................................4
Section 2.3.          Tag-Along Rights...................................................................4
Section 2.4.          Take-Along Rights..................................................................5
Section 2.5.          Transfer of Covered Securities to Affiliate of NCP-SBG.............................7
Section 2.6.          Hold Back Agreements...............................................................7

                                                            ARTICLE III

                                                         OTHER AGREEMENTS

Section 3.1.          Right of First Refusal.............................................................7
Section 3.2.          Issuance of Additional Shares of Equity Securities.................................8
Section 3.3.          Future Acquisitions................................................................9

                                                            ARTICLE IV

                                                            DEFINITIONS

Section 4.1.          Definitions; Construction..........................................................9

                                                             ARTICLE V
                                                           MISCELLANEOUS

Section 5.1.          Notices...........................................................................12
Section 5.2.          Remedies..........................................................................13




Section 5.3.          Governing Law, etc................................................................14
Section 5.4.          Binding Effect....................................................................15
Section 5.5.          Assignment........................................................................15
Section 5.6.          No Third Party Beneficiaries......................................................15
Section 5.7.          Amendment; Waivers, etc...........................................................15
Section 5.8.          Legend on Stock Certificates......................................................16
Section 5.9.          Entire Agreement..................................................................17
Section 5.10.         Severability......................................................................17
Section 5.11.         Headings; Counterparts............................................................17
Section 5.12.         Subsequent Stockholders...........................................................17
Section 5.13.         Reports...........................................................................18
Section 5.14.         Certain Agreements................................................................18
Section 5.15.         Effectiveness.....................................................................18


                             Stockholders Agreement

                                   Schedule A

     Reference is made to the Stockholders Agreement, dated January __, 2000, between Saratoga Beverage Group, Inc., NCP-SBG, L.P., and the other parties thereto (the "Stockholders Agreement"). The undersigned agrees, by execution hereof, to become a party to, and to be subject to the rights and obligations under, the Stockholders Agreement.

                                             ------------------------
                                             Name:
                                             Title:
                                             Address:
                                             Date:

SARATOGA BEVERAGE GROUP, INC.

By:
   ---------------------------
     Name:
     Title:

                             STOCKHOLDERS AGREEMENT

               STOCKHOLDERS AGREEMENT (this "Agreement"), dated as of January 5, 2000, among Saratoga Beverage Group, Inc., a Delaware corporation (the "Company"), NCP-SBG, L.P., a Delaware limited partnership ("NCP-SBG"), and the Persons listed on the signature pages hereto, and each other person who is, or becomes, a party to this Agreement pursuant to Section 5.12 hereof (collectively, with NCP-SBG and the Persons listed on the signature pages hereto, the "Stockholders"). Capitalized terms used herein without definition shall have the meanings indicated in Article IV.

               WHEREAS, upon the terms and subject to the conditions of the Stock Purchase Agreement and Agreement and Plan of Merger, dated as of the date hereof (the "Recapitalization Agreement"), among the Company, NCP-SBG and NCP-SBG Recapitalization Corp., NCP-SBG will acquire shares (the "Purchased Shares") of common stock, par value $0.01 per share (the "Common Stock"), of the Company;

               WHEREAS, the parties hereto wish to set forth certain rights and obligations that shall attach to the ownership of Common Stock held by the Stockholders; and

               WHEREAS, it is a condition to the consummation of the transactions contemplated by the Recapitalization Agreement that the parties hereto enter into this Agreement;

               NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                    GOVERNANCE AND MANAGEMENT OF THE COMPANY

     Section 1.1. Board of Directors. (a) Composition. Subject to the provisions of this Agreement, the Board of Directors of the Company (the "Board") will consist initially of seven members: (i) four members nominated by NCP-SBG, and
(ii) three members nominated by Robin Prever. Subject to the provisions of this Agreement, each Stockholder entitled to vote shall vote their shares of Common Stock so as to effect the provisions of this Section 1.1(a).

     (b) Nominees. NCP-SBG shall nominate all persons for election to the Board, except that, for so long as she is the Chief Executive Officer of the Company,

(i) Robin Prever shall be entitled to nominate three directors, provided that if Robin Prever is no longer the Chief Executive Officer of the Company, then so long as the Rollover Stockholders collectively own at least 5% of the outstanding Common Stock of the Company, such Rollover Stockholders collectively shall be entitled to nominate one director. Each Stockholder entitled to vote shall vote their shares of Common Stock so as to elect such nominees to the Board.

     (c) Removal and Replacement of Nominees. Any director nominated by a party hereto may be removed at any time, with or without cause, by such party, and each Stockholder entitled to vote thereon shall vote their shares of Common Stock as may be required to effect such removal, including voting its shares for such removal. In addition, at such time as Robin Prever is no longer Chief Executive Officer of the Company, the Stockholders shall vote their shares of Common Stock to remove at least two directors nominated by Robin Prever if such directors shall not have resigned. At any time a vacancy shall be created on the Board as a result of the death, disability, retirement, resignation or removal of a director nominated by a party hereto, with or without cause, then such party shall have the right to nominate a replacement for any director nominated by it in accordance with Sections 1.1(b), and each Stockholder entitled to vote shall vote their shares of Common Stock so as to elect such replacement.

     (d) Fees and Expenses. The Company will cause each non-employee director of the Board to be reimbursed for all reasonable out-of-pocket costs and expenses incurred by him or her in connection with serving as a director. No director nominated by NCP-SBG who is an officer or employee of North Castle Partners II, L.L.C. ("NCP") or any Affiliate thereof (other than any portfolio company controlled by NCP or controlled by any other private investment fund under common control with NCP) shall be entitled to any fee with respect to his or her service as a director of the Board at any time at which NCP is providing consulting services to the Company and its subsidiaries pursuant to the Consulting Agreement, dated as of the date hereof by and between the Company and NCP.

     (e) Chairperson. The Chairperson of the Board shall be designated by NCP-SBG from among the directors of the Company.

     Section 1.2. Governance. (a) Charter and Bylaws. The provisions of the Company's Certificate of Incorporation and Bylaws will be consistent with the terms of this Agreement.

     (b) Board Approval. All actions requiring the approval of the Board shall be approved (A) at a meeting of the Board, by a majority of the total number of directors then fixed as constituting the whole board, or (B) without a meeting by the unanimous written consent of all the members of the Board, in each case except as required by law.

     Section 1.3. Indemnification of Directors and Officers. The Bylaws shall provide for indemnification of the directors and officers of the Company to the greatest extent permitted by applicable law.

                                   ARTICLE II

                            RESTRICTIONS ON TRANSFER

          Section 2.1. Restrictions on Transfer. (a) Until the first to occur of
(w) a Public Offering, (x) a Change of Control, (y) the second anniversary of the Closing under the Recapitalization Agreement (the "Closing"), and (z) an Exit Event, no Stockholder other than NCP-SBG and its Affiliates may, without the consent of NCP-SBG (which consent may not be unreasonably withheld), sell, transfer, pledge, encumber or otherwise dispose of any Covered Security or any interest therein to any Person except as follows:

          (i) to any Family Member of such Stockholder upon the death of such Stockholder, provided that such Family Member delivers to the Company a certificate of the transferee, to the effect that the transferee is a Family Member of the transferor;

          (ii) to any Family Member other than upon the death of such Stockholder, provided that such Family Member delivers to the Company a certificate of the transferee, to the effect that the transferee is a Family Member of the transferor;

          (iii) to the Company or NCP-SBG or any of its Affiliates or designees;

          (iv) pursuant to Sections 2.3 and 2.4; or

          (v) in connection with a transaction that results in a Change of Control;

          provided that, in the case of a transfer with NCP-SBG's consent or pursuant to clauses (i) or (ii) above, (A) the transferor delivers to the Company an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company, to the effect that the transfer is not a Prohibited Transfer, and (B) the transferee becomes a party to this Agreement in the manner provided in Section 5.12.

          (b) Each Stockholder shall give the Company and the other Stockholders prompt notice of any actual transfer of any Covered Security. Any sale, transfer, pledge, encumbrance or other disposition of any Covered Security other than as permitted by this Agreement shall be void ab initio and of no effect.

          (c) Notwithstanding anything contained herein to the contrary, each Rollover Stockholder may, without the consent of NCP-SBG, sell or transfer any Covered Security to another Rollover Stockholder, subject to compliance with applicable laws and contractual agreements and delivery to the Company of an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company, to the effect that the transfer is not a Prohibited Transfer.

          (d) Notwithstanding the provisions of Section 2.1(a), Mr. Cox may pledge or encumber his Covered Securities or grant a security interest therein without the consent of NCP-SGB, provided, that any subsequent sale, transfer or other disposition pursuant to such pledge, encumbrance or security interest shall require the consent of NCP-SBG.

          Section 2.2. Transfers After Second Anniversary of Closing Public Offering, Change of Control or Exit Event. (a) Following the first to occur of the second anniversary of the Closing, an initial Public Offering, a Change of Control and an Exit Event, and subject to Article III, any Stockholder may transfer Covered Securities to any Person, subject to compliance with applicable laws and contractual agreements.

          (b) Opinion of Counsel. An additional condition to any transfer pursuant to Sections 2.2(a) shall be that, except with respect to a transfer of the type described in Section 2.1(a)(iii) or a transfer made pursuant to a registered public offering, the transferee must deliver to the Company an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company, to the effect that such transfer is not required to be registered under the Securities Act.

          Section 2.3. Tag-Along Rights. If prior to a Public Offering any of NCP-SBG or its Affiliates desire to transfer in excess of 10% of the maximum amount of Common Stock ever owned in the aggregate by NCP-SBG and its Affiliates (the "Tag- Along Minimum"), to a Person who is not an Affiliate of NCP-SBG (a "Tag-Along Buyer"), on a cumulative basis, in one or a series of transactions, then NCP-SBG shall deliver written notice (a "Tag-Along Notice") to the Company and the other Stockholders, which notice shall state (i) the name and address of the Tag-Along Buyer, (ii) the per share amount (the "Tag-Along Price") and form of consideration NCP-SBG proposes to receive for its shares of Common Stock, and
(iii) the number of shares of Common Stock NCP-SBG proposes to sell (the "Tag-Along Shares") and shall be accompanied by drafts of purchase and sale documentation (the "Tag-Along Purchase Agreement") setting forth the terms and conditions of payment of such consideration and all other material terms and conditions of such transfer (the "Tag-Along Terms"). During the 15 Business Day period following receipt of such notice by the Company and the other Stockholders, the other Stockholders shall have the right (a "Tag-Along Right"), exercised by delivery of a written notice to NCP-SBG and the Company, to participate in such sale to the Tag-Along Buyer on and subject to the same price, terms and conditions offered to NCP-SBG, on a pro rata basis determined as the quotient obtained by dividing (A) the number of shares of Common Stock then held by each Stockholder so electing to sell (each such Person, an "Accepting Stockholder") by (B) the aggregate number of shares of Common Stock then held by NCP-SBG and Affiliates and by all of the Accepting Stockholders who are transferring shares to the Tag-Along Buyer. If the Tag-Along Right shall not have been exercised prior to the expiration of the 15 Business Day period, then at any time during the 90 days following the expiration of the 15 Business Day period, subject to extension for not more than an additional 60 days to the extent reasonably required to comply with applicable laws in connection with such sale, NCP-SBG and its Affiliates may sell the Tag- Along Shares to the Tag-Along Buyer at the Tag-Along Price and on the Tag-Along Terms. Upon request from NCP-SBG, the Company will provide NCP-SBG with a Stockholder List.

          Section 2.4. Take-Along Rights. (a) Take-Along Notice. If NCP-SBG intends to effect a sale or transfer (a "Take-Along Sale") of all or substantially all of its shares of Common Stock to a Person who is not an Affiliate (a "Take-Along Buyer") prior to a Public Offering and elects to exercise its rights under this Section 2.4, then NCP-SBG shall deliver written notice (a "Take-Along Notice") to the Company and the other Stockholders, which notice shall (i) state (w) that NCP-SBG wishes to exercise its rights under this
Section 2.4 with respect to such transfer, (x) the name and address of the Take-Along Buyer and (y) the per share amount and form of consideration NCP-SBG proposes to receive for its shares of Common Stock, (ii) be accompanied by drafts of purchase and sale documentation setting forth the terms and conditions of payment of such consideration and all other material terms and conditions of such transfer (the "Take- Along Purchase Agreement"), (iii) contain an offer (the "Take-Along Offer") by the Take-Along Buyer to purchase from the other Stockholders all of their shares of Common Stock, on and subject to the same price, terms and conditions offered to NCP-SBG and (iv) state the anticipated time and place of the closing of such transfer (a "Take-Along Closing"), which (subject to such terms and conditions) shall occur not fewer than 15 nor more than 90 days after the date such Take-Along Notice is delivered, provided that if such Take-Along Closing shall not occur prior to the expiration of such 90-day period, NCP-SBG shall be entitled to deliver additional Take-Along Notices with respect to such Take-Along Offer. Upon the request of NCP-SBG, the Company shall provide NCP-SBG with a Stockholder List.

          (b) Conditions to Take-Along. Upon delivery of a Take-Along Notice, each of the other Stockholders shall transfer all of its shares of Common Stock pursuant to the Take-Along Offer, as such offer may be modified from time to time, if NCP-SBG transfers all of its shares of Common Stock to the Take-Along Buyer at the Take-Along Closing and if all shares of Common Stock held by NCP-SBG and the other Stockholders are sold to the Take-Along Buyer at the same price, and on the same terms and conditions. No Stockholder other than NCP-SBG and its Affiliates shall be obligated to make any representation or warranty to the Take-Along Buyer with respect to, or agree to indemnify the Take-Along Buyer against, any matter other than (i) title to such Stockholder's shares of Common Stock to be sold pursuant to the Take-Along Offer and (ii) authority and legal capacity of such Stockholder to sell such shares or incur any out-of-pocket costs in connection with such transaction other than such Stockholder's pro rata share of any transaction expenses payable in connection with the Take-Along Closing. Within five Business Days prior to the closing contemplated by the Take-Along Notice, each of the other Stockholders shall (i) deliver or cause to be delivered to NCP-SBG or an agent acting on its behalf certificates representing such other Stockholder's shares of Common Stock, duly endorsed for transfer or accompanied by duly executed stock powers, and (ii) execute and deliver to NCP-SBG or an agent acting on its behalf a limited power of attorney and a letter of transmittal and custody agreement in favor of NCP-SBG or an agent acting on its behalf, and in form and substance reasonably satisfactory to NCP-SBG, appointing NCP-SBG or an agent acting on its behalf as the true and lawful attorney-in-fact and custodian for such other Stockholder with respect to the Take-Along Purchase Agreement and the transactions contemplated thereby, with full power of substitution, and authorizing NCP-SBG or such agent to execute and deliver a purchase and sale agreement substantially in the form of the Take-Along Purchase Agreement and otherwise in accordance with the terms of this Section 2.4 and to take such actions as NCP-SBG may reasonably deem necessary or appropriate to effect the sale and transfer of the shares of Common Stock to the Take-Along Buyer, upon receipt of the purchase price therefor set forth in the Take-Along Notice at the Take-Along Closing, free and clear of any Liens, options and voting agreements, together with all other documents delivered with such Notice and required to be executed in connection with the sale thereof pursuant to the Take-Along Offer. NCP-SBG or such agent shall hold such shares and other documents in trust for such other Stockholder for release against payment to such Stockholder of such Stockholder's net proceeds in accordance with the contemplated transaction. If, within 15 days after delivery of such shares and other documents to NCP-SBG or an agent acting on its behalf, NCP-SBG or such agent has not completed the sale of all of the shares of Common Stock owned by NCP-SBG and the other Stockholders to the Take-Along Buyer and another Take-Along Notice with respect to such Take-Along Offer has not been sent to the other Stockholders, NCP-SBG or such agent shall return to each other Stockholder all certificates representing the shares and all other documents that such other Stockholder delivered in connection with such sale. Promptly after the Take-Along Closing, NCP-SBG or an agent acting on its behalf shall furnish such other evidence of the completion and time of completion of such sale and the terms thereof as may reasonably be requested by any of the other Stockholders.

          Section 2.5. Transfer of Covered Securities to Affiliate of NCP-SBG. In the event that any Covered Securities are transferred to any Affiliate of NCP-SBG, such transfer to such Affiliate shall be of no effect and shall be void ab initio unless such Affiliate agrees in writing to become a party to this Agreement.

          Section 2.6. Hold Back Agreements. If and whenever the Company proposes to register any of its equity securities under the Securities Act, whether or not for its own account (other than pursuant to a Special Registration), or is required to use its reasonable best efforts to effect the registration of any Registrable Securities (as such term is defined in the Registration Rights Agreement, dated as of the date hereof, by and between the Company, NCP-SBG and the other parties thereto (the "Registration Rights Agreement")) under the Securities Act pursuant to Sections 3.1 or 3.2 of the Registration Rights Agreement, each party hereto, if required by the managing underwriter in an underwritten offering, agrees not to effect (other than pursuant to such registration) any public sale or distribution, including, but not limited to, any sale pursuant to Rule 144 or Rule 144A, of any Registrable Securities, any other equity securities of the Company or any securities convertible into or exchangeable or exercisable for any equity securities of the Company for 90 days (or 180 days, if the managing underwriter so requires) after, and during the 20 days prior to, the effective date of such registration, to the extent timely notified in writing by the Company or the managing underwriter, and the Company agrees to cause each holder of any Equity Security, or of any security convertible into or exchangeable or exercisable for any Equity Security, of the Company purchased from the Company at any time other than in a Public Offering to enter into a similar agreement with the Company. The Company further agrees not to effect (other than pursuant to such registration or pursuant to a Special Registration) any public sale or distribution, or to file any registration statement (other than such registration or a Special Registration) covering any, of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the 20 days prior to, and for 90 days (or 180 days, if the managing underwriter so requires) after, the effective date of such registration if required by the managing underwriter.

                                   ARTICLE III

                                OTHER AGREEMENTS

          Section 3.1. Right of First Refusal. Prior to an initial Public Offering, if any Stockholder other than NCP-SBG and its Affiliates (a "Selling Holder") desires to transfer any Covered Securities pursuant to Section 2.1(a) following an offer (which offer must be in writing, be irrevocable by its terms for at least 30 Business Days and be a bona fide offer) from any prospective purchaser to purchase all or any part of such Covered Securities owned by such Selling Holder, such Selling Holder shall give notice (the "Notice of Offer") in writing to the Company and to NCP-SBG (i) designating the number of shares of Covered Securities that such Selling Holder proposes to sell (the "Offered Shares"), (ii) identifying the prospective purchaser thereof (the "Potential Purchaser") and its address and (iii) specifying the price (the "Offer Price") and terms (the "Offer Terms") upon which such Selling Holder desires to sell the same. During the 20 Business Day period following receipt of such notice by the Company and NCP-SBG (the "Refusal Period"), such Selling Holder shall not be permitted to accept such offer, but may submit a new Notice of Offer in respect of any revised offer in accordance with and subject to this Section 2.3. During the first ten Business Days of the Refusal Period, the Company shall have the right to purchase from the Selling Holder at the Offer Price and on the Offer Terms all, any portion of the Offered Shares. If the Company shall not have exercised such right with respect to all Covered Securities after ten Business Days, NCP-SBG or any Affiliate or designee of NCP-SBG, including any pooled investment vehicle organized by the managing member of NCP-SBG or by any of its Affiliates, shall have the same right of first refusal with respect to any such remaining Covered Securities for the remainder of the Refusal Period. The rights provided hereunder shall be exercised by written notice to the Selling Holder and the Company or NCP-SBG, as the case may be, given at any time during the Refusal Period. If such right is exercised, the Company or NCP-SBG (or its Affiliate or designee), as the case may be, shall deliver to the Selling Holder payment of the Offer Price in accordance with the Offer Terms, against delivery of appropriately endorsed certificates or other instruments representing the Offered Shares, provided that the Company and NCP-SBG shall not be required to consummate such purchase on fewer than 20 Business Days from the date of acceptance of the offer. If the Company and NCP-SBG fail, in the aggregate, to exercise their right of first refusal for all of the Offered Shares during the Refusal Period, then they shall have no right to purchase any Offered Shares, and the Selling Holder may, for a period of up to 120 days, sell to the Potential Purchaser the Offered Shares at the Offer Price and on the Offer Terms.

          Section 3.2. Issuance of Additional Shares of Equity Securities. In the case of the proposed sale or issuance of, or the proposed granting by the Company of, any equity securities of the Company, or any securities convertible into equity securities of the Company, to NCP-SBG or any of its Affiliates following the Effective Time, the Rollover Stockholders shall have the right, exercisable within 20 Business Days after the Company has given notice, which notice shall include copies of all material documents setting forth the terms and conditions of the proposed sale, issuance or grant, to the Rollover Stockholders of such proposed sale, issuance or grant, to purchase their respective pro rata share (based on such Stockholder's percentage ownership of the common stock of the Company) of the equity securities (or securities convertible into equity securities) proposed to be issued or granted on the same terms as such equity securities (or securities convertible into equity securities) are offered to NCP-SGB or its Affiliates.

          Section 3.3. Future Acquisitions. The Company and NCP-SBG agree, and NCP-SPG agrees to cause its Affiliates and the respective officers and directors of such Affiliates, to pursue all future acquisitions, mergers and recapitalizations involving businesses in the refrigerated juice industry (other than minority investments by NCP-SGB or any of its affiliates) through (i) the Company, with such entities to be acquired, owned and operated by the Company, or (ii) any other company, provided that the Rollover Stockholders shall have had an opportunity to exchange their respective shares of common stock of the Company for shares of common stock of an equivalent value in such other company in connection with any such transaction which results in the Company not being the top-tier holding company for investments by NCP-SGB in the refrigerated juice industry.

                                   ARTICLE IV

                                   DEFINITIONS

          Section 4.1. Definitions; Construction. Whenever used in this Agreement, the following terms shall have the respective meanings given to them below or in the Sections indicated below:

          Affiliate: of a Person means a Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the first Person, including but not limited to a Subsidiary of the first Person, a Person of which the first Person is a Subsidiary, or another Subsidiary of a Person of which the first Person is also a Subsidiary. "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise. With respect to NCP-SBG, the term Affiliate explicitly includes the Fund, NCP II Co-Investment Fund, L.P., any other investment vehicle now or in the future managed by North Castle Partners, L.L.C. and any Person with coinvestment rights with respect to investments made by the Fund.

          Board: as defined in Section 1.1(a).

          Business Day: any day other than a Saturday, Sunday or other day on which the commercial banks in New York City are authorized or required to close.

          Change of Control: means, with respect to the Company, the first to occur after the Effective Time of the following events:

          (1) the acquisition by any person, entity or group (as defined in section 13(d) of the Exchange Act) (other than (w) the Company and its subsidiaries, (x) any employee benefit plan of the Company or its subsidiaries or (y) the Fund or any Affiliate or partner thereof), through one transaction or a series of transactions of 50% or more of the combined voting power of the then outstanding voting securities of the Company;

          (2) the merger or consolidation of the Company as a result of which persons who were Stockholders of the Company immediately prior to such merger or consolidation, do not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company;

          (3) the liquidation or dissolution of the Company (other than (x) a dissolution occurring upon a merger or consolidation thereof (y) a liquidation of the Company into its subsidiary or (z) a liquidation or dissolution that is incident to a reorganization); and

          (4) the sale, transfer or other disposition of all or substantially all of the assets of the Company through one transaction or a series of related transactions to one or more persons or entities that are not, im mediately prior to such sale, transfer or other disposition, Affiliates of the Fund.

          Closing: as defined in Section 2.1(a).

          Covered Security: all of the shares of Common Stock and any other security, option, warrant or other right that does or may allow the holder thereof to receive Common Stock, owned from time to time by any of the Stockholders.

          Equity Security: means (i) any Common Stock or other voting securities, (ii) any securities of the Company convertible into or exchangeable for Common Stock or other voting securities or (iii) any options, rights or warrants (or any similar securities) issued by the Company to acquire common stock or other voting securities.

          Exchange Act: as defined in Section 2.2(a).

          Exit Event: any sale, transfer, merger or other transaction as a result of which NCP-SBG and its Affiliates sell or otherwise dispose of all or substantially all of their Common Stock, including in any dissolution or liquidation of the Company.

          Family Member: with respect to any Stockholder, (i) a spouse, sibling or any lineal ancestor or descendant, (ii) a trust or trusts of which such family members are the sole beneficiaries or charitable remainder trusts in which such family members have an interest or (iii) a partnership or limited liability company in which such family members are the only partners or members, as the case may be.

          Fund: North Castle Partners II, L.P.

          NCP: as defined in Section 1.1(d).

          Person: any natural person, firm, partnership, association, corporation, company, trust, business trust, governmental authority or other entity.

          Prohibited Transfer: any transfer of a Covered Security to a Person which (a) may not be effected without registering the securities involved under the Securities Act, (b) would result in the assets of the Company constituting Plan Assets as such term is defined in the Department of Labor regulations promulgated under the Employee Retirement Income Security Act of 1974, as amended, (c) would cause the Company to be, be controlled by or under common control with an "investment company" for purposes of the Investment Company Act of 1940, as amended, or (d) would require any securities of the Company to be registered under the Exchange Act.

          Public Offering: any underwritten sale of Common Stock to the public pursuant to an effective registration statement under the Securities Act after which at least 20% of the outstanding shares of Common Stock shall have been registered under the Securities Act and such shares may be freely traded.

          Purchased Shares: as defined in the recitals to this Agreement.

          Rollover Stockholders: shall be Robin Prever, Anthony Malatino, Steven Bogen, Warren G. Lichtenstein, Steel Partners II, L.P., Pershing Securities Limited and Jurg Walker.

          Securities Act: the Securities Act of 1933, as amended.

          Special Registration: the registration of shares of equity securities and/or options or other rights in respect thereof to be offered solely to directors, members of management, employees, consultants or sales agents, distributors or similar representatives of the Company or its direct or indirect subsidiaries, solely on Form S-8 or any successor form.

          Stockholder: as defined in the introduction to this Agreement.

          Stockholder List: at any applicable time, the list of the name and addresses of the Stockholders at such time.

                                    ARTICLE V
                                  MISCELLANEOUS

          Section 5.1. Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail with postage prepaid, (c) sent by next-day or overnight mail or delivery or (d) sent by fax, with a copy sent by (a), (b), or (c) above, or telegram, as follows:

                      (i)    if to NCP-SBG:

                             NCP-SBG, L.P.
                             c/o North Castle Partners, L.L.C.
                             60 Arch Street
                             Greenwich, CT  06830
                             Fax:  (203) 618-1860
                             Tel:   (203) 862-3250
                             Attention: Peter J. Shabecoff

                             with a copy to:

                             Debevoise & Plimpton
                             875 Third Avenue
                             New York, NY  10022
                             Fax:  (212) 909-6836
                             Tel:   (212) 909-6000
                             Attention:  Franci J. Blassberg, Esq.

                      (ii) if to the Company:

                             Saratoga Beverage Group, Inc.
                             11 Geyser Road
                             Saratoga Springs, NY  12366
                             Fax: (518) 584-0386
                             Tel:  (518) 584-6363 X-11
                             Attention:  Robin Prever

                      (iii) if to any other Person who is a party, or to any Person who becomes a party to this Agreement pursuant to Section 5.12 hereof, to the name and address specified for such Person on the signature pages hereto or in Schedule A hereto;

or, in each case, at such other address as may be specified in writing to the other parties hereto.

     All such notices, requests, demands, waivers and other communications shall be deemed to have been received (w) if by personal delivery on the day after such delivery, (x) if by certified or registered mail, on the seventh business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, (z) if by telecopy or telegram, on the next day following the day on which such telecopy or telegram was sent, provided that a copy is also sent by certified or registered mail.

          Section 5.2. Remedies. Each Stockholder acknowledges that the other Stockholders and the Company would be irreparably damaged in the event of a breach or a threatened breach by such Stockholder or the Company of any of its obligations under this Agreement (including without limitation the covenants set forth in Section 3.3) and the Company and each Stockholder agrees that, in the event of a breach or a threatened breach by the Company or such Stockholder of any such obligation, each of the other Stockholders and the Company shall, in addition to any other rights and remedies available to them in respect of such breach, be entitled to an injunction from a court of competent jurisdiction (without any requirement to post bond) granting them specific performance by such Stockholder of its obligations under this Agreement (including without limitation the covenants set forth in Section 3.3). In the event that any Stockholder or the Company shall file suit to enforce the covenants contained in this Agreement (including without limitation the covenants set forth in Section 3.3) (or obtain any other remedy in respect of any breach thereof), the prevailing party in the suit shall be entitled to recover, in addition to all other damages to which it may be entitled, the costs incurred by such party in conducting the suit, including reasonable attorney's fees and expenses.

          Section 5.3. Governing Law, etc. (a) THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING AS TO VALIDITY, INTERPRETATION AND EFFECT, BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS RULES THEREOF TO THE EXTENT ANY SUCH RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION, EXCEPT TO THE EXTENT THAT THE CORPORATE LAW OF THE STATE OF INCORPORATION OF THE COMPANY SPECIFICALLY AND MANDATORILY APPLIES. EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE, CITY AND COUNTY OF NEW YORK SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND OF THE DOCUMENTS REFERRED TO IN THIS AGREEMENT, AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY. EACH PARTY HERETO HEREBY WAIVES, AND AGREES NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR THE INTERPRETATION OR ENFORCEMENT HEREOF OR OF ANY SUCH DOCUMENT OR IN RESPECT OF ANY SUCH TRANSACTION, THAT IT IS NOT SUBJECT TO SUCH JURISDICTION, THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SUCH COURTS, THAT THE VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS. EACH PARTY HERETO HEREBY CONSENTS TO AND GRANTS ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF ANY SUCH DISPUTE AND AGREES THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 5.1 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

          (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES

THAT (1) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (2) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (3) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (4) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.3(b).

          Section 5.4. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

          Section 5.5. Assignment. This Agreement shall not be assignable or otherwise transferable by any party hereto without the prior written consent of the Company, NCP-SBG, and any purported assignment or other transfer without such consent shall be void and unenforceable; provided that NCP-SBG may assign this Agreement or any of their rights and obligations hereunder to any of their respective Affiliates or any other Person.

          Section 5.6. No Third Party Beneficiaries. Nothing in this Agreement shall confer any rights upon any person or entity other than the parties hereto and their respective heirs, successors and permitted assigns.

          Section 5.7. Amendment; Waivers, etc. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by NCP-SBG and the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies herein provided are cumulative and none is exclusive of any other, or of any rights or remedies that any party may otherwise have at law or in equity.

          Section 5.8. Legend on Stock Certificates. A copy of this Agreement shall be filed with the Secretary of the Company and kept with the records of the Company.

Each certificate representing Covered Securities which are subject to this Agreement shall be endorsed with a legend substantially to the following effect:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, TRANSFERRED OR OTHERWISE DISPOSED OF (EACH, A "TRANSFER") UNLESS AND UNTIL REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS SUCH TRANSFER IS (A) EXEMPT FROM REGISTRATION OR IS OTHERWISE IN COMPLIANCE WITH THE ACT AND SUCH LAWS IN THE OPINION OF COUNSEL TO THE STOCKHOLDER, WHICH COUNSEL MUST BE, AND THE FORM AND SUBSTANCE OF WHICH OPINION ARE, REASONABLY SATISFACTORY TO THE ISSUER AND
     (B) IN COMPLIANCE WITH THE STOCKHOLDERS AGREEMENT OF THE ISSUER, DATED AS OF JANUARY 5, 2000 AND ANY AMENDMENTS, SUPPLEMENTS OR MODIFICATIONS THERETO (THE "STOCKHOLDERS AGREEMENT").

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN (I) A STOCKHOLDERS AGREEMENT AND (II) A REGISTRATION RIGHTS AGREEMENT, COPIES OF WHICH ARE AVAILABLE FOR INSPECTION AT THE OFFICES OF THE COMPANY. NO TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE COMPANY, AND SUCH TRANSFER SHALL BE VOIDABLE, UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF SUCH AGREEMENTS.

Any stock certificate issued at any time in exchange or substitution for a certificate bearing such legend (except a new certificate issued upon the completion of a public distribution of securities of the Company represented thereby or otherwise if the holder of the Shares represented by such certificate shall have delivered to the Company an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company, that the Act permits such certificate to be issued without such legend or with a legend modified as set forth in such opinion) shall also bear such legend. The provisions of this Agreement shall be binding upon, and shall inure to the benefit of, the Stockholders and all subsequent holders of Covered Securities who acquired the same directly or indirectly from a Stockholder in a transaction or series of transactions not involving any Public Offering.

The Company agrees that it will not transfer on its books any certificate representing Covered Securities in violation of the provisions of this Agreement.

          Section 5.9. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

          Section 5.10. Severability. If any provision, including any phrase, sentence, clause, section or subsection, of this Agreement is invalid, inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering such provision in question invalid, inoperative or unenforceable in any other case or circumstance, or of rendering any other provision herein contained invalid, inoperative, or unenforceable to any extent whatsoever.

          Section 5.11. Headings; Counterparts. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement. This Agreement may be executed in several counter parts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

          Section 5.12. Subsequent Stockholders. Each of the parties hereto agrees that in order for any Person who after the date of this Agreement is offered shares of Common Stock or securities exercisable for or convertible into shares of Common Stock (or any interest therein) to become a party to this Agreement, both the Company and such Person must execute Schedule A hereto and duly executed copies thereof must be delivered to NCP-SBG in accordance with
Section 5.1. The Company shall maintain a register of all parties to this Agreement which shall be available for review by any party hereto. Any transfer of Covered Securities (or any interest therein) to a transferee required hereby to become a party to this Agreement shall be of no effect and shall be void ab initio unless such transferee becomes a party to this Agreement as provided in the previous sentence.

          Section 5.13. Reports. Within 60 days after the end of each fiscal quarter, the Company shall furnish to each Stockholder an unaudited financial report prepared in accordance with generally accepted accounting principles applied on a consistent basis setting forth as of the end of such fiscal quarter, a balance sheet of the Company and an income statement and a cash flow statement for the Company for such fiscal quarter.

          Section 5.14. Certain Agreements. The Stockholders party to that certain Stockholders' Agreement, dated as of October 13, 1998, by and among the Company, Steven Bogen, Robin Prever and Anthony Malatino, and that certain Stockholders'

Agreement, dated as of October 22, 1998, between Robin Prever and Anthony Malatino, agree to terminate or cause to be terminated, as of the Effective Time, such stockholders' agreements.

          Section 5.15. Effectiveness. The effectiveness of this Agreement is conditioned upon the occurrence of the Effective Time as contemplated by the Recapitalization Agreement. If the Effective Time does not occur, or the Recapitalization Agreement is terminated in accordance with its terms, this Agreement shall be of no force or effect.

          IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                          SARATOGA BEVERAGE GROUP, INC.

                          By:
                            ------------------------------------------
                                 Name:
                                 Title:

                          NCP-SBG, L.P.

                                 By:    NCP-SBG, GP, L.L.C.,
                                        its General Partner

                                 By:
                                     --------------------------------
                                        Name:    Peter J. Shabecoff
                                        Title:   Executive Vice President


                                        Address: 4301 North Ocean Blvd.
---------------------------------------
ROBIN PREVER                                     A-1703
                                                 Boca Raton, FL 33431

                                        Address: c/o Morgan Stanley Dean Witter
---------------------------------------
ANTHONY MALATINO                                 340 Broadway
                                                 Saratoga Springs, NY 12866

                                        Address: 81 Dahlia Street
---------------------------------------
STEVEN BOGEN                                     Staten Island, NY 10312

                   [Signature page for Stockholders Agreement]

STEEL PARTNERS II, L.P.                   Address: c/o Steel Partners II, L.P.
                                                   150 East 52nd St., 21st Floor
        By:  STEEL PARTNERS, L.L.C.,               New York, NY 10022
               its General Partner


        By:
           --------------------------------
               Name:    Warren Lichtenstein
               Title:   Managing Member










                   [Signature page for Stockholders Agreement]

                                     Address: c/o Steel Partners II, L.P.
    -----------------------                   150 East 52nd St., 21st Floor
    Warren G. Lichtenstein                    New York, NY 10022

PERSHING SECURITIES LIMITED                    Address:  Capstan House
                                                         #1 Clove Crescent
                                                         East India Dock
By:
  -----------------------------------                    London E14 2BH
        Name:                                            England
        Title:

                   [Signature page for Stockholders Agreement]

                                          Address:  c/o Investa AG
-----------------------------------
JURG WALKER                                         Harestrasse 4
                                                    Birsfelden, Switzerland 4127





                   [Signature page for Stockholders Agreement]

                                                                     Exhibit D

================================================================================


                          SARATOGA BEVERAGE GROUP, INC.


                          REGISTRATION RIGHTS AGREEMENT


                           Dated as of January 5, 2000


================================================================================

                                TABLE OF CONTENTS

                                                                            Page
1.   Effectiveness as to Registrable Securities...............................1

2.   Definitions; Construction................................................2

3.   Registration.............................................................6
     3.1      Registration on Request.........................................6
              (a)      Requests...............................................6
              (b)      Obligation to Effect Registration......................6
              (c)      Registration Statement Form............................8
              (d)      Expenses...............................................8
              (e)      Inclusion of Other Securities..........................9
              (f)      Effective Registration Statement.......................9
              (g)      Pro Rata Allocation....................................9
     3.2      Incidental Registration.........................................9
     3.3      Registration Procedures........................................11
     3.4      Underwritten Offerings.........................................16
              (a)      Underwritten Offerings Exclusive......................16
              (b)      Underwriting Agreement................................16
              (c)      Selection of Underwriters.............................17
              (d)      Incidental Underwritten Offerings.....................17
              (e)      Hold Back Agreements..................................17
     3.5      Preparation; Reasonable Investigation..........................18
     3.6      Other Registrations............................................18
     3.7      Indemnification................................................19
              (a)      Indemnification by the Company........................19
              (b)      Indemnification by the Sellers........................20
              (c)      Notices of Claims, etc................................20
              (d)      Other Indemnification.................................21
              (e)      Other Remedies........................................21
              (f)      Officers and Directors................................22

4.   Miscellaneous...........................................................22
     4.1      Rule 144; Legended Securities; etc.............................22
     4.2      Amendments and Waivers.........................................23
     4.3      Beneficial Owners..............................................23
     4.4      Successors, Assigns and Transferees............................23

                                                                            Page
                                                                            ----
     4.5      Notices........................................................24
     4.6      No Inconsistent Agreements.....................................25
     4.7      Remedies; Attorneys' Fees......................................25
     4.8      Stock Splits, etc..............................................25
     4.9      Severability...................................................25
     4.10     Headings.......................................................26
     4.11     Counterparts...................................................26
     4.12     Governing Law..................................................26
     4.13     No Third Party Beneficiaries...................................26
     4.14     Consent to Jurisdiction........................................26
     4.15     Waiver of Jury Trial...........................................26
     4.16     Effectiveness..................................................27

                          REGISTRATION RIGHTS AGREEMENT

          REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of January 5, 2000, among Saratoga Beverage Group, Inc., a Delaware corporation (the "Company"), NCP-SBG, L.P., a Delaware limited partnership ("NCP-SBG") and the undersigned stockholders of the Company (the "Continuing Shareholders"). Capitalized terms used in this Agreement have the meanings indicated in Section 2.

          WHEREAS, the Company is a party to a Stock Purchase Agreement and Agreement and Plan of Merger, dated as of the date hereof (the "Recapitalization Agreement"), with NCP-SBG, and NCP-SBG Recapitalization Corp., pursuant to which and subject to the terms and conditions contained therein, (i) NCP-SBG Recapitalization Corp. shall merge with and into the Company, and (ii) NCP-SBG will purchase shares of the common stock, par value $0.01 per share, of the Company (the "Common Stock");

          WHEREAS, to induce NCP-SBG to enter into the Recapitalization Agreement, the Company has agreed to provide the registration rights set forth in this Agreement for the benefit of NCP-SBG and each Holder (as defined below);

          WHEREAS, the execution and delivery of this Agreement is a condition to the obligations of NCP-SBG under the Recapitalization Agreement; and

          WHEREAS, the Company may in the future issue or sell (either directly or pursuant to options or other rights) additional shares of Common Stock to (i) certain shareholders of businesses acquired by the Company or one of its Subsidiaries, (ii) certain directors, executive officers and key employees of the Company or one of its Subsidiaries, and (iii) certain other purchasers, in each case pursuant to stock subscription, merger, acquisition or purchase agreements or stock option or rights agreements, plans or arrangements, the terms of which are not inconsistent with the terms of this Agreement or any Stockholders Agreement (collectively, the "Stock Subscription Agreements");

          NOW, THEREFORE, in consideration of the foregoing premises and the mutual conditions contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          1. Effectiveness as to Registrable Securities. This Agreement shall take effect at the Effective Time (as defined in the Recapitalization Agreement) with respect to any Registrable Securities issued pursuant to the Recapitalization Agreement and Registrable Securities issued and outstanding as of the date hereof. With respect to any Common Stock issued after the Effective Time (other than Common Stock issuable upon exercise of options or conversion of other securities outstanding as of the date hereof and included in the definition of Registrable Securities), this Agreement shall become effective only upon the issuance or sale of such Common Stock to any party pursuant to any Stock Subscription Agreement that provides that such Common Stock shall constitute Registrable Securities and that the shares of Common Stock issued or sold thereunder are entitled to the rights and subject to the obligations created hereunder, provided that such issuance or sale shall have been consented to in writing by the Board of Directors of the Company (the "Board").

          2. Definitions; Construction. (a) For purposes of this Agreement, the following terms have the following respective meanings:

          Affiliate: with respect to any Person, any other Person directly or indirectly Controlling, Controlled by or under common Control with such first Person. "Control" means the power to direct or cause the direction of management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

          Ancillary Agreements: as defined in the Recapitalization Agreement.

          Agreement: as defined in the Preamble to this Agreement.

          Board: as defined in Section 1.

          Business Day: a day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required to close.

          Closing: the closing under the Recapitalization Agreement.

          Common Stock: as defined in the recitals to this Agreement.

          Company: as defined in the preamble to this Agreement.

          Continuing Shareholders: as defined in the preamble to this Agreement.

          Distributee: any person that is a partner of NCP-SBG or NCP-Cofund, or any person that is a member, shareholder or partner of a Distributee to which Registrable Securities are transferred or distributed by NCP-SBG, NCP-Cofund or any Distributee.

          DTC: the Depository Trust Company.

          Exchange Act: the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations thereunder which shall be in effect at the time. Any reference to a particular section thereof shall include a reference to the corresponding section, if any, of any such successor federal statute, and the rules and regulations thereunder.

          Holder: any holder of Registrable Securities that has received such Registrable Securities in compliance with the Ancillary Agreements and applicable law.

          NASD: the National Association of Securities Dealers, Inc.

          NCP-Cofund: means NCP Co-Investment Fund, L.P.

          NCP-SBG: as defined in the preamble to this Agreement.

          Person: any natural person, firm, partnership, association, corporation, company, trust, business trust, governmental entity or other entity.

          Prospectus: the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

          Public Offering: an underwritten public offering of Common Stock led by at least one underwriter of nationally recognized standing.

          Recapitalization Agreement: as defined in the recitals hereto.

          Registrable Securities: (a) (i) shares of Common Stock issued by the Company pursuant to the Recapitalization Agreement to NCP-SBG or NCP-Cofund, the Continuing Shareholders, or any of their Affiliates, and (ii) shares of Common Stock issuable pursuant to any Stock Subscription Agreement (including upon exercise of options or warrants) that provides that such Common Stock shall constitute Registrable Securities, except for any such Common Stock issued pursuant to an effective registration statement under the Securities Act on Form S-8, Form S-4, Form S-1 or any successor form to any thereof (unless such Common Stock is held by a Continuing Shareholder who is an affiliate (within the meaning of Rule 144) of the Company) and (b) any securities issued or issuable with respect to any shares of Common Stock referred to in the foregoing clauses (x) upon any conversion or exchange thereof, (y) by way of stock dividend or other distribution, stock split or reverse stock split or (z) in connection with a combination of shares, recapitalization, merger, consolidation, exchange offer or other reorganization. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement, unless such securities are acquired and held by a Continuing Shareholder who is an affiliate (within the meaning of Rule 144), (B) such securities shall have been distributed to the public in reliance upon Rule 144,
(C) such securities have been held, or deemed, by virtue of tacking holding periods as contemplated by Rule 144, to be held for a period of two years by a Person who obtained such securities pursuant to any Stock Subscription Agreement and who has not been an affiliate (within the meaning of Rule 144) of the Company within the three months preceding any proposed disposition of such securities, (D) subject to the provisions of Section 4.1(b)(ii), such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of such securities shall not require registration or qualification of such securities under the Securities Act or any similar state law then in force, (E) such securities shall have been acquired by the Company, OR (F) with respect to any such securities acquired by a Continuing Shareholder pursuant to the exemption from the registration requirements of the Securities Act contained in Rule 701 (or any successor provision) thereunder, at any time 90 days following the date the Company registers a class of equity securities under Section 12 of the Exchange Act.

          Registration Expenses: all fees and expenses incident to the performance of or compliance with the provisions of this Agreement, whether or not any registration statement is filed or becomes effective, including, without limitation, all (i) registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the NASD in connection with an underwritten offering and (B) fees and expenses of compliance with state securities or blue sky laws (including, without limitation, fees and disbursements of counsel for the underwriter or underwriters in connection with blue sky qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as provided in Section 3.3(e))), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with DTC and of printing prospectuses), (iii) fees and disbursements of all independent certified public accountants referred to in Section 3.3 (including, without limitation, the reasonable expenses of any special audit and "comfort" letters required by or incident to such performance), (iv) the fees and expenses of any "qualified independent underwriter" or other independent appraiser participating in an offering pursuant to Rule 2720 of the NASD Rules of Conduct, (v) liability insurance under the Securities Act or any other securities laws, if the Company desires such insurance, (vi) fees and expenses of all attorneys, advisers, appraisers and other persons retained by the Company or any Subsidiary of the Company, (vii) internal expenses of the Company and its Subsidiaries (including, without limitation, all salaries and expenses of officers and employees of the Company and its Subsidiaries performing legal or accounting duties), (viii) the expense of any annual audit,
(ix) the expenses relating to printing, word processing and distributing all registration statements, underwriting agreements, securities sales agreements and any other documents necessary in order to comply with this Agreement, and
(x) the reasonable out-of-pocket expenses of the Holders of the Registrable Securities being registered in such registration incurred in connection therewith including, without limitation, the reasonable fees and disbursements of not more than one counsel (together with appropriate local counsel) chosen by the holders of a majority of Registrable Securities included in such registration. Registration Expenses shall not include any underwriting discounts or commissions or any transfer taxes payable in respect of the sale of Registrable Securities by the Holders thereof.

          Registration Statement: any registration statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement, and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

          Requisite Percentage of Shareholders: as of any date of determination, the holder or holders of at least 35% (by number of shares) of Registrable Securities (other than any Registrable Securities obtainable upon the exercise of any option).

          Rule 144: Rule 144 (or any successor provision) under the Securities Act.

          Rule 144A: Rule 144A (or any successor provision) under the Securities Act.

          Rule 145: Rule 145 (or any successor provision) under the Securities Act.

          SEC: the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

          Securities Act: the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations thereunder which shall be in effect at the time. Any reference to a particular section thereof shall include a reference to the corresponding section, if any, of any such successor federal statute, and the rules and regulations thereunder.

          Stockholders Agreement: any agreement between the Company and any of its stockholders.

          Special Registration: the registration of shares of equity securities and/or options or other rights in respect thereof to be offered solely to directors, members of management, employees, consultants or sales agents, distributors or similar representatives of the Company or its direct or indirect Subsidiaries, solely on Form S-8 or any successor form.

          Stock Subscription Agreement: as defined in the recitals to this Agreement.

          Subsidiary: with respect to any Person, any corporation or Person, a majority of the outstanding voting stock or other equity interests of which is owned, directly or indirectly, by that Person.

          underwritten registration or underwritten offering: a registration in which securities of the Company (including Registrable Securities) are sold to an underwriter for reoffering to the public.

          (b) Any reference in this Agreement to a statute shall be to such statute, as amended from time to time, and to the rules and regulations promulgated thereunder. For the purposes of this Agreement, the terms "holder," "held," "owner," and "owned" shall be construed as set forth in Section 4.3.

          3. Registration.

          3.1 Registration on Request.

          (a) Requests. Subject to the provisions of Section 3.6, (i) at any time or from time to time after the date hereof, the Requisite Percentage of Shareholders shall have the right to make written requests that the Company effect one or more registrations under the Securities Act of all or part of the Registrable Securities of such Holder or Holders, which requests shall specify the intended method of disposition thereof, including whether the registration requested is for an underwritten offering.

          (b) Obligation to Effect Registration. Within 10 days after receipt by the Company of any request for registration pursuant to Section 3.1(a), the Company shall give written notice of such requested registration to all Holders, and thereupon will use its reasonable best efforts to effect the registration under the Securities Act of:

          (i) the Registrable Securities which the Company has been so requested to register pursuant to Section 3.1(a); and

          (ii) all other Registrable Securities which the Company has been requested to register by the Holders thereof by written request given to the Company within 20 days after the Company has given such written notice (which request shall specify the intended method of disposition of such Registrable Securities), all to the extent required to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered. Notwithstanding the preceding sentence:

          (x) the Company shall not be required to effect a registration requested pursuant to Section 3.1 if the aggregate number of Registrable Securities referred to in clauses (i) and (ii) of this Section 3.1(b) included in such registration shall be less than 10% of the number of Purchased Shares (as defined in the Recapitalization Agreement); and

          (y) if the Board determines in its good faith judgment, after consultation with a firm of nationally recognized underwriters, that there will be an adverse effect on a then-contemplated initial Public Offering of the Common Stock, the Holders requesting such registration shall be given notice of such fact and shall be deemed to have withdrawn such request and such registration shall not be deemed to have been effected or requested pursuant to this Section 3.1; and

          (z) the Company shall be entitled to postpone for a reasonable period of time not to exceed 180 days from the date a request pursuant to Section 3.1(a) is received, the filing of any registration statement otherwise required to be prepared and filed by it pursuant to this Section 3.1, if the Board of Directors of the Company (i) in good faith determines at such time that such registration and offering would materially adversely affect or interfere with any proposed or pending financing, acquisition, corporate reorganization or other material transaction or the conduct or outcome of any material litigation involving the Company or any of its Subsidiaries, and (ii) as promptly as practicable gives the relevant Holders written notice of such postponement, setting forth the duration of and reasons for such postponement; provided, however, that the Company shall not effect such a postponement more than once in any 360 day period. If the Company shall so postpone the filing of a registration statement, the Holder or Holders making the request pursuant to Section 3.1(a) shall within 10 days after receipt of the notice of postponement advise the Company in writing whether or not it has determined to withdraw its request for registration. Failure by such Holder or Holders to timely notify the Company of its determination shall for all purposes be treated as a withdrawal of the request for registration. In the event of a withdrawal, such request for registration shall not be deemed exercised for purposes of determining whether such Holder or Holders still have the right to make a request for registration pursuant to this Section 3.1.

          (c) Registration Statement Form. Each registration requested pursuant to this Section 3.1 shall be effected by the filing of a registration statement on Form S-1, Form S-2 or Form S-3 (or any other form which includes substantially the same information as would be required to be included in a registration statement on such forms as presently constituted), unless the use of a different form is (i) required by law or (ii) permitted by law and agreed to in writing by the Holders of at least a majority (by number of shares) of the Registrable Securities as to which registration has been requested pursuant to this Section 3.1. At any time after the Company has issued and sold any shares of its capital stock registered under an effective registration statement under the Securities Act, or after the Company shall have registered any class of equity securities pursuant to Section 12 of the Exchange Act, it will use its reasonable best efforts to qualify for registration on Form S-2 or Form S-3 (or any other comparable form hereinafter adopted).

          (d) Expenses. The Company will pay all Registration Expenses in connection with (i) the first four registrations that are effected as requested under Section 3.1(a)(i). The Registration Expenses in connection with each other registration, if any, requested under this Section 3.1 shall be apportioned among the Holders whose Registrable Securities are then being registered, on the basis of the respective amounts of Registrable Securities then being registered by them or on their behalf. However, in the case of all registrations requested under Section 3.1(a), the Company shall pay all amounts in respect of (i) any allocation of salaries of personnel of the Company and its Subsidiaries or other general overhead expenses of the Company and its Subsidiaries or other expenses for the preparation of financial statements or other data normally prepared by the Company and its Subsidiaries in the ordinary course of its business, (ii) the expenses of any officers' and directors' liability insurance, (iii) the expenses and fees for listing the securities to be registered on each exchange on which similar securities issued by the Company are then listed or, if no such securities are then listed, on an exchange selected by the Company, and (iv) all fees associated with filings required to be made with the NASD (including, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel as may be required by the rules and regulations of the NASD). Notwithstanding the provisions of this section 3.1(d) or of Section 3.2, each seller of Registrable Securities shall pay all Registration Expenses to the extent required to be paid by such seller by applicable law.

          (e) Inclusion of Other Securities. The Company shall not register securities (other than Registrable Securities) for sale for the account of any Person other than the Company in any registration requested pursuant to Section 3.1(a) unless permitted to do so by the written consent of Holders holding at least a majority (by number of shares) of the Registrable Securities proposed to be sold in such registration.

          (f) Effective Registration Statement. A registration requested pursuant to Section 3.1(a) shall not be deemed to have been effected unless it is declared effective by the SEC and remains effective for the period specified in Section 3.3(b). Notwithstanding the preceding sentence, a registration requested pursuant to Section 3.1(a) that does not become effective after the Company has filed a Registration Statement with respect thereto by reason of the refusal to proceed of the Holder or Holders of the Registrable Securities requesting registration shall be deemed to have been effected by the Company at the request of such Holder or Holders.

          (g) Pro Rata Allocation. If the Holders of a majority (by number of shares) of the Registrable Securities for which registration is being requested pursuant to Section 3.1(a) determine, based on consultation with the managing underwriters or, in an offering which is not underwritten, with an investment banker, that the number of securities to be sold in any such offering should be limited due to market conditions or otherwise, Holders of Registrable Securities proposing to sell their securities in such registration shall share pro rata in the number of securities being offered (as determined by the Holders holding a majority of the Registrable Securities for which registration is being requested in consultation with the managing underwriters or investment banker, as the case may be) and registered for their account, such sharing to be based on the number of Registrable Securities as to which registration was requested by such Holders.

          3.2 Incidental Registration. If the Company at any time proposes to register any of its equity securities (as defined in the Exchange Act) under the Securities Act (other than pursuant to Section 3.1 or pursuant to a Special Registration), whether or not for sale for its own account, and the registration form to be used may be used for the registration of Registrable Securities, it shall each such time give prompt written notice to all Holders of Registrable Securities of its intention to do so and, upon the written request of any Holder of Registrable Securities given to the Company within 30 days after the Company has given any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder and the intended method of disposition thereof), the Company will use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holders thereof, to the extent required to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, provided that:

          (a) if such registration shall be in connection with the initial Public Offering, the Company shall not include any Registrable Securities in such proposed registration if the Board shall have determined, after consultation with the managing underwriters for such offering, that it is not in the best interests of the Company to include any Registrable Securities in such registration, provided that, if the Board makes such a determination, the Company shall not include in such registration any securities not being sold for the account of the Company;

          (b) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to each Holder that was previously notified of such registration and, thereupon, shall not register any Registrable Securities in connection with such registration (but shall nevertheless pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any Holders to request that a registration be effected under Section 3.1;

          (c) if the Company shall be advised in writing by the managing underwriters (or, in connection with an offering which is not underwritten, by an investment banker) that in their or its opinion the number of securities requested to be included in such registration (whether by the Company, pursuant to this Section 3.2 or pursuant to any other rights granted by the Company to a holder or holders of its securities to request or demand such registration or inclusion of any such securities in any such registration) exceeds the number of such securities which can be sold in such offering:

               (i) the Company shall include in such registration the number (if any) of Registrable Securities so requested to be included which in the opinion of such underwriters or investment banker, as the case may be, can be sold and shall not include in such registration any securities (other than securities being sold by the Company, which shall have priority in being included in such registration) so requested to be included other than Registrable Securities unless all Registrable Securities requested to be so included are included therein; and

               (ii) if in the opinion of such underwriters or investment banker, as the case may be, some but not all of the Registrable Securities may be so included, all Holders of Registrable Securities requested to be included therein shall share pro rata in the number of shares of Registrable Securities included in such Public Offering on the basis of the number of Registrable Securities requested to be included therein by such Holders, provided that, in the case of a registration initially requested or demanded by a holder or holders of securities other than Registrable Securities, the Holders of the Registrable Securities requested to be included therein and the holders of such other securities shall share pro rata (based on the number of shares if the requested or demanded registration is to cover only Common Stock and, if not, based on the proposed offering price of the total number of securities included in such Public Offering requested to be included therein), and the Company shall so provide in any registration agreement hereinafter entered into with respect to any of its securities; and

          (d) if prior to the effective date of the registration statement filed in connection with such registration, the Company is informed by the managing underwriter (or, in connection with an offering which is not underwritten, by an investment banker) that the price at which such securities are to be sold is a price below that price which the requesting Holders shall have indicated to be acceptable, the Company shall promptly notify the requesting Holders of such fact, and each such requesting Holder shall have the right to withdraw its request to have its Registrable Securities included in such registration statement.

          The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 3.2. No registration effected under this Section 3.2 shall relieve the Company from its obligation to effect registrations upon request under Section 3.1. The Company shall not be obligated to cause any "incidental" registration to be underwritten.

          3.3 Registration Procedures. If and whenever the Company is required to use its reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 3.1 and 3.2, the Company shall:

          (a) subject to clauses (x), (y) and (z) of Section 3.1(b), prepare and file with the SEC, as soon as practicable, a Registration Statement with respect to such securities, make all required filings with the NASD and use its reasonable best efforts to cause such Registration Statement to become effective;

          (b) prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith and such other documents as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement, but in no event for a period of more than six months after such Registration Statement becomes effective;

          (c) furnish to counsel (if any) selected by the Holders of a majority (by number of shares) of the Registrable Securities covered by such registration statement copies of all documents proposed to be filed with the SEC in connection with such registration, which documents will be subject to the review of such counsel;

          (d) furnish to each seller of Registrable Securities, without charge, such number of conformed copies of such Registration Statement and of each such amendment and supplement thereto (in each case, including all exhibits and documents required to be filed therewith (other than those filed on a confidential basis), except that the Company shall not be obligated to furnish any seller of securities with more than two copies of such exhibits and documents), such number of copies of the Prospectus included in such Registration Statement (including each preliminary prospectus and any summary prospectus) in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request in order to facilitate the disposition of the securities owned by such seller;

          (e) use its reasonable best efforts (x) to register or qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as each seller shall request, (y) to keep such registration or qualification in effect for so long as such Registration Statement remains in effect and (z) to do any and all other acts and things which may be necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, subject itself to taxation in any jurisdiction wherein it is not so subject, or take any action which would subject it to general service of process in any jurisdiction wherein it is not so subject;

          (f) in connection with a Public Offering only, use its reasonable best efforts to furnish to each seller of Registrable Securities a signed counterpart, addressed to the sellers, copies of:

               (i) an opinion of counsel for the Company experienced in securities law matters, dated the effective date of the, and

               (ii) a "comfort" letter signed by the independent public accountants who have issued an audit report on the Company's financial statements included in the Registration Statement,

     each covering substantially the same matters with respect to the Registration Statement (and the Prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities;

          (g) (i) notify each Holder of Registrable Securities subject to such Registration Statement if such Registration Statement, at the time it or any amendment thereto became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, upon discovery by the Company of such material misstatement or omission, and, as promptly as practicable, prepare and file with the SEC a post-effective amendment to such Registration Statement and use its reasonable best efforts to cause such post-effective amendment to become effective such that such Registration Statement, as so amended, shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) notify each Holder of Registrable Securities subject to such Registration Statement, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, if the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, upon discovery by the Company of such material misstatement or omission or upon discovery by the Company of the happening of any event as a result of which the Company believes there would be a material misstatement or omission, and, as promptly as is practicable, prepare and furnish to such Holder a reasonable number of copies of a supplement to, or an amendment of, such Prospectus as may be necessary so that, as thereafter delivered to purchasers of such securities as required under the Securities Act, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (h) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement of the Company complying with the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act;

          (i) notify each Holder of any Registrable Securities covered by such Registration Statement (i) when such Registration Statement, or any post-effective amendment to such Registration Statement, shall have become effective, or any amendment of or supplement to the Prospectus used in connection therewith shall have been filed, (ii) of any request by the SEC to amend such Registration Statement or to amend or supplement such Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation or threatening of any proceedings for any of such purposes, and (iv) of the suspension of the qualification of such securities for offering or sale in any jurisdiction, or of the institution of any proceedings for any of such purposes;

          (j) use its reasonable best efforts (i) (A) to list such securities on any securities exchange on which the Common Stock is then listed or, if no Common Stock is then listed, on an exchange selected by the Company, if such listing is then permitted under the rules of such exchange or (B) if such listing is not practicable or the Board determines that quotation as a NASDAQ National Market System security is preferable, to secure designation of such securities as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 under the Exchange Act and (ii) to provide and cause to be maintained a transfer agent and registrar for such Registrable Securities not later than the effective date of such registration statement; and

          (k) use its reasonable best efforts to obtain the lifting of any stop order that might be issued suspending the effectiveness of such Registration Statement or any order preventing or suspending the use of any preliminary prospectus, provided that if the Company is unable to obtain the lifting of any such stop order in connection with a registration pursuant to Section 3.1(a), the request for registration shall not be deemed exercised for purposes of determining whether such registration has been effected for purposes of Section 3.1(a) or (d).

          The Company may require each Holder of any Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding such Holder and the distribution of such securities as the Company may from time to time reasonably request in writing and as shall be required by law or regulations of the SEC in connection therewith. Each such Holder agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

          The Company agrees not to file or make any amendment to any Registration Statement with respect to any Registrable Securities, or any amendment of or supplement to the Prospectus used in connection therewith, which refers to any seller of any securities covered thereby by name, or otherwise identifies such seller as the holder of any securities of the Company, without the consent of such seller, such consent not to be unreasonably withheld, except that no such consent shall be required for any disclosure that is required by law or regulations of the SEC.

          By the acquisition of Registrable Securities, each Holder shall be deemed to have agreed that upon receipt of any notice from the Company pursuant to Section 3.3(g), such Holder will promptly discontinue such Holder's disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder shall have received, in the case of clause (i) of Section 3.3(g), notice from the Company that such Registration Statement has been amended, as contemplated by Section 3.3(g); or, in the case of clause (ii) of Section 3.3(g), copies of the supplemented or amended Prospectus contemplated by Section 3.3(g). If so directed by the Company, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, in such Holder's possession of the Prospectus covering such Registrable Securities at the time of receipt of such notice. In the event that the Company shall give any such notice, the period mentioned in Section 3.3(b) shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of any Registrable Securities covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 3.3(g).

          Although shares of Common Stock issuable upon the exercise of certain options are included in the definition of Registrable Securities, the Company shall, in respect of any such Registrable Securities requested to be registered pursuant hereto, be required to include in any registration statement only shares of Common Stock issuable upon exercise of such options and only if the Company has received assurances, reasonably satisfactory to it, that such options will be exercised promptly after such Registration Statement has become effective or the sale to an underwriter has been consummated so that only Common Stock shall be distributed to the public under such registration statement.

          3.4 Underwritten Offerings. The provisions of this Section 3.4 do not establish additional registration rights but instead set forth procedures applicable, in addition to those set forth in Sections 3.1 through 3.3, to any registration that is an underwritten offering.

          (a) Underwritten Offerings Exclusive. Whenever a registration requested pursuant to Section 3.1 is for an underwritten offering, only securities that are to be distributed by the underwriters may be included in the registration.

          (b) Underwriting Agreement. If requested by the underwriters for any underwritten offering by Holders pursuant to a registration requested under
Section 3.1, the Company shall enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Holders of a majority (by number of shares) of the Registrable Securities to be covered by such registration and to the underwriters and to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in agreements of this type, including, but not limited to, indemnities to the effect and to the extent provided in Section 3.7, provisions for the delivery of officers' certificates, opinions of counsel and accountants' "comfort" letters and hold-back arrangements. The Holders of Registrable Securities to be distributed by such underwriters shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the agreements on the part of, the Company to and for the benefit of such underwriters be made to and for the benefit of such Holders and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement shall also be conditions precedent to the obligations of such Holders. If any condition to the obligations under such underwriting agreement are not met or waived, and such failure to be met or waived is not attributable to the fault of the Holders requesting a demand registration pursuant to Section 3.1(a), such request for registration shall not be deemed exercised for purposes of determining whether such registration has been effected for purposes of Section 3.1. No such Holder shall be required by the Company to make any representations or warranties to, or agreements with, the Company or the underwriters other than as set forth in Sections 3.4(e) and 3.7(b), and representations, warranties or agreements regarding such Holder and such Holder's intended method of distribution and any other representations required by applicable law.

          (c) Selection of Underwriters. Whenever a registration requested pursuant to Section 3.1(a) is for an underwritten offering, the Company shall have the right to select one or more underwriters to administer the offering at least one of which shall be an underwriter of nationally recognized standing satisfactory to the Holders of a majority (by number of shares) of the Registrable Securities to be included in such registration. If the Company at any time proposes to register any of its securities under the Securities Act for sale for its own account and such securities are to be distributed by or through one or more underwriters, the Company shall have the right to select one or more underwriters to administer the offering at least one of which shall be an underwriter of nationally recognized standing.

          (d) Incidental Underwritten Offerings. Subject to the provisions of the proviso to the first sentence of Section 3.2, if the Company at any time proposes to register any of its equity securities under the Securities Act (other than pursuant to Section 3.1 or pursuant to a Special Registration), whether or not for its own account, and such securities are to be distributed by or through one or more underwriters, the Company will give prompt written notice to all Holders of its intention to do so and, if requested by any Holder, will use its reasonable best efforts to arrange for such underwriters to include the Registrable Securities to be offered and sold by such holder among those to be distributed by such underwriters. The Holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Holders and that any or all of the conditions precedent to the obligations of the underwriters under such underwriting agreement shall also be conditions precedent to the obligations of such Holders. No such Holder shall be required by the Company to make any representations or warranties to, or agreements with, the Company or the underwriters other than as set forth in Sections 3.4(e) and 3.7(b), and representations, warranties or agreements regarding such Holder and such Holder's intended method of distribution and any other representations required by applicable law.

          (e) Hold Back Agreements. If and whenever the Company proposes to register any of its equity securities under the Securities Act, whether or not for its own account (other than pursuant to a Special Registration), or is required to use its reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 3.1 or 3.2, each Holder, if required by the managing underwriter in an underwritten offering, agrees by acquisition of such Registrable Securities not to effect (other than pursuant to such registration) any public sale or distribution, including, but not limited to, any sale pursuant to Rule 144 or Rule 144A, of any Registrable Securities, any other equity securities of the Company or any securities convertible into or exchangeable or exercisable for any equity securities of the Company for 180 days after, and during the 20 days prior to, the effective date of such registration, to the extent timely notified in writing by the Company or the managing underwriter, and the Company agrees to cause each holder of any equity security, or of any security convertible into or exchangeable or exercisable for any equity security, of the Company purchased from the Company at any time other than in a public offering to enter into a similar agreement with the Company. The Company further agrees not to effect (other than pursuant to such registration or pursuant to a Special Registration) any public sale or distribution, or to file any Registration Statement (other than such registration or a Special Registration) covering any, of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the 20 days prior to, and for 180 days after, the effective date of such registration if required by the managing underwriter.

          3.5 Preparation; Reasonable Investigation. In connection with the preparation and filing of each Registration Statement registering Registrable Securities under the Securities Act, the Company shall give the Holders of such Registrable Securities so to be registered and their underwriters, if any, and their respective counsel and accountants, the reasonable opportunity to participate in the preparation of such Registration Statement, each Prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto, and shall give each of them such access to all pertinent financial, corporate and other documents and properties of the Company and its Subsidiaries, and such opportunities to discuss the business of the Company with its officers, directors, employees and the independent public accountants who have issued audit reports on its financial statements as shall be necessary, in the opinion of such Holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

          3.6 Other Registrations. If and whenever the Company is required to use its reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 3.1 or 3.2, and if such registration shall not have been withdrawn or abandoned, the Company shall not be obligated to and shall not file any Registration Statement with respect to any of its securities (including Registrable Securities) under the Securities Act (other than a Special Registration), whether of its own accord or at the request or demand of any holder or holders of such securities, until a period of 180 days shall have elapsed from the effective date of such previous registration, and the Company shall so provide in any registration rights agreement with respect to any of its equity securities.

          3.7 Indemnification.

          (a) Indemnification by the Company. In the event of any registration of any Registrable Securities under the Securities Act pursuant to Section 3.1,
3.2 or 3.4(d), the Company shall indemnify and hold harmless the seller of such securities, its directors, officers, and employees, each other person who participates as an underwriter, broker or dealer in the offering or sale of such securities and each other person, if any, who controls such seller or any such participating person within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which such seller or any such director, officer, employee, participating person or controlling person may become subject under the Securities Act or otherwise (including, without limitation, the reasonable fees of legal counsel incurred in connection with any claim for indemnity hereunder), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such securities were registered under the Securities Act, any Prospectus or preliminary prospectus included therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, Prospectus, preliminary prospectus, amendment or supplement or necessary to make the statements therein not misleading; and the Company shall reimburse such seller and each such director, officer, employee, participating person and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding as such expenses are incurred; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or omission made in any such Registration Statement, Prospectus, preliminary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such seller or participating person expressly for use in the preparation thereof and provided, further, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the Prospectus, if such untrue statement or alleged untrue statement or omission or alleged omission is completely corrected in an amendment or supplement to the Prospectus and the seller of Registrable Securities thereafter fails to deliver such Prospectus as so amended or supplemented prior to or concurrently with the sale of Registrable Securities to the person asserting such loss, claim, damage, liability or expense after the Company had furnished such seller with a sufficient number of copies of the same or if the seller received notice from the Company of the existence of such untrue statement or alleged untrue statement or omission or alleged omission and the seller continued to dispose of Registrable Securities prior to the time of the receipt of either (A) an amended or supplemented prospectus which completely corrected such untrue statement or omission or (B) a notice from the Company that the use of the existing Prospectus may be resumed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, employee, participating person or controlling person and shall survive the transfer of such securities by such seller.

          (b) Indemnification by the Sellers. In the event of any registration of any Registrable Securities under the Securities Act pursuant to Section 3.1,
3.2 or 3.4(d), each of the prospective sellers of such securities, will indemnify and hold harmless the Company, each director of the Company, each officer of the Company who shall sign such Registration Statement, and each other person, if any, who controls the Company or any such participating person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer, employee, participating person or controlling person may become subject under the Securities Act or otherwise (including, without limitation, the reasonable fees of legal counsel incurred in connection with any claim for indemnity hereunder), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such securities were registered under the Securities Act, any Prospectus or preliminary prospectus included therein, or any amendment or supplement thereto, or any omission or alleged omission to state a material fact with respect to such seller required to be stated in any such Registration Statement, Prospectus, preliminary prospectus, amendment or supplement or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company by such seller expressly for use in the preparation of any such Registration Statement, Prospectus, preliminary prospectus, amendment or supplement; provided that the liability of each such seller shall be in proportion to and limited to the net amount received by such seller (after deducting any underwriting discount and expenses) from the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer, employee, participating person or controlling person.

          (c) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding paragraphs of this Section 3.7, such indemnified party shall, if such indemnified party is to seek indemnification in respect thereof from an indemnifying party hereunder, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided therein shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this
Section 3.7 unless the failure to provide prompt written notice shall cause actual prejudice to the indemnifying party. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate therein and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, provided that if such indemnified party and the indemnifying party reasonably determine, based upon advice of their respective independent counsel, that a conflict of interest may exist between the indemnified party and the indemnifying party with respect to such action and that it is advisable for such indemnified party to be represented by separate counsel, such indemnified party may retain other counsel, reasonably satisfactory to the indemnifying party, to represent such indemnified party, and the indemnifying party shall pay all reasonable fees and expenses of such counsel. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of such indemnified party, which consent shall not be unreasonably withheld, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

          (d) Other Indemnification. Indemnification similar to that specified in the preceding paragraphs of this Section 3.7 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of such Registrable Securities under any federal or state law or regulation of governmental authority other than the Securities Act.

          (e) Other Remedies. If for any reason the foregoing indemnity is unavailable, or is insufficient to hold harmless an indemnified party, other than by reason of the exceptions provided therein, then the indemnifying party and the indemnified party shall contribute to the amount paid or payable by the indemnifying party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative fault of the indemnifying party on the one hand and the indemnified party on the other but also the relative benefits received by the indemnifying party and the indemnified party from the offering of Registrable Securities (taking into account the portion of the proceeds of the offering realized by each such party) as well as any other relevant equitable considera-tions. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any party's obligation to contribute pursuant to this Section 3.7(e) is several (in proportion to the relative value of their Registrable Securities covered by a Registration Statement) and not joint with the obligations of any other party. No party shall be liable for contribution under this Section 3.7(e) except to the extent and under such circumstances as such party would have been liable to indemnify under this Section 3.7 if such indemnification were enforceable under applicable law.

          (f) Officers and Directors. As used in this Section 3.7, the terms "officers" and "directors" shall include the partners of Holders which are partnerships and the members of Holders which are limited liability companies.

          4. Miscellaneous.

          4.1 Rule 144; Legended Securities; etc. (a) If the Company shall have filed a registration statement pursuant to Section 12 of the Exchange Act or a registration statement pursuant to the Securities Act relating to any class of equity securities (other than a registration statement pursuant to a Special Registration), the Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Holder of Registrable Securities, make publicly available such information as necessary to permit sales pursuant to Rule 144 or Rule 145), and shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 or Rule 145. Upon the request of any Holder, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.

          (b) The Company shall issue new certificates for Registrable Securities without a legend restricting further transfer under the Securities Act if (i) such securities have been sold to the public pursuant to an effective Registration Statement under the Securities Act (other than Form S-8 if the Holder of such Registrable Securities is an affiliate of the Company) or Rule 144, or (ii) (x) such issuance is otherwise permitted under the Securities Act,
(y) the Holder of such shares has delivered to the Company an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company, to such effect, and (z) the Holder of such shares expressly requests the issuance of such certificates in writing.

          4.2 Amendments and Waivers. This Agreement may be amended, modified or supplemented, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of NCP-SBG and the Holders of a majority of the Registrable Securities held by the Continuing Stockholders. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders may be given by Holders of at least a majority of the Registrable Securities being sold by such Holders pursuant to such Registration Statement; provided, however, that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party or parties granting such waiver in any other respect or at any other time.

          4.3 Beneficial Owners. For the purposes of this Agreement, the "holder" or "owner" of any Registrable Securities that are Custody Shares shall be the Beneficial Owner of such Custody Shares and Custody Shares shall be deemed "held" or "owned" by the Beneficial Owner thereof. In the event that any other Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election and unless notice is otherwise given to the Company by the record owner, be treated as the holder of such Registrable Securities for purposes of any request or other action by any Holder or Holders pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any Holder or Holders contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

          4.4 Successors, Assigns and Transferees. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns and transferees. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the parties hereto other than the Company shall also be for the benefit of and enforceable by any subsequent holder of any Registrable Securities, subject to the provisions respecting the minimum numbers or percentages of shares of Registrable Securities required in order to be entitled to certain rights, or take certain actions, contained herein.

          4.5 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail with postage prepaid, (c) sent by next-day or overnight mail or delivery or (d) sent by fax, with a copy sent by (a), (b), or (c) above, or telegram, as follows:

          (i) if to the Company:

               Saratoga Beverage Group, Inc.
               11 Geyser Road
               Saratoga Springs, NY 12366
               Fax:  (518) 584-0386
               Tel:   (518) 584-6363 X-11
               Attention: Robin Prever

          (ii) if to NCP-SBG or NCP-Cofund, to such Holder:

               c/o North Castle Partners, L.L.C.
               60 Arch Street
               Greenwich, CT  06830
               Fax:  (203) 618-1860
               Tel.:  (203) 862-3200
               Attention:  Peter J. Shabecoff

          with a copy to:

               Debevoise & Plimpton
               875 Third Avenue
               New York, New York  10022
               Fax:  (212) 909-6836
               Tel.:  (212) 909-6486
               Attention:  Franci J. Blassberg, Esq.

          (iii) if to any Continuing Shareholder, to such Continuing Shareholder at the address set forth opposite such shareholder's name on the signature pages hereto;

          (iv) if to any Holder not a party to this Agreement, to the name and address of such Holder in the stock record books of the Company;

or, in each case, at such other address as may be specified in writing to the other parties hereto.

          All such notices, requests, demands, waivers and other communications shall be deemed to have been received (w) if by personal delivery on the day after such delivery, (x) if by certified or registered mail, on the seventh business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, (z) if by telecopy or telegram, on the next day following the day on which such telecopy or telegram was sent, provided that a copy is also sent by certified or registered mail.

          4.6 No Inconsistent Agreements. The Company shall not hereafter enter into any agreement, or amend any existing agreement, with respect to its securities if such agreement would be inconsistent with the rights granted to the Holders by this Agreement.

          4.7 Remedies; Attorneys' Fees. Each Holder of Registrable Securities, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any provision of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate. As between the parties to this Agreement, in any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorney's fees in addition to its costs and expenses and any other available remedy.

          4.8 Stock Splits, etc. Each party hereto or beneficiary hereof agrees that it will vote to effect a stock split (forward or reverse, as the case may be) with respect to any Registrable Securities in connection with any registration of such Registrable Securities hereunder, or otherwise, if the managing underwriter shall advise the Company in writing (or, in connection with an offering that is not underwritten, if an investment banker shall advise the Company in writing) that in their or its opinion such a stock split would facilitate or increase the likelihood of success of the offering. Each party hereto agrees that any number of shares of Common Stock referred to in this Agreement shall be equitably adjusted to reflect any stock split, stock dividend, stock combination, recapitalization or similar transaction.

          4.9 Severability. If any clause, provision or section of this Agreement shall be invalid, illegal or unenforceable, the invalidity, illegality or unenforceability of such clause, provision or section shall not affect the enforceability or validity of any of the remaining clauses, provisions or sections hereof to the extent permitted by applicable law.

The invalidity of any one or more phrases, sentences, clauses, Sections or subsections of this Agreement shall not affect the remaining portions of this Agreement.

          4.10 Headings. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

          4.11 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which together constitute one and the same instrument.

          4.12 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without giving effect to its principles or rules of conflict of laws to the extent that the application of the laws of any other jurisdiction would be required thereby.

          4.13 No Third Party Beneficiaries. Except as provided in Sections 3.7 and 4.4, nothing in this Agreement shall confer any rights upon any person or entity other than the parties hereto, each such party's respective successors and permitted assigns.

          4.14 Consent to Jurisdiction. Each party irrevocably submits to the personal exclusive jurisdiction of the United States District Court for the Southern District of New York for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby (and, to the extent permitted under applicable rules of procedure, agrees not to commence any action, suit or proceeding relating hereto except in such court). Each party further agrees that service of any process, summons, notice or document hand delivered or sent by registered mail to such party's respective address set forth in Section 4.5 will be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction as set forth in the immediately preceding sentence. Each party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in such court that any such action, suit or proceeding brought in such court has been brought in an inconvenient forum.

          4.15 Waiver of Jury Trial. EACH PARTY HERETO AND EACH PERSON CLAIMING THE BENEFITS OF ANY PROVISION HEREOF HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR

PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

          4.16 Effectiveness. The effectiveness of this Agreement is conditioned upon the occurrence of the Effective Time as contemplated by the Recapitalization Agreement. If the Effective Time does not occur, or the Recapitalization Agreement is terminated in accordance with its terms, this Agreement shall be of no force or effect.

          IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be executed on its behalf as of the date first written above.

                                SARATOGA BEVERAGE GROUP, INC.

                                By:
                                    --------------------------------------------
                                    Name:
                                    Title:

                                NCP-SBG, L.P.

                                    By: NCP-SBG, GP, L.L.C.,
                                        its General Partner

                                    By:
                                        ----------------------------------------
                                        Name:    Peter J. Shabecoff
                                        Title:   Executive Vice President


                                        Address: 4301 North Ocean Blvd.
----------------------------                     A-1703
ROBIN PREVER                                     Boca Raton, FL 33431

                                        Address: c/o Morgan Stanley Dean Witter
----------------------------                     340 Broadway
ANTHONY MALATINO                                 Saratoga Springs, NY 12866

                                        Address: 81 Dahlia Street
----------------------------                     Staten Island, NY 10312
STEVEN BOGEN



               [Signature page for Registration Rights Agreement]

STEEL PARTNERS II, L.P.                 Address: c/o Steel Partners II, L.P.
                                                 150 East 52nd St. 21st Floor
      By:  STEEL PARTNERS, L.L.C.,               New York, NY 10022
           its General Partner

      By:
           -----------------------------
           Name:   Warren Lichtenstein
           Title:  Managing Member



               [Signature page for Registration Rights Agreement]

                                     Address: c/o Steel Partners II, L.P.
    -----------------------                   150 East 52nd St., 21st Floor
    Warren G. Lichtenstein                    New York, NY 10022

PERSHING SECURITIES LIMITED             Address: Capstan House
                                                 #1 Clove Crescent
                                                 East India Dock
By:                                              London E14 2BH
    -----------------------------                England
    Name:
    Title:



               [Signature page for Registration Rights Agreement]

                                        Address: c/o Investa AG
---------------------------------                Harestrasse 4
JURG WALKER                                      Birsfelden, Switzerland 4127



               [Signature page for Registration Rights Agreement]

                                                                     Exhibit E



                              EMPLOYMENT AGREEMENT

          EMPLOYMENT AGREEMENT dated as of January 5, 2000, by and between SARATOGA BEVERAGE GROUP, INC., a Delaware corporation (the "Company"), and ROBIN PREVER (the "Executive").

          WHEREAS, the Executive has been employed by the Company since April 1992 and currently serves as President and Chief Executive Officer of the Company pursuant to an employment agreement dated as of January 28, 1999 (the "Prior Employment Agreement");

          WHEREAS, NCP-SBG, L.P., a Delaware limited partnership, NCP-SBG Recapitalization Corp., a Delaware corporation and the Company have entered into a Stock Purchase Agreement and Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended from time to time, the "Merger Agreement");

          WHEREAS, it has been agreed between North Castle Partners, LLC ("NCP") and the Executive that she will be the Chief Executive Officer of all refrigerated beverage and water businesses acquired by Company, or NCP, their respective affiliates, and subsidiaries; and such agreement was material to the Executive entering into this Agreement; and

          WHEREAS, the Company, desires that following the "Closing Date" (as defined in the Merger Agreement) the Executive continue to serve as the Chief Executive Officer and President of the Company, and the Executive desires to continue such employment, upon the terms set forth in this agreement (the "Agreement");

          NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the Company and the Executive hereby agree as follows:

          1. Employment. The Company hereby agrees to continue to employ the Executive, and the Executive hereby accepts continued employment with the Company, upon the terms and subject to the conditions set forth herein.

          2. Term. This Agreement shall become effective upon, and is conditioned upon the occurrence of, the Commencement Date. Unless the Executive's employment shall earlier terminate pursuant to Section 9, the Company shall employ the Executive for a term commencing on the Closing Date (the "Commencement Date") and ending on the third (3rd) anniversary of the Commencement Date (the "Initial Term"). Effective upon the expiration of the Initial Term, the Executive's employment shall automatically be extended, upon the same terms and conditions, for an additional one year period (the "Additional Term") unless, not later than six (6) months prior to the end of the Initial Term, either party hereto shall have notified the other party hereto in writing that such extension shall not take effect. The period during which the Executive is employed pursuant to this Agreement is referred to as the "Employment Period."

          3. Position. During the Employment Period, the Executive shall serve as Chief Executive Officer and President of the Company.

          4. Duties and Reporting Relationship. (a) During the Employment Period, the Executive shall use her skills and render services to the best of her abilities in performing her duties hereunder. The Executive shall report to, and be subject to supervision by, the Board of Directors of the Company (the "Company Board"). The Executive shall devote substantially all of her business time and attention to the business and affairs of the Company consistent with her position with the Company. This Agreement shall not be construed as preventing the Executive from engaging in charitable and community affairs, giving attention to her outside investment interests or serving a member of the board of directors of another entity, provided that such activities do not interfere with the regular performance of her duties and responsibilities under this Agreement.

          (b) Executive has entered into this Agreement in part based upon the agreement between the parties that the Executive shall, immediately upon acquisition or as promptly as practicable, become the Chief Executive Officer for any and all acquisitions made by NCP, the Company's immediate and ultimate parent companies, or their respective affiliates, of businesses in the refrigerated beverage and/or water business.

          5. Compensation. (a) Base Salary. The Executive's base salary ("Salary") hereunder shall initially be $220,000 per calendar year, payable in accordance with the Company's customary payroll practices, but in no event less frequently than semi-monthly. Commencing on the first anniversary of this Agreement, the Executive's Salary shall be reviewed by the Compensation Committee of the Company Board (the "Compensation Committee") and may be adjusted from time to time as the Compensation Committee, in its sole and absolute discretion, shall determine; provided that, the Executive's Salary shall not at any time be less than $220,000 per calendar year.

          (b) Annual Bonus. The Compensation Committee shall set goals on an annual basis (by March 1 of each fiscal year for such fiscal year) for the Executive's performance as an officer of the Company, and shall cause the Company to pay to her an annual bonus in addition to the Salary based on the achievement by the Executive of such goals; provided, however, that the Executive shall receive a bonus with respect to the first year following the Commencement Date of not less than 50% of her Salary. In the event that the Executive's employment is terminated by the Company without Cause (as defined in Section 9(b)) or by the Executive for Good Reason (as defined in Section 9(c) excluding Section 9(c)(iv)), the Company shall pay to the Executive either (i) if prior to the first anniversary of the Commencement Date, the target annual bonus payable in respect of the fiscal year in which such termination of employment occurs (but no less than 50% of her Salary); or (ii) if on or after the first anniversary of the Commencement Date, the target annual bonus payable in respect of the fiscal year in which such termination of employment occurs (but no less than preceding year's annual bonus), provided that, if such termination occurs within the first six months of such fiscal year, such payment shall be prorated by the number of months of Executive's employment during such period over the total number of months in such period; in either case such amount shall be paid as soon as practicable, but in no event more than 30 days following the Date of Termination.

          (c) Initial Option Grant. The Executive shall be granted stock options (the "Options") to purchase shares of the recapitalized common stock of the Company, $.01 par value (the "Common Stock") that represent 2% of the Company's full diluted equity as of the Commencement Date. The Options shall be non-qualified stock options and shall be issued pursuant to, and in accordance with, a stock incentive plan (the "Plan") to be adopted by the Company (a summary of the terms of which has been previously delivered to the Executive) on the Commencement Date which will be evidenced by one or more stock option agreements to be entered into by the Executive and Company pursuant to the Plan as finally adopted. Each Option shall be exercisable at a price equal to the fair market value of the Common Stock of the Company on the date of grant. The Options granted pursuant to this Section 5(c) shall vest in four equal portions at the date of grant and on each of the first, second and third anniversaries thereof, subject to the Executive's continued employment through the applicable vesting date. The Executive's vested Options shall be exercisable for a period of ten (10) years from the date of grant. Upon the termination of the Executive's employment for Cause (as defined below) or other than for Good Reason (as defined below), any unvested Options shall lapse. Upon the termination of the Executive's employment pursuant to Section 9, the Executive shall have one (1) year from the Date of Termination to exercise any vested Options.

          (d) Additional Option Grant. On the first anniversary of the Commencement Date (or as soon thereafter as practicable), the Executive shall be granted stock options to purchase shares of Common Stock that represent 1% of the Company's fully diluted equity at the time of grant, and will be subject to the same vesting and other provisions as the grant of Options described in the preceding paragraph.

          6. Vacation, Holidays and Sick Leave. During the Employment Period, the Executive shall be entitled to paid vacation, paid holidays and sick leave in accordance with the Company's standard policies for its senior executive officers, which policies shall provide the Executive with benefits no less favorable than those provided to any other senior executive officer of the Company. Such vacation may be taken, in the Executive's discretion, at such time or times as are not inconsistent with the reasonable business needs of the Company. The Executive shall also be entitled to all paid holidays given by the Company to its senior executive officers.

          7. Business Expenses. The Company recognizes that the Executive will incur expenses in connection with her duties hereunder and the business of the Company. The Company agrees to provide the Executive with a corporate American Express Card in order to pay such expenses and to otherwise reimburse the Executive for all such expenses paid or incurred by her (and/or, if requested by the Executive, to advance the Executive amounts required to cover such expenses) in connection with her employment upon timely submission by the Executive of receipts and other documentation as required by the Internal Revenue Code and in conformance with the Company's normal policies and procedures.

          8. Pension and Welfare Benefits; Perquisites. During the Employment Period, the Executive shall be eligible to participate fully in all health benefits, insurance programs, pension and retirement plans and other employee and compensation arrangements (collectively, the "Employee Benefits") available to officers of the Company generally, which Employee Benefits shall provide the Executive with benefits no less favorable than those provided to any other senior executive officer of the Company. During the Employment Period, the Company shall pay, on a monthly basis, the Executive an automobile allowance of $750 per month or, at the option of the Executive, shall provide the Executive with the use of an automobile. During the Employment Period, the Company shall pay, or reimburse the Executive, as the case may be, for the cost of first class air travel by the Executive in connection with her duties hereunder, provided that, such air travel is longer than three hours. In addition, during the Employment Period, the Company shall provide the Executive with such other perquisites as the Company Board shall deem appropriate. Nothing contained herein shall be deemed a waiver by Executive of, or diminish or modify, any vested rights which Executive may have or may hereafter acquire under any employee benefit plan of the Company.

          9. Termination of Employment. The Executive's employment hereunder may be terminated without any breach of this Agreement only under the following circumstances:

          (a) Death or Disability. The Executive's employment hereunder shall automatically terminate upon the death of the Executive. If, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from her duties with the Company for any six (6) consecutive months or two hundred forty (240) days in any consecutive three hundred sixty-five (365) day period, then the Company may terminate the Executive's employment hereunder for "Disability."

          (b) By the Company. The Company may terminate the Executive's employment hereunder with or without Cause. For purposes of this Agreement, "Cause" shall mean the Executive's conviction of a crime constituting a felony involving fraud or dishonesty. Notwithstanding the foregoing, the Executive's employment hereunder shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than 75% of the directors constituting the Company Board (other than the Executive) (after written notice to the Executive and a reasonable opportunity for the Executive, together with the Executive's counsel, to be heard before the Company Board), finding that the Executive should be terminated for Cause.

          (c) Termination by the Executive. The Executive shall be entitled to terminate her employment hereunder for Good Reason (as defined below) or any other reason. For purposes of this Agreement, "Good Reason" shall mean, without the Executive's express written consent, (i) the assignment to the Executive of any duties inconsistent with, or any diminution of, the Executive's positions, titles, offices, duties, responsibilities or status with the Company; (ii) the relocation of the Company's principal executive offices to a location more than fifty (50) miles from Saratoga Springs, New York or Boca Raton, Florida or the Company's requiring the Executive to be based anywhere other than Saratoga Springs, New York or Boca Raton, Florida, except for required travel on the Company's business to an extent substantially consistent with the Executive's present business travel obligations; (iii) the failure by the Company to pay on a timely basis to the Executive any portion of the Executive's then current compensation; (iv) if the Executive perceives in her sole judgment that there has been a dimunition in her duties, authority, responsibilities, day to day control, reporting responsibilities, employee relations, status, relationship with the Company Board or NCP; or interference with the exercise of her business judgment; or a substantial increase without her agreement, in her duties, responsibilities, or reporting requirements; or (v) if there is a breach of the provisions of Section 4(b) hereof; then, in each case after written notice delivered by the Executive to the Company within 90 days of the occurrence of such action setting forth in reasonable detail the specifics of such action or actions giving rise to such Good Reason.

          (d) Notice of Termination. Any purported termination of the Executive's employment by the Company or by the Executive shall be communicated by written Notice of Termination to the other party hereto in accordance with
Section 18. "Notice of Termination" shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

          (e) Date of Termination. "Date of Termination" shall mean if the Executive's employment is terminated because of death, the date of the Executive's death, if the Executive's employment is terminated for Disability, the date Notice of Termination is given, if the Executive's employment is terminated for Cause, the date of delivery to the Executive of the resolution of the Company Board referenced in Section 9(b) or if the Executive's employment is terminated pursuant to Section 9(c) hereof or for any other reason (other than death or Disability), the date specified in the Notice of Termination (which, in the case of a termination for Good Reason shall not be less than fifteen (15) days nor more than sixty (60) days from the date such Notice of Termination is given, except if pursuant to Section 9(c)(iv) then shall not be less than 60 days, and in the case of a termination for any other reason shall not be less than thirty (30) days from the date such Notice of Termination is given.)

          10. Compensation During Disability, Death or Upon Termination. (a) During any period that the Executive fails to perform her duties hereunder as a result of incapacity due to physical or mental illness ("Disability Period"), the Executive shall continue to receive her full Salary at the rate then in effect for such period until her employment is terminated pursuant to Section 9(a) hereof, provided that payments so made to the Executive during the Disability Period shall be reduced by the sum of the amounts, if any, payable to the Executive with respect to such period under disability benefit plans of the Company or under the Social Security disability insurance program, and which amounts were not previously applied to reduce any such payment.

          (b) If the Executive's employment is terminated by her death or Disability, the Company shall pay all amounts due to the Executive under Section 5 through the Date of Termination plus all other amounts to which she is entitled under any compensation or benefit plan or program of the Company, in each case in accordance with Section 8, if applicable, at the time such payments are due and the Company shall have no further obligation to the Executive under this Agreement.

          (c) If the Executive's employment shall be terminated by the Company for Cause or by the Executive for other than Good Reason, the Company shall pay the Executive her full Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given plus all other amounts to which she is entitled under any compensation or benefit plan or program of the Company, and the Company shall have no further obligation to the Executive under this Agreement.

          (d) If the Company shall terminate the Executive's employment other than for Cause, or the Executive shall terminate her employment for Good Reason (or death or Disability) then

          (i) the Company shall pay the Executive her full Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given plus all other unpaid amounts, if any, to which the Executive is entitled as of the Date of Termination under any compensation or benefit plan or program of the Company, at the time such payments are due;

          (ii) subject to Section 11, the Company shall pay the Executive an amount equal to the Executive's Salary equal to the lesser of (A) 24 months and (B) the expiration of the term of this Agreement (but in no circumstances less than 12 months) payable in substantially equal monthly installments during the period commencing with the month immediately following the month in which the Date of Termination occurs and ending 12 months thereafter. Notwithstanding the foregoing, if the Executive terminates her employment pursuant to Section 9(c)(iv) hereof, the Company shall pay the Executive an amount equal to the Executive's Salary for 12 months in substantially equal installments during the period commencing on the month immediately following the month in which the Date of Termination occurs and ending 12 months thereafter. If the Executive terminates her employment pursuant to Section 9(c)(v) the Company shall pay the Executive an amount equal to the Executive's Salary for 36 months in substantially equal installments during the period commencing with the month immediately following the month in which the Date of Termination occurs and ending 12 months thereafter;

          (iii) the Executive shall be entitled to continue to receive her health benefits for a period ending on the earlier of (x) 24 months or (y) the expiration of the term of this Agreement but in no circumstances less than 12 months; and

          (iv)  the balance of Executive's stock options granted pursuant to
     Section 5(c) shall immediately vest on the Date of Termination and the stock options granted pursuant Section 5(d) shall be deemed granted if they have not already been so, and fully vested as of the Date of Termination.

          (e) The Executive shall not be required to mitigate the amount of any payment provided for in this Section 10 by seeking other employment or otherwise, and the amount of any payment or benefit provided for in this Section 10 shall not be reduced by any compensation earned by the Executive as the result of employment by another employer or by retirement benefits or otherwise.

          11. Release. In consideration of the payments to be made to the Executive pursuant to Section 10(d)(ii) of this Agreement and as a condition to the payment thereof, the Executive acknowledges that all such payments, if made in accordance with the terms of this Agreement, shall constitute complete satisfaction of all Salary obligations owed by the Company to the Executive. The parties hereby agree that if this Section 11 becomes applicable they will execute a mutually acceptable release to reflect the provisions of this Section.

          12. Representations and Warranties. (a) The Company represents and warrants that this Agreement has been authorized by all necessary corporate action of the Company and is a valid and binding agreement of the Company enforceable against it in accordance with its terms.

          (b) The Executive represents and warrants that she is not a party to any agreement or instrument which would prevent her from entering into or performing her duties in any way under this Agreement.

          13. Successors; Binding Agreement. (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

          (b) This Agreement is a personal contract and the rights and interests of the Executive hereunder may not be sold, transferred, assigned, pledged, encumbered, or hypothecated by her, except as otherwise expressly permitted by the provisions of this Agreement. This Agreement shall inure to the benefit of and be enforceable by the Executive and her personal or legal representatives, executors, administrators, successors, heirs, distributees, devises and legatees. If the Executive should die while any amount would still be payable to her hereunder had the Executive continued to live, all such amounts, unless otherwise proved herein, shall be paid in accordance with the terms of this Agreement to her devisee, legatee or other designee or, if there is not such designee, to her estate.

          14. Restrictive Covenants. (a) Executive acknowledges and agrees that Executive has had and will have a prominent role in the management of the business, and the development of the goodwill, of the Company and will establish and develop relations and contacts with the principal customers and suppliers of the Company in the United States of America, all of which constitute valuable goodwill of, and could be used by Executive to compete unfairly with, the Company and that (i) in the course of her employment with the Company, Executive will obtain confidential and proprietary information and trade secrets concerning the business and operations of the Company in the United States of America and the rest of the world that could be used to compete unfairly with the Company; (ii) the covenants and restrictions contained in this Section 14 are intended to protect the legitimate interests of the Company in their respective goodwill, trade secrets and other confidential and proprietary information; and (iii) Executive desires to be bound by such covenants and restrictions.

          (b) The Executive covenants and agrees that she will not any time during and after the end of the Employment Period, directly or indirectly, use for her own account, or disclose to any person, firm or corporation, other than authorized officers, directors and employees of the Company or its subsidiaries, Confidential Information (as hereinafter defined) of the Company, except (i) while employed by the Company, in the business of and for the benefit of the Company or (ii) when required to do so by a court of competent jurisdiction, by any governmental agency having supervisory authority over the business of the Company, or by any administrative body or legislative body (including a committee thereof) with jurisdiction to order the Company to divulge, disclose or make accessible such information. For purposes of this Agreement, "Confidential Information" shall mean non-public information concerning the Company's financial data, statistical data, strategic business plans, product development (or other proprietary product data), customer, supplier, distributor and bottler lists and other information, information relating to practices, processes, methods, trade secrets, marketing plans and other non-public, proprietary and confidential information of the Company; provided, however, that Confidential Information shall not include any information which (x) is known generally to the public other than as a result of unauthorized disclosure by the Executive, (y) becomes available to the Executive on a non-confidential basis from a source other than the Company or (z) was available to the Executive on a non-confidential basis prior to its disclosure to the Executive by the Company, whether such disclosure by the Company was before or after the date of this Agreement. It is specifically understood and agreed by the Executive that any Confidential Information received by the Executive during her employment by the Company is deemed Confidential Information for purposes of this Agreement. In the event that the Executive's employment is terminated hereunder for any reason, she immediately shall return to the Company all Confidential Information in her possession.

          (c) The Executive covenants and agrees that during the Employment Period and for a period of three (3) years following the Date of Termination, the Executive shall not, directly or indirectly, own any interest in, operate, join, control or participate as a partner, director, principal, officer, or agent of, enter into the employment of, act as a consultant to, or perform any services for any entity which has material operations which compete with any refrigerated beverage and water business in which the Company or its immediate affiliates is engaged, or in which any of the foregoing has documented plans to become engaged of which Executive has knowledge at the time of the Executive's termination of employment. Notwithstanding the foregoing, the Executive may be employed by, or provide services to, an investment banking firm or consulting firm that provides services to entities described in the previous sentence, provided that the Executive does not personally represent or provide services to such entities. Notwithstanding anything herein to the contrary, this Section 14 shall not prevent the Executive from acquiring as an investment securities representing not more than five percent (5%) of the outstanding voting securities of any publicly-held corporation.

          (d) The Executive and the Company agree that the covenant of non-competition is a reasonable covenant under the circumstances, and further agree that if, in the opinion of any court of competent jurisdiction such covenants are not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of these covenants as to the court shall appear not reasonable and to enforce the remainder of these covenants as so amended.

          (e) The Executive covenants and agrees that during the Employment Period and for a period of three (3) years following the Date of Termination, the Executive shall not directly or indirectly engage in any conduct or make any statement, whether in commercial or noncommercial speech, disparaging or criticizing in any way the Company or any subsidiary or affiliate thereof, or any products or services offered by any of these, or engage in any other conduct or make any other statement that could be reasonably expected to impair the goodwill of the Company or any subsidiary or affiliate thereof, the reputation of the products of the Company or any subsidiary or affiliate thereof or the marketing of such products, in each case except to the extent required by law, and then only after consultation with the Company to the extent possible.

          (f) The Executive acknowledges and agrees that a breach of the covenants contained in this Section 14 may cause irreparable injury to the Company for which adequate remedies are not available at law. Accordingly, the Executive agrees that the Company, in addition to pursuing any other remedies it may have in law or in equity, may seek to obtain an injunction against the Executive from any court having jurisdiction over the matter, restraining any further violation of this Section 14.

          15. Entire Agreement. This Agreement contains all the understandings between the parties hereto pertaining to the matters referred to herein, and supersedes all undertakings and agreements (including the Prior Employment Agreement), whether oral or in writing, previously entered into by them with respect thereto. The Executive represents that, in executing this Agreement, she does not rely and has not relied upon any representation or statement not set forth herein made by the Company with regard to the subject matter, bases or effect of this Agreement or otherwise.

          16. Amendment or Modification, Waiver. No provision of this Agreement may be amended or waived unless such amendment or waiver is agreed to in writing, signed by the Executive and by a duly authorized officer of the Company. The Executive's or the Company's failure to insist upon strict compliance with any provision of, or to assert any right under, this Agreement shall not be deemed to be a waiver of such provision or right or of any other provisions of or right under this Agreement.

          17. Indemnification; Legal Fees. The Company shall indemnify the Executive and hold her harmless from any cost, expense or liability arising out of or relating to any acts, failure to act, or any decisions made by her, in the course of performing services hereunder, within the scope of her employment hereunder, in accordance with the Company's charter and by-laws including, but not limited to, any criminal action or proceeding provided that she had no reasonable cause to believe her conduct was unlawful. Except as provided for the next sentence, the Company shall bear, or reimburse the Executive for, all reasonable legal fees, expenses, costs, judgments, fines, penalties, and amounts paid in settlement incurred by her in connection with entering into this Agreement. If either party institutes any action or proceedings to enforce any rights the party has under this Agreement or for any other judicial remedy, the prevailing party shall be entitled to reimbursement from the other party for its costs and expenses incurred thereby, including but not limited to, reasonable attorneys' fees and disbursements.

          18. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered personally or sent by facsimile transmission, overnight courier, or certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally or sent by facsimile transmission (provided that a confirmation copy is sent by overnight courier), one day after deposit with an overnight courier, or if mailed, five (5) days after the date of deposit in the United States mails, as follows:

          If to the Company, to:

               Saratoga Beverage Group, Inc.
               11 Geyser Road

               Saratoga Springs, NY  12866
               Attn: Chief Operating Officer
               Telephone: (518) 584-6363
               Fax: (518) 584-0380

          with copies to:

               North Castle Partners, L.L.C.
               60 Arch Street
               Greenwich, CT 06830
               Telecopy: (203) 618-1860
               Telephone: (203) 862-3200
               Attention: Peter J. Shabecoff

          and

               Debevoise & Plimpton
               875 Third Avenue
               New York, NY 10022
               Telecopy: (212) 909-6836
               Telephone: (212) 909-6000
               Attention: Franci J. Blassberg, Esq.

          If to the Executive, to:

               Robin Prever
               c/o Saratoga Beverage Group, Inc.
               1000 American Superior Blvd.
               Winter Haven, FL 33884
               Telephone: (941) 299-6915
               Fax: (941) 299-6713

          with a copy to:

               Diane J. Geller, Esq.
               Ruden, McClosky, Smith, Schuster & Russell, P.A.
               200 E. Broward Blvd.
               Ft. Lauderdale, FL.  33301
               Fax: (954) 764-4996
               Tel:  (954) 527-2424

          Any notice delivered personally or by courier under this Section 18 shall be deemed given on the date delivered and any notice sent by telecopy or registered or certified in postage prepaid, return receipt requested, shall be deemed given on the date telecopied or mailed.

          19. Condition Precedent. This Agreement shall be of no force and effect if the Merger (as defined in the Merger Agreement) does not become effective and shall automatically expire if the Merger Agreement is terminated.

          20. Severability. If any court of competent jurisdiction shall at any time determine that, but for the provisions of this paragraph, any part of this Agreement is illegal, void as against public policy or otherwise unenforceable, the relevant part will automatically be amended to the extent necessary to make it sufficiently narrow in scope, time and geographic area to be legally enforceable. All other terms will remain in full force and effect. Further, if the Executive raises any question as to the enforceability of any part of the terms of this Agreement, including, without limitation, the covenants contained in Section 14, the Executive specifically agrees that she will comply fully with this Agreement unless and until the entry of an award to the contrary.

           21. Survivorship. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

          22. Governing Law; Submission to Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING AS TO VALIDITY, INTERPRETATION AND EFFECT, BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS RULES THEREOF TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE COUNTY OF NEW YORK SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND OF THE DOCUMENTS REFERRED TO IN THIS AGREEMENT, AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY. EACH PARTY HEREBY WAIVES AND AGREES NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR THE INTERPRETATION AND ENFORCEMENT HEREOF, OR ANY SUCH DOCUMENT OR IN RESPECT OF ANY SUCH TRANSACTION, THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SUCH COURTS OR THAT THE VENUE THEREOF MAY


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

NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS. EACH PARTY HEREBY CONSENTS TO AND GRANTS ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF ANY SUCH DISPUTE AND AGREE THAT THE MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 18 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

          23. Arbitration. Any dispute, controversy, or question arising under, out of, or relating to this Agreement (or the breach thereof) or, Executive's employment with the Company or termination thereof, shall be referred for arbitration to be held in Albany, New York (or such other place as the parties and the arbitrator shall agree) to a neutral arbitrator selected by the Executive and the Company and this shall be the exclusive and sole means for resolving such dispute (other than for injunctive relief under this Agreement). The arbitration shall be conducted in accordance with the Employment Arbitration Rules (the "Rules") of the American Arbitration Association (the "AAA") in effect at the time of the arbitration, except that the arbitrator shall be selected by alternatively striking from a list of five arbitrators supplied by the AAA, and the decision of the arbitrator shall be governed by the rule of law. Such right to submit a dispute arising hereunder to arbitration and the decision of the neutral arbitrator shall be final, conclusive and binding on all parties and interested persons and no action at law or in equity shall be instituted or, if instituted, further prosecuted by either party other than to enforce the award of the neutral arbitrator. The arbitrator shall take submissions and hear testimony, if necessary, and shall render a written decision as promptly as possible. The arbitrator may require discovery for good cause shown. Each party shall bear its own costs and expenses incurred in connection with any such arbitration; provided that the arbitrator shall be entitled to award to the prevailing party reimbursement of its reasonable legal costs and expenses (including with respect to the arbitrator and the AAA).

          24. Headings. All descriptive headings of sections and paragraphs in this Agreement are intended solely for convenience, and no provision of this Agreement is to be construed by reference to the heading of any section or paragraph.

          25. Withholdings. All payments to the Executive under this Agreement shall be reduced by all applicable withholding required by federal, state or local law.

          26. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.


                                       ROBIN PREVER


                                       -----------------------------------------
                                       Robin Prever



SARATOGA BEVERAGE GROUP, INC.


By:
    ---------------------------
    Name:
    Title

                                                                   Exhibit F



                              CONSULTING AGREEMENT

          This CONSULTING AGREEMENT, dated as of January 5, 2000 (the "Agreement"), by and between Saratoga Beverage Group, Inc., a Delaware corporation (the "Company"), and North Castle Partners, L.L.C. ("North Castle"),

                              W I T N E S S E T H:

          WHEREAS, the Company, NCP-SBG, L.P. ("NCP-SBG") and NCP-SBG Recapitalization Corp. have entered into a Stock Purchase Agreement and Agreement and Plan of Merger, dated as of the date hereof (the "Recapitalization Agreement"), pursuant to which NCP-SBG Recapitalization Corp. shall merge with and into the Company (the "Merger"), and NCP-SBG will, subject to the terms and conditions contained in the Recapitalization Agreement, purchase shares of common stock, par value $0.01 per share, of the Company (the "Stock Purchase");

          WHEREAS, immediately following the Merger and Stock Purchase, NCP-SBG will be the largest stockholder of the Company and NCP-Cofund, L.P. (the "NCP-Cofund") will be a stockholder of the Company;

          WHEREAS, the general partner of NCP-SBG is NCP-SBG GP, L.L.C. ("NCP-SBG GP"), the sole member of NCP-SBG GP is North Castle Partners II, L.P. (the "North Castle Fund"), the North Castle Fund is managed by North Castle, the general partner of the North Castle Fund is NCP GP II, L.P. ("NCP-GP II"), the general partner of NCP GP II is North Castle GP II, L.L.C. ("NCP-GP LLC") and the general partner of the NCP-Cofund is NCP Co-Investment GP, LLC ("Co-Investment GP");

          WHEREAS, the Company and North Castle are entering into this Agreement pursuant to the Recapitalization Agreement;

          WHEREAS, in connection with the Merger, the Company will prepare and file with the Securities and Exchange Commission (the "Commission") a Schedule 13E-3 (as the same may be amended from time to time, the "13E-3");

          WHEREAS, in connection with the solicitation by the Company of proxies of its stockholders to vote in favor of the Merger, the Company will prepare and file with the Commission a proxy statement on Schedule 14A (as the same may be amended from time to time, the "Proxy Statement");

          WHEREAS, in order to finance the transactions contemplated by the Recapitalization Agreement, refinance existing debt and provide liquidity for ongoing business needs, the Company (a) will enter into a new credit agreement (the "Credit Agreement Financing"), and (b) will offer and sell senior subordinated notes (the "Senior Subordinated Notes") in a private placement offering to institutional investors (the "Senior Subordinated Note Offering", and together with the Credit Agreement Financing, the "Financing");

          WHEREAS, North Castle has performed for NCP-SBG Recapitalization Corp., which will at the Effective Time (as defined in the Recapitalization Agreement) be merged with and into the Company, with the Company as the surviving corporation and will perform financial, management advisory and other services (all of such services the "Transaction Services") for the Company in connection with the Merger and the Stock Purchase, including but not limited to services in connection with (i) the retention of various financial and other advisors and consultants in connection with the Merger and the Stock Purchase,
(ii) the preparation, negotiation, execution and delivery of the commitment, fee and engagement letters, registration rights and purchase agreement, credit agreements, guarantees, mortgages, pledge agreements and other security agreements, and other agreements, instruments and documents, relating to the Financing, (iii) the preparation and circulation of an information memorandum and other materials in connection with the Financing, (iv) the preparation, filing and circulation of the Proxy Statement and 13E-3 and related materials to the stockholders of the Company, and (v) the structuring, implementation and consummation of the foregoing transactions;

          WHEREAS, the Company and its Affiliates from time to time in the future (a) may offer and sell or cause to be offered and sold equity or debt securities (such offerings, collectively, the "Subsequent Offerings"), including without limitation (i) offerings of shares of common stock and/or options to purchase such shares to employees, directors, managers and consultants of and to the Company ("Management Offerings"), and (ii) offerings of debt securities to refinance any indebtedness of the Company and its Affiliates or for other corporate purposes, and (b) may repurchase, redeem or otherwise acquire securities of the Company and its Affiliates (any such repurchase or redemption being referred to herein as a "Redemption");

          WHEREAS, the Company desires to receive financial and managerial advisory services from North Castle, and North Castle desires to provide such services to the Company;

          WHEREAS, the parties hereto recognize that claims might be made against and liabilities incurred by North Castle, NCP-SBG, NCP-SBG GP, the North Castle Fund,

NCP-Cofund, NCP GP II, NCP GP LLC, Co-Investment GP or related persons or Affiliates, under applicable securities laws or otherwise, in connection with the Merger, the Stock Purchase or any Securities Offerings, or relating to other actions or omissions of or by the Company, or relating to the provision by North Castle of services to the Company and its Affiliates, and the parties hereto accordingly wish to provide for North Castle, NCP-SBG, NCP-SBG GP, the North Castle Fund, NCP-Cofund, NCP GP II, NCP GP LLC, Co-Investment GP and related persons and Affiliates to be indemnified in respect of any such claims and liabilities; and

          WHEREAS, the parties hereto recognize that claims might be made against and liabilities incurred by directors and officers of the Company and its subsidiaries in connection with their acting in such capacity, and accordingly wish to provide for such directors and officers to be indemnified to the fullest extent permitted by law in respect of any such claims and liabilities;

          NOW, THEREFORE, in consideration of the premises and the respective agreements hereinafter set forth and the mutual benefits to be derived herefrom, the parties hereto hereby agree as follows:

          1.   Definitions.

          "13E-3" shall have the meaning set forth in the fifth recital.

          "Agreement" shall have the meaning set forth in the preamble.

          "Affiliate" of a Person means a Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the first Person, and with respect to a natural person shall include any child, stepchild, grandchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and shall include adoptive relationships. "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

          Change of Control: means, with respect to the Company, the first to occur after the Effective Time of the following events:

          (1) the acquisition by any person, entity or group (as defined in section 13(d) of the Exchange Act) (other than (w) the Company and its subsidiaries, (x) any employee benefit plan of the Company or its subsidiaries or (y) North Castle or any Affiliate or partner thereof), through one transaction or a series of transactions of 50% or more of the combined voting power of the then outstanding voting securities of the Company;

          (2) the merger or consolidation of the Company as a result of which persons who were stockholders of the Company immediately prior to such merger or consolidation, do not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company;

          (3) the liquidation or dissolution of the Company (other than (x) a dissolution occurring upon a merger or consolidation thereof (y) a liquidation of the Company into its subsidiary or (z) a liquidation or dissolution that is incident to a reorganization); and

          (4) the sale, transfer or other disposition of all or substantially all of the assets of the Company through one transaction or a series of related transactions to one or more persons or entities that are not, immediately prior to such sale, transfer or other disposition, Affiliates of North Castle.

          "Claim" means, with respect to any Indemnitee, any claim against such Indemnitee involving any Obligation with respect to which such Indemnitee may be entitled to be defended and indemnified by the Company under this Agreement.

          "Co-Investment GP" shall have the meaning set forth in the third recital.

          "Commission" shall have the meaning set forth in the fifth recital.

          "Company" shall have the meaning set forth in the preamble.

          "Continuing Services" shall have the meaning set forth in Section
3(a).

          "Continuing Services Fee" shall have the meaning set forth in Section 4(b).

          "Designated Director" shall have the meaning set forth in Section
4(b).

          "Expenses" shall have the meaning set forth in Section 4(c).

          "Financing" shall have the meaning set forth in the fifth recital.

          "Indemnitee" means each of North Castle, NCP-SBG, NCP-SBG GP, the North Castle Fund, the NCP-Cofund, NCP GP II, NCP GP LLC, Co-Investment GP, their respective successors and assigns, and each of their respective directors, officers, partners, members, managers, employees, agents, advisors, representatives and controlling persons (within the meaning of the Securities
Act).

          "Information" shall have the meaning set forth in Section 3(b).

          "Management Offerings" shall have the meaning set forth in the ninth recital.

          "Merger" shall have the meaning as set forth in the first recital.

          "NCP-SBG" shall have the meaning set forth in the first recital.

          "NCP-SBG GP" shall have the meaning set forth in the third recital.

          "NCP-Cofund" shall have the meaning set forth in the second recital.

          "NCP-GP II" shall have the meaning set forth in the third recital.

          "NCP-GP LLC" shall have the meaning set forth in the third recital.

          "North Castle" shall have the meaning set forth in the preamble.

          "North Castle Fund" shall have the meaning set forth in the third recital.

          "Notice of Claim" shall have the meaning set forth in Section 9(a).

          "Notice of Payment" shall have the meaning set forth in Section 9(c).

          "Obligations" means, collectively, any and all claims, obligations, liabilities, causes of actions, actions, suits, proceedings, investigations, judgments, decrees, losses, damages, fees, costs and expenses (including without limitation interest, penalties and fees and disbursements of attorneys, accountants, investment bankers and other professional advisors), in each case whether incurred, arising or existing with respect to third parties or otherwise at any time or from time to time.

          "Person" means any individual, partnership, joint venture, corporation, limited liability company, trust, or unincorporated organization.

          "Proxy Statement" shall have the meaning set forth in the sixth recital.

          "Recapitalization Agreement" shall have the meaning set forth in the first recital.

          "Related Document" means the Recapitalization Agreement, the Proxy Statement, the 13E-3 and any other agreement, certificate, instrument or other document to which the Company or any subsidiary thereof may be a party or by which it or any of its properties or assets may be bound or affected from time to time relating in any way to the Merger, Stock Purchase, Financing, any Securities Offering or any of the transactions contemplated thereby.

          "Redemption" shall have the meaning set forth in the ninth recital.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Securities Offerings" means any Redemption, any Management Offering and any other Subsequent Offering.

          "Senior Subordinated Notes" shall have the meaning set forth in the seventh recital.

          "Senior Subordinated Note Offering" shall have the meaning set forth in the seventh recital.

          "Subsequent Offerings" shall have the meaning set forth in the ninth recital.

          "Stock Purchase" shall have the meaning set forth in the first recital.

          "Transaction Services" shall have the meaning set forth in the eighth recital.

          2. Engagement. The Company hereby engages North Castle as a consultant, and North Castle hereby agrees to provide financial and managerial advisory services to the Company, all on the terms and subject to the conditions set forth below.

          3. Services, etc. (a) North Castle hereby agrees during the term of this Agreement to assist, advise and consult with the Board of Directors and management of the Company in such manner and on such business, management and financial matters, and provide such other financial and other advisory services (collectively, the "Continuing Services"), as may be reasonably requested from time to time by the Board of Directors of the Company, including but not limited to assistance, advice or consultation in:

          (i) establishing and maintaining banking, legal and other business relationships for the Company;

          (ii) developing and implementing corporate and business strategy and planning for the Company, including plans and programs for improving operating, marketing and financial performance, budgeting of future corporate investments, acquisition and divestiture strategies, and reorganizational programs;

          (iii) arranging future debt and equity financings and refinancings;
     and

          (iv) providing professional employees to serve as directors or officers of the Company.

          (b) The Company will furnish North Castle with such information as North Castle reasonably believes appropriate to its engagement hereunder (all such information so furnished being referred to herein as the "Information"). The Company recognizes and confirms that (i) North Castle will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services to be performed hereunder and (ii) North Castle does not assume responsibility for the accuracy or completeness of the Information and such other information.

          4. Compensation; Expenses. (a) The Company agrees to pay to North Castle at the Effective Time (as defined under the Recapitalization Agreement) $1,150,000 as compensation for the Transaction Services.

          (b) The Company agrees to pay to North Castle, as compensation for the Continuing Services rendered and to be rendered by North Castle hereunder, an annual fee (the "Continuing Services Fee"), equal to $550,000 payable quarterly in advance on each March 31, June 30, September 30 and December 31 during the term of this Agreement. Such Continuing Services Fee shall be increased up to a maximum of 2% of the aggregate equity investment in the Company of NCP-SBG and its Affiliated coinvestors from time to time, provided that in no event shall such Continuing Service Fee exceed $1.25 million per annum and provided further that the Continuing Service Fee may not be decreased without the prior written consent of North Castle. In addition, in connection with any acquisition of any business or company by the Company or any of its subsidiaries or disposition of the Company, whether by way of asset or stock purchase, merger, consolidation, recapitalization or other similar transaction, the Company shall pay to North Castle a transaction fee equal to 2% of the enterprise value of the acquired company or business or the Company, as the case may be. If any employee of North Castle shall be elected to serve on the Board of Directors or as an officer of the Company (a "Designated Director"), in consideration of the Continuing Services Fee being paid to North Castle, North Castle shall cause such Designated Director to waive any and all fees and other compensation (including stock options) to which such director or officer would otherwise be entitled as a director or officer for any period for which the Continuing Services Fee or any installment thereof is paid and for which such Designated Director continues to be employed by North Castle.

          (c) The Company agrees to reimburse North Castle for such travel and other reasonable out-of-pocket expenses ("Expenses") incurred by North Castle and its employees, agents and advisors in the course or on account of rendering of the Continuing Services, including but not limited to any reasonable fees and expenses of legal, accounting, consulting or other professional advisors to North Castle engaged in connection with the Continuing Services and any reasonable expenses incurred by any Designated Director in connection with the performance of his duties as a director or officer of the Company or any subsidiary thereof. North Castle shall submit monthly expense statements, which shall be payable within thirty days from the date of such submission.

          5. Term, etc. (a) This Agreement shall be effective as of the Effective Time (as defined in the Recapitalization Agreement) and shall remain in effect until, and shall terminate upon, the earlier to occur of (x) the tenth anniversary of the date hereof and (y) the date on which a Change of Control occurs. North Castle may terminate this Agreement at any time on 30 days' prior notice to the Company. The provisions of this Agreement shall survive any termination of this Agreement, except for the provisions of Sections 2, 3 and 4. The effectiveness of this Agreement is conditioned upon the occurrence of the Effective Time as contemplated by the Recapitalization Agreement. If the Effective Time does not occur, or the Recapitalization Agreement terminates by its terms, this Agreement shall be of no force or effect.

          (b) Except as provided under Section 5(a) in the case of a Change of Control, upon any consolidation or merger, or any conveyance, transfer or lease of all or substantially all of the assets of the Company, the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made, shall succeed to, and be substituted for, the Company under this Agreement with the same effect as if such successor corporation had been a party thereto.

Except as provided under Section 5(a) in the case of a Change of Control, no such consolidation, merger or conveyance, transfer or lease of all or substantially all of the assets of the Company shall have the effect of terminating this Agreement or of releasing the Company or any such successor corporation from its obligations hereunder.

          (c) Upon any termination of this Agreement, (i) any prepaid installment of the Continuing Services Fee or portion thereof (pro rated, with respect to the quarter in which such termination occurs, for the portion of such quarter following such termination), shall be immediately refunded to the Company, net of any of the amounts described in Clause (ii) of this Section 5(c), and (ii) any unpaid and unreimbursed Expenses that shall have been incurred prior to such termination (whether or not such Expenses shall than have become payable), shall be immediately paid or reimbursed, as the case may be, by the Company. In the event of the liquidation of the Company, all amounts due North Castle hereunder shall be paid to North Castle before any liquidating distributions or similar payments are made to stockholders of the Company.

          6. Independent Contractor Status. The parties agree that North Castle shall perform services hereunder as an independent contractor, retaining control over and responsibility for its own operations and personnel. Neither North Castle nor any of its employees or agents shall, solely by virtue of this Agreement or the arrangements hereunder, be considered employees or agents of the Company nor shall any of them have authority to contract in the name of or bind the Company, except (a) to the extent that any professional employee of North Castle may be serving as a director or officer of the Company pursuant to
Section 3(a)(iv) hereof or (b) as expressly agreed to in writing by the Company.

          7. Indemnification. The Company agrees to indemnify, defend and hold harmless each Indemnitee:

          (a) from and against any and all Obligations, except to the extent that any such Obligation is found in a final judgment by a court of competent jurisdiction to have resulted from the gross negligence or intentional misconduct of an Indemnitee, whether incurred with respect to third parties or otherwise, in any way resulting from, arising out of or in connection with, based upon or relating to (A) the Securities Act, the Securities Exchange Act of 1934, as amended, or any other applicable securities or other laws, in connection with the Merger, the Stock Purchase, any Securities Offering, any Related Document or any of the transactions contemplated thereby, except obligations arising out of or based upon an untrue statement or omission made in any Securities Offering or any Related Document furnished by an Indemnitee in writing for the purpose of preparation thereof, (B) any other action or failure to act of the Company and its subsidiaries, or any of its predecessors, whether such action or failure has occurred or is yet to occur or (C) the performance by North Castle of management consulting, monitoring, financial advisory or other services for the Company (whether performed prior to the date hereof, hereafter, pursuant hereto or otherwise); and

          (b) to the fullest extent permitted by applicable law, from and against any and all Obligations in any way resulting from, arising out of or in connection with, based upon or relating to (A) the fact that such Indemnitee is or was a shareholder, director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of or advisor or consultant to another corporation, partnership, joint venture, trust or other enterprise, or (B) any breach or alleged breach by such Indemnitee of his or her fiduciary duty as a shareholder, director or officer of the Company;

in each case including but not limited to any and all fees, costs and expenses (including without limitation fees and disbursements of attorneys) incurred by or on behalf of any Indemnitee in asserting, exercising or enforcing any of its rights, powers, privileges or remedies in respect of this Agreement.

          8.   Contribution. (a) If for any reason the indemnity provided for in
Section 7 is unavailable other than pursuant to its express terms, or is insufficient to hold harmless any Indemnitee from any of the Obligations covered by such indemnity, then the Company shall contribute to the amount paid or payable by such Indemnitee as a result of such Obligation in such proportion as is appropriate to reflect (i) the relative fault of the Company, on the one hand, and the Indemnitees, on the other, in connection with the state of facts giving rise to such Obligation, (ii) if such Obligation results from, arises out of, is based upon or relates to the Merger, Stock Purchase or any Securities Offering, the relative benefits received by the Company, on the one hand, and the Indemnitees, on the other, from the Merger, Stock Purchase or Securities Offering, and (iii) if required by applicable law, any other relevant equitable considerations.

          (b) For purposes of Section 8(a), the relative fault of the Company, on the one hand, and of the Indemnitees, on the other, shall be determined by reference to, among other things, their respective relative intent, knowledge, access to information and opportunity to correct the state of facts giving rise to such Obligation. For purposes of Section 8(a), the relative benefits received by the Company, on the one hand, and the Indemnitees, on the other, shall be determined by weighing the direct monetary proceeds to the Company, on the one hand, and the Indemnitees, on the other, from the Merger, Stock Purchase or Securities Offering.

          (c) The parties hereto acknowledge and agree that it would not be just and equitable if contributions pursuant to Section 8(a) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in such Section. The Company shall not be liable under Section 8(a) for contribution to the amount paid or payable by any Indemnitee except to the extent and under such circumstances that the Company would have been liable to indemnify, defend and hold harmless such Indemnitee under Section 7, if such indemnity were enforceable under applicable law. No Indemnitee shall be entitled to contribution from the Company with respect to any Obligation in the event that any Indemnitee is finally judicially determined to be guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such Obligation and the Company is not guilty of such fraudulent misrepresentation.

          9. Indemnification Procedures. (a) Whenever any Indemnitee shall have actual knowledge of the reasonable likelihood of the assertion of a Claim, North Castle (acting on its own behalf or, if requested in writing by any such Indemnitee other than itself, on behalf of such Indemnitee) or such Indemnitee shall notify the Company in writing of the Claim (the "Notice of Claim") with reasonable promptness after such Indemnitee has such knowledge relating to such Claim and has notified North Castle thereof. The Notice of Claim shall specify all material facts known to North Castle (or if given by such Indemnitee, such Indemnitee) that may give rise to such Claim and the monetary amount or an estimate of the monetary amount of the Obligation involved if North Castle (or if given by such Indemnitee, such Indemnitee) has knowledge of such amount or a reasonable basis for making such an estimate. The failure of North Castle or such Indemnitee to give such Notice of Claim shall not relieve the Company of its indemnification obligations under this Agreement except to the extent that such omission results in a failure of actual notice to the Company and the Company is materially prejudiced as a result of the failure to give such Notice of Claim. The Company shall, at its expense, undertake the defense of such Claim with attorneys of its own choosing reasonably satisfactory to North Castle. North Castle may participate in such defense with counsel of North Castle's choosing at the expense of the Company. If in the exercise of their good faith judgment any one or more other Indemnitee reasonably determines that the Claim presents an actual or potential conflict of interest with North Castle, such Indemnitee or Indemnitees may participate in the defense of the Claim with one counsel for all such Indemnitees, at the choosing of such Indemnitees and at the expense of the Company. In the event that the Company does not undertake the defense of the Claim within a reasonable time after North Castle has given the Notice of Claim, or in the event that North Castle shall in good faith determine that the defense of any claim by the Company is inadequate or may conflict with the interests of any Indemnitee, North Castle may, at the expense of the Company and after giving notice to the Company of such action, undertake the defense of the Claim and compromise or settle the Claim, all for the account of and at the risk of the Company. In the defense of any Claim, the Company shall not, except with the consent of North Castle (or, in the case of any entry of any judgment or settlement that is binding on any other Indemnitee, such other Indemnitee), consent to entry of any judgment or enter into any settlement that includes any injunctive or other non-monetary relief, or that does not include as an unconditional term thereof the giving by the person or persons asserting such Claim to such Indemnitee of a release from all liability with respect to such Claim. In each case, North Castle and each other Indemnitee seeking indemnification hereunder will cooperate with the Company, so long as the Company is conducting the defense of the Claim, in the preparation for and the prosecution of the defense of such Claim, including making available evidence within the control of North Castle or such Indemnitee, as the case may be, and persons needed as witnesses who are employed by North Castle or such Indemnitee, as the case may be, in each case as reasonably needed for such defense and at cost, which cost, to the extent reasonably incurred, shall be paid by the Company.

          (b) The Company hereby agrees to advance costs and expenses, including attorney's fees, incurred by North Castle (acting on its own behalf or, if requested by any such Indemnitee other than itself, on behalf of such Indemnitee) or any Indemnitee in defending any Claim in advance of the final disposition of such Claim upon receipt of an undertaking by or on behalf of North Castle or such Indemnitee to repay amounts so advanced if it shall ultimately be determined that North Castle or such Indemnitee is not entitled to be indemnified by the Company as authorized by this Agreement.

          (c) Each Indemnitee shall notify the Company in writing of the amount of any Claim actually paid by such Indemnitee (the "Notice of Payment"). The amount of any Claim actually paid by an Indemnitee shall bear simple interest at the rate equal to the Bank of America prime rate as of the date of such payment plus 2% per annum, from the date the Company receives the Notice of Payment to the date on which the Company shall repay the amount of such Claim plus interest thereon to such Indemnitee.

          10. Certain Covenants. The Company agrees to perform its obligations under this Agreement. The rights of each Indemnitee to be indemnified under any other agreement, document, certificate or instrument or applicable law are independent of and in addition to any rights of such Indemnitee to be indemnified under this Agreement. The rights of each Indemnitee and the obligations of the Company hereunder shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnitee. The Company shall implement and maintain in full force and effect any and all corporate articles or charter and by-law provisions that may be necessary or appropriate to enable it to carry out its obligations hereunder to the fullest extent permitted by applicable corporate law, including without limitation a provision of its articles or certificate of incorporation eliminating liability of a director for breach of fiduciary duty to the fullest extent permitted by applicable corporate law, as it may be amended from time to time.

          11. Third-Party Beneficiaries. All Indemnitees not signatories to this Agreement are intended third-party beneficiaries of this Agreement.

          12. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

          13. Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail with postage prepaid, (c) sent by next-day or overnight mail or delivery or (d) sent by fax, with a copy sent by (a), (b), or (c) above, or telegram, as follows:

          If to the Company, to:

               Saratoga Beverage Group, Inc.
               11 Geyser Road
               Saratoga Springs, NY 12366
               Telephone: (518) 584-6363 x11
               Telecopy: (518) 584-0380

               Attention: Chief Executive Officer

          If to North Castle or any other Indemnitee, to:

               North Castle Partners, L.L.C.
               60 Arch Street
               Greenwich, CT 06830
               Telephone: (203) 862-3200
               Telecopy: (203) 618-1860

               Attention: Peter J. Shabecoff
          with a copy to:

               Debevoise & Plimpton
               875 Third Avenue
               New York, New York 10022
               Telephone: (212) 909-6000
               Telecopy: (212) 909-6836

               Attention: Franci J. Blassberg

or, in each case, at such other address as may be specified in writing to the other party hereto.

          All such notices, requests, demands, waivers and other communications shall be deemed to have been received (w) if by personal delivery on the day after such delivery, (x) if by certified or registered mail, on the seventh business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, (z) if by telecopy or telegram, on the next day following the day on which such telecopy or telegram was sent, provided that a copy is also sent by certified or registered mail.

          14. Entire Agreement. This Agreement (a) contains the complete and entire understanding and agreement of North Castle and the Company with respect to the subject matter hereof and (b) supersedes all prior and contemporaneous understandings, conditions and agreements, oral or written, express or implied, in respect of the subject matter hereof, including but not limited to in respect of the engagement of North Castle in connection with the subject matter hereof. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party or Indemnitee may otherwise have at law or in equity or otherwise, including, without limitation, pursuant to the Registration Rights Agreement and the Stockholders Agreement, each dated as of the date hereof, by and between the Company, NCP-SBG and the other parties thereto. There are no representations or warranties of North Castle in connection with this Agreement or the services to be provided hereunder, except as expressly made and contained in this Agreement.

          15. Headings. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

          16. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

          17. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns and to each Indemnitee, provided that, neither North Castle nor the Company may assign any of its rights or obligations under this Agreement without the express written consent of the other party hereto. Subject to Section 11, this Agreement is not intended to confer any right or remedy upon any person other than the parties to this Agreement and their respective successors and permitted assigns and each Indemnitee.

          18. Governing Law. This Agreement shall be governed in all respects including as to validity, interpretations and effects by the laws of the State of New York, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction. Each of the Company and North Castle hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the Federal courts of the United States of America, in each case located in the State, City and County of New York, solely in respect of the interpretation and enforcement of the provisions of this Agreement, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal court. The Company and North Castle hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 13, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

          19. Waiver of Jury Trial. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED

AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) IT MAKES THIS WAIVER VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 19.

          20. Future Acquisitions. The Company and North Castle agree, and North Castle agrees to cause its Affiliates and the respective officers and directors of such Affiliates, to pursue all future acquisitions, mergers and recapitalizations involving businesses in the refrigerated juice industry (other than minority investments by North Castle or any of its Affiliates) through (i) the Company, with such entities to be acquired, owned and operated by the Company, or (ii) any other company, provided that the Rollover Stockholders (as defined in the Stockholders Agreement, dated as of the date hereof, among the Company, NCP-SBG and the other parties thereto) shall have had an opportunity to exchange their respective shares of common stock of the Company for shares of common stock of an equivalent value in such other company in connection with any such transaction which results in the Company not being the top-tier holding company for investments by North Castle in the refrigerated juice industry.

          21. Amendment; Waivers. No amendment, modification, supplement or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, supplement, discharge or waiver is sought (and in the case of the Company, approved by resolution of the Board of Directors of the Company), provided that Sections 4(a) and 4(b) may not be amended to increase the fees payable to North Castle or otherwise be amended in a manner that is adverse to the Company, nor may the term hereof be extended, without the consent of a majority of the members of the Board of Directors of the Company who are not nominees of the NCP-SBG under the Shareholder Agreement, dated as of the date hereof, among the Company, NCP-SBG and the other parties thereto. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party or Indemnitee granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto or any Indemnitee of a breach of or a default under any of the provisions of this Agreement, nor the failure by any party hereto or any Indemnitee on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right, powers or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights, power or privileges hereunder.

          IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


                                          NORTH CASTLE PARTNERS, L.L.C.

                                          By:
                                             ------------------------------
                                             Name: Peter J. Shabecoff
                                             Title: Managing Director

                                          SARATOGA BEVERAGE GROUP, INC.

                                          By:
                                             ------------------------------
                                             Name:
                                             Title:

                                                                       Exhibit G


                                VOTING AGREEMENT

           VOTING AGREEMENT, dated as of January 5, 2000 (this "Agreement"), among NCP-SBG, L.P., a Delaware limited partnership ("Purchaser"), and [STOCKHOLDER] ("Stockholder"). Capitalized terms used herein without definition shall have the meanings set forth in the Merger Agreement (as defined herein).

           WHEREAS, as of the date hereof, Stockholder owns or controls shares of Class A Common Stock, par value $.01 per share (the "Class A Company Common Stock"), of Saratoga Beverage Group, Inc., a Delaware corporation (the "Company") and no shares of Class B Common Stock, par value $0.01 per share of the Company (the "Class B Common Stock") (all such shares of Class A Common Stock and Class B Common Stock and any shares of Class A Common Stock or Class B Common Stock of which ownership (either beneficially or of record) or control is hereafter acquired by the Stockholder prior to the termination of this Agreement being referred to herein as the "Shares");

           WHEREAS, Purchaser, NCP-SBG Recapitalization Corp., a Delaware corporation ("MergerCo"), and the Company are entering into a Stock Purchase Agreement and Agreement and Plan of Merger, dated as of even date herewith (as the same may be amended from time to time, the "Merger Agreement"), which provides, upon the terms and subject to the conditions thereof, for the merger of MergerCo with and into the Company (the "Merger"); and

           WHEREAS, as a condition to the willingness of Purchaser and MergerCo to enter into the Merger Agreement, Purchaser and MergerCo have required that the Stockholder agree, and, in order to induce Purchaser and MergerCo to enter into the Merger Agreement, the Stockholder has agreed, subject to the terms and conditions hereof, to vote all Shares he or it then owns or controls at the time of the Special Meeting in favor of the adoption of the Merger Agreement.

           NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants set forth herein and in the Merger Agreement, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                          TRANSFER AND VOTING OF SHARES

           Section 1.1 Transfer of Shares. (a) During the term of this Agreement, the Stockholder shall not (i) take any action that would make any representation or warranty of Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling Stockholder from performing its obligations under this Agreement, or (ii) except pursuant to the terms of the Merger Agreement and this Agreement (A) sell, tender, pledge or otherwise dispose of any of the Shares, (B) deposit the Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Shares or grant any proxy or power of attorney with respect thereto or (C) enter into any instrument or arrangement with respect to the direct or indirect acquisition or sale, assignment, transfer or other disposition of any Shares; provided, however, that the Stockholder shall have the right to transfer Shares by gift to any Person directly or indirectly controlled by the Stockholder or through the laws of descent, provided, further that such transferee agrees in writing to become a party to this Agreement.

           (b) Stop Transfer. The Stockholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Shares, unless such transfer is made in compliance with this Agreement.

           Section 1.2 Voting of Shares; Further Assurances. (a) The Stockholder, with respect to all Shares, does hereby irrevocably (until the termination hereof in accordance with Section 5.12) constitute and appoint NCP-SBG with full power of substitution, as his or its true and lawful attorney and proxy, for and in his or its name, place and stead, to vote each of such Shares as his or its proxy, at any annual, special or adjourned meeting of the stockholders of the Company (including the right to sign his or its name, as stockholder, to any consent, certificate or other document relating to the Company that may be permitted or required by applicable Law) (i) in favor of the adoption of the Merger Agreement, (ii) against any transaction pursuant to an Acquisition Proposal (as defined herein) or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or which could result in any of the conditions to the Company's obligations under the Merger Agreement not being fulfilled or could impede, interfere with, delay or materially adversely affect the Merger or the transactions contemplated hereby or by the Merger Agreement and (iii) in favor of any other matter necessary to the consummation of the transactions contemplated by the Merger Agreement. THE STOCKHOLDER ACKNOWLEDGES THAT PURCHASER AND MERGERCO ARE ENTERING INTO THE MERGER AGREEMENT IN RELIANCE UPON THIS

AGREEMENT AND INTENDS THIS PROXY TO BE IRREVOCABLE (UNTIL THE TERMINATION HEREOF IN ACCORDANCE WITH SECTION 5.12) AND COUPLED WITH AN INTEREST AND WILL TAKE SUCH FURTHER ACTION AND EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY THE STOCKHOLDER WITH RESPECT TO THE SHARES. NOTWITHSTANDING THE FOREGOING, THIS PROXY SHALL BE AUTOMATICALLY REVOKED WITHOUT ANY FURTHER ACTION ON THE PART OF ANY STOCKHOLDER OR PURCHASER UPON THE TERMINATION HEREOF IN ACCORDANCE WITH SECTION 5.12. The Stockholder further agrees to cause all Shares controlled or owned by him beneficially and of record to be voted in accordance with the foregoing. The Stockholder hereby acknowledges both receipt of a copy of the Merger Agreement and that such Stockholder understands the contents thereof.

           (b) The Stockholder shall perform such further acts and execute such further documents and instruments as may reasonably be required to vest in Purchaser the power to carry out the provisions of this Agreement; provided, however, the Stockholder shall not be required to pay any monies or incur any liability in connection with the foregoing.

           (c) The Stockholder shall take all such other actions as such other actions as shall be reasonably requested by Purchaser in order to assist in, and shall cooperate with Purchaser in connection with, the consummation of the transactions contemplated by the Merger Agreement; provided, however, the Stockholder shall not be required to pay any monies or incur any liability in connection with the foregoing.

           Section 1.3 Waiver of Appraisal Rights and Dissenter's Rights. The Stockholder hereby waives any rights of appraisal or rights to dissent that Stockholder may have under applicable Law in connection with the Merger.

           Section 1.4 Certain Events. The Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Shares and shall be binding upon any Person to which legal or beneficial ownership of such Shares shall pass, whether by operation of Law or otherwise, including, without limitation, the Stockholder's heirs, guardians, administrators or successors or as a result of any divorce.

                                   ARTICLE II

                                NON-SOLICITATION

           Section 2.1 Acquisition Proposals. The Stockholder shall not, directly or indirectly, through any representative, agent or otherwise, solicit, initiate or encourage the submission of any proposal or offer from any Person relating to any acquisition or purchase of all or substantially all of the assets of, or any equity interest in, the Company or any of its Subsidiaries or any recapitalization, business combination or similar transaction with the Company or any of its Subsidiaries (any communication with respect to the foregoing being an "Acquisition Proposal") or enter into any agreement with respect to, or sell, transfer or otherwise dispose of any shares of Company Common Stock pursuant to, any Acquisition Proposal. The Stockholder will immediately cease all existing activities, discussions and negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. From and after the execution of this Agreement, the Stockholder shall as promptly as practicable advise Purchaser in writing of the receipt, directly or indirectly, of any inquiries, discussions, negotiations or proposals relating to an Acquisition Proposal that the Stockholder receives (including the material terms thereof and the identity of the other party or parties involved) and furnish to Purchaser within two Business Days of such receipt an accurate description of all material terms (including any changes or adjustments to such terms as a result of negotiations or otherwise) of any such written proposal in addition to any information provided to any third party relating thereto.


                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                               OF THE STOCKHOLDER

           The Stockholder hereby represents and warrants to Purchaser as follows:

           Section 3.1 Authorization. The Stockholder has the legal capacity, power and authority to enter into, and perform all of his or its obligations under, this Agreement. This Agreement has been duly executed and delivered by the Stockholder and constitutes the legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms.

           Section 3.2 No Conflict; Consents. (a) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will result in (with or without notice or lapse of time or both) (i) any breach, violation or default under any agreement or instrument to which the Stockholder is a party or by which the

Stockholder or his or its properties or assets are bound, (ii) the violation of any Law applicable to or affecting the Stockholder of any of his or its properties or assets, or (iii) the creation of any Lien on the Stockholder or his or its properties or assets, except the encumbrances and proxies on the shares created hereby. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the Stockholder is a trustee whose consent is required for the execution and delivery of this Agreement or the consummation by the Stockholder of the transactions contemplated by this Agreement. If such Stockholder is married and such Stockholder's Shares constitute community property or otherwise require spousal or other approval for this Agreement to be legal, valid and binding, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, such Stockholder's spouse, enforceable against such person in accordance with its terms.

           (b) No Governmental Approval of any Governmental Authority is necessary for the execution, delivery or performance by it of this Agreement or the consummation of the transactions contemplated hereby, except for applicable requirements, if any, of the Exchange Act and the HSR Act.

           Section 3.3 Title to Shares. Schedule A sets forth the number and class of Shares with respect to which the Stockholder is either (i) the record holder and beneficial owner; (ii) the general partner of a limited partnership that is the record holder, and whose beneficiaries are the beneficial owners; or
(iii) the beneficial owner but not the record holder. The Stockholder has (i) sole power of disposition; (ii) sole voting power and (iii) sole power to demand appraisal rights, in each case with respect to all of the Shares and with no restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement. The Shares and the certificates representing the Shares are now and at all times during the term hereof will be held by the Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of all Liens, proxies, voting trusts or agreements, understandings, arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder and except for the Stockholder Agreement, dated as of October 13, 1998, by and among the Company, Steven Bogen, Robin Prever and Anthony Malatino and the Stockholders' Agreement, as of October 22, 1998 between Robin Prever and Anthony Malatino.

           Section 3.4 No Brokers. No broker, investment banker, financial adviser or other Person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Stockholder.

           Section 3.5 Stockholders Agreement. The Stockholder hereby covenants and agrees that, as of the Effective Time, he or it will enter into a Stockholders Agreement substantially in the form set forth in Exhibit A hereto.

           Section 3.6 Merger Agreement Consideration. The Stockholder hereby acknowledges and agrees that (i) the consideration to be received by such Stockholder pursuant to the Merger Agreement is different in form and kind than the consideration to be received by certain other stockholders of the Company,
(ii) subject to the terms and conditions of the Merger Agreement, each Cashed Out Share (as defined in the Merger Agreement) held by it will be converted pursuant to the Merger Agreement into the right to receive, without interest, cash in the amount of the Per Share Merger Consideration (as defined in the Merger Agreement) and each Rollover Share (as defined in the Merger Agreement) held by it will be converted pursuant to the Merger Agreement into the right to receive a number of shares of Surviving Corporation Common Stock (as defined in the Merger Agreement) equal to the quotient of (x) the Per Share Merger Consideration divided by (y) the Per Share Amount (as defined in the Merger Agreement), and (iii) such consideration is equal in value to the consideration to be received by such other stockholders. The Stockholder hereby waives any and all claims against the Company and the other parties to the Merger Agreement with respect to the adequacy of the consideration received by any Stockholder thereunder.


                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                                  OF PURCHASER

           Purchaser hereby represent and warrant to the Stockholder as follows:

           Section 4.1 Due Organization; Authorization. Purchaser is duly organized and validly existing under the laws of the State of Delaware. Purchaser has all necessary limited partnership power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Purchaser have been duly authorized by all necessary limited partnership action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

           Section 4.2 No Conflict; Consents. (a) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will result in (with or without notice or lapse of time or both) (i) any breach, violation or default under

(x) any provision of the Organizational Documents of Purchaser, (y) any Law applicable to or affecting Purchaser or any of its properties or assets, or (z) any agreement or instrument to which Purchaser is a party or by which Purchaser or any of its properties or assets are bound, or (ii) the creation of any Lien on Purchaser or its properties or assets.

           (b) No Governmental Approval of any Governmental Authority is necessary for the execution, delivery or performance by it of this Agreement or the consummation of the transactions contemplated hereby, except for applicable requirements, if any, of the Exchange Act and the HSR Act.

           Section 4.3 No Brokers. No broker, investment banker, financial adviser or other Person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission from the Stockholder in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of NCP-SBG or its Affiliates.


                                    ARTICLE V
                               GENERAL PROVISIONS

           Section 5.1 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail with postage prepaid, (c) sent by next-day or overnight mail or delivery or (d) sent by telecopy or telegram, as follows:

           (a)  if to Purchaser to it:

                c/o North Castle Partners, L.L.C.
                60 Arch Street
                Greenwich, Connecticut 06830
                Facsimile:  (203) 618-1860
                Telephone: (203) 862-3250
                Attention:  Peter J. Shabecoff

                with a copy to:
                Debevoise & Plimpton
                875 Third Avenue
                New York, New York 10022
                Facsimile:  (212) 909-6836
                Telephone: (212) 909-6000
                Attention: Franci J. Blassberg, Esq.

           (b) If to Stockholder to the address set forth on the signature page hereto with a copy to:

                Bourne Noll & Kenyon
                382 Springfield Avenue
                Summit, NJ 07902-0690
                Facsimile:   (908) 277-6808
                Telephone: (908) 277-2200
                Attention: John F. Kuntz, Esq.

or, in each case, at such other address as may be specified in writing to the other parties hereto.

           All such notices, requests, demands, waivers and other communications shall be deemed to have been received (w) if by personal delivery on the day after such delivery, (x) if by certified or registered mail, on the seventh Business Day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, (z) if by telecopy or telegram, on the next day following the day on which such telecopy or telegram was sent, provided that a copy is also sent by certified or registered mail.

           Section 5.2 Severability. If any provision, including any phrase, sentence, clause, section or subsection, of this Agreement is invalid, inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering such provision in question invalid, inoperative or unenforceable in any other case or circumstance, or of rendering any other provision herein contained invalid, inoperative, or unenforceable to any extent whatsoever.

           Section 5.3 Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

           Section 5.4 Assignment. Except in connection with a transfer of Shares otherwise permitted hereunder, this Agreement shall not be assignable or otherwise transferable by any party hereto without the prior written consent of parties hereto, and any purported assignment or other transfer without such consent shall be void and unenforceable; provided that Purchaser may assign this Agreement or any of its rights and obligations hereunder to any of its Affiliates or any other Person to whom it has validly assigned its rights under the Merger Agreement.

           Section 5.5 Amendment, Waivers, etc. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies herein provided are cumulative and none is exclusive of any other, or of any rights or remedies that any party may otherwise have at law or in equity.

           Section 5.6 No Third Party Beneficiaries. Nothing in this Agreement shall confer any rights upon any person or entity other than the parties hereto and their respective heirs, successors and permitted assigns, except that the parties hereto hereby agree that the Company is a third party beneficiary of this Agreement.

           Section 5.7 Specific Performance. The parties hereto agree that irreparable harm would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

           Section 5.8 Governing Law. (a) EXCEPT TO THE EXTENT THE LAWS OF THE STATE OF DELAWARE MANDATORILY APPLY, THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING AS TO VALIDITY, INTERPRETATION AND EFFECT, BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS RULES THEREOF TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE COUNTY OF NEW YORK SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND OF THE DOCUMENTS REFERRED TO IN THIS AGREEMENT, AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY. EACH PARTY HEREBY WAIVES AND AGREES NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR THE INTERPRETATION AND ENFORCEMENT HEREOF, OR ANY SUCH DOCUMENT OR IN RESPECT OF ANY SUCH TRANSACTION, THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SUCH COURTS OR THAT THE VENUE THEREOF MAY


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
NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS. EACH PARTY HEREBY CONSENTS TO AND GRANTS ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF ANY SUCH DISPUTE AND AGREE THAT THE MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING IN THE MANNER PROVIDED IN SECTION
5.1 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

           (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OR ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.8(b).

           Section 5.9 Headings; Counterparts. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

           Section 5.10 Capacity. Purchaser hereby acknowledges that the Stockholder is entering into this Agreement solely in his or its capacity as a record and beneficial owner of the Shares, and nothing contained herein shall impose any obligation on the Stockholder in his or its capacity as a director, officer or employee of the Company or limit or restrict any actions taken or to be taken by him or it in any such capacity.

           Section 5.11 Definitions; Construction. For purposes of this
Agreement:

           (i) "beneficially own" or "beneficial ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities beneficially owned by a Person shall include securities beneficially owned by all other Persons with whom such Person would constitute a "group" as described in Section 13(d)(3) of the Exchange
      Act.

           (ii) In the event of a stock dividend or distribution, or any change in the Company Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged.

           Section 5.12 Termination. Notwithstanding anything in this Agreement to the contrary, the obligations of the Stockholder pursuant to this Agreement shall terminate upon the earlier of (i) the termination of the Merger Agreement, in accordance with its terms, for any reason and (ii) the consummation of the Merger.

           IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                  NCP-SBG, L.P.

                                  By: NCP-SBG GP, L.LC.,
                                      its General Partner


                                  By:
                                      Name:
                                      Title:




                                  [STOCKHOLDER]


                                  Address of Stockholder:

                                   SCHEDULE A


                                             Number of Shares of                  Number of Shares of
Stockholder is the:                         Class A Common Stock                 Class B Common Stock
------------------                          --------------------                 --------------------
Record and beneficial
owner

General partner of a limited
partnership that is the
record owner of, and
whose beneficiaries are the
beneficial owners of

Beneficial owner but not
the record holder